Exhibit 10.16

LEASE AGREEMENT

By and Between

WESTPORT OFFICE PARK, LLC,

a Delaware limited liability company

(“Landlord”)

and

TALIS BIOMEDICAL CORPORATION, a Delaware corporation

(“Tenant”)

January 20, 2021

TABLE OF CONTENTS

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LEASE AGREEMENT

THIS LEASE AGREEMENT, (this “Lease”) is made and entered into as of January 20, 2021 by and between WESTPORT OFFICE PARK, LLC, a Delaware limited liability company (“Landlord”), and Tenant identified in the Basic Lease Information below.

BASIC LEASE INFORMATION

Tenant: TALIS BIOMEDICAL CORPORATION, a Delaware corporation

Premises: A portion of the first (1st) floor of the Building, containing approximately 11,858 square feet of rentable area, and the entire second (2nd) floor of the Building, containing approximately 25,642 square feet of rentable area, outlined in Exhibit B to this Lease. The total rentable area of the Premises is 37,500 square feet.

Building: The Building commonly known as 3400 Bridge Parkway, Redwood City, California 94065. The rentable area of the Building is 51,822 square feet.

Base Rent:

Period (In Months)	Annual Base Rent	Monthly Base Rent
01 - 06	N/A	$172,500.00 (Abated*	)
07 - 12	N/A	$172,500.00
13 - 24	$2,664,000.00	$222,000.00
25 - 36	$2,743,920.00	$228,660.00
37 - 48	$2,826,237.60	$235,519.80
49 - 60	$2,911,024.68	$242,585.39
61 - 72	$2,998,355.52	$249,862.96
73 - 84	$3,088,306.08	$257,358.84
85 - 96	$3,180,955.32	$265,079.61
97 - 108	$3,276,384.00	$273,032.00
109 - 120	$3,374,675.52	$281,222.96
121 - 126	N/A	$289,659.65

*

As an inducement to Tenant entering into this Lease, so long as no Event of Default shall have occurred under this Lease, Base Rent in the amount of $172,500.00 per month shall be abated for the first six (6) months commencing as of the Commencement Date, or if the Commencement Date is other than the first day of a calendar month, commencing as of the first day of the first full calendar month of the Term. During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease.

**

As an inducement to Tenant entering into this Lease, so long as no Event of Default shall have occurred under this Lease, during the first twelve (12) months after the Commencement Date, for purposes of calculating Base Rent only, the Premises shall be deemed to contain only 30,000 square feet of rentable area. The amount of Base Rent set forth in the foregoing table for that period reflects that deemed square footage. The amount equal to the difference between Base Rent payable based on those deemed square footages and the Base Rent that would be payable if the actual square footage of the Premises were used is referred to herein as the “Rental Abatement.” Upon an Event of Default, the Rental Abatement accruing following such Event of Default shall be nullified and if this Lease is terminated by Landlord as a result of such Event of Default, the unamortized portion of the value of the Rental Abatement enjoyed as of that date (based on an amortization period of 126 months, commencing on the Commencement Date of this Lease) shall be immediately due and payable by Tenant to Landlord.

Security Deposit Amount: $981,478.94, subject to reduction as provided in Section 4.3.

Rent Payable Upon Execution: $210,000.00

Tenant’s Building Percentage: 72.36%

Tenant’s Common Area Building Percentage: 3.72%

Commencement Date: The later of (a) November 1, 2021, or (b) the date that is the earlier of (i) the date Tenant commences business operations in the Premises, or (ii) the date of Substantial Completion (as defined in the Tenant Work Letter attached hereto as Exhibit C) of the Premises.

Expiration Date: The date that is the day prior to the day that is one hundred twenty-six (126) months after the Commencement Date. If the Expiration Date falls on a day other than the last day of the calendar month, then, the Expiration Date shall be extended to the last day of the calendar month in which the day that the Term of this Lease would otherwise end but for this proviso occurs, and the Term of this Lease shall be extended accordingly.

Landlord’s Address:

c/o Longfellow Real Estate Partners

260 Franklin Street, Suite 1920

Boston, MA 02110

Attention: Asset Management

With a copy by the same method to:

c/o Longfellow Real Estate Partners

1300 Island Drive, Suite 100

Redwood City, CA. 94065

Attention: Property Manager

Address for rental payment:

Payments via FedEx/UPS/Courier:

JPMorgan Chase

Attn: Westport Office Park LLC - 102268

2710 Media Center Dr.

Building # 6, Suite # 120

Los Angeles, CA 90065

Payments via regular mail (lockbox address):

Remit to: Westport Office Park LLC

P.O. Box 102268

Pasadena, CA 91189-2268

Payments via either FED wire or ACH wire:

Account Name: Westport Office Park, LLC

Account Number: 380916582

Bank Routing and Transit Number: 021000021

SWIFT Code: CHASUS33

City and State: New York, New York

For ACH Transactions Bank Routing Number:

021000021

Tenant’s Address:

230 Constitution Drive

Menlo Park, CA 94025

Attention: Legal Department

With a copy to:

1253 S. Clark Street, 12th Floor

Chicago, IL 60603

Attention: CEO

Landlord’s Broker: Cushman & Wakefield.

Tenant’s Broker: Newmark Knight Frank.

Maximum Parking Allocation: One hundred twenty-three (123), which is based on a parking ratio of 3.3 non-exclusive parking spaces per one thousand (1,000) square feet of rentable space in the Premises. If Tenant leases any Specific Offer Space pursuant to the terms of Article 56 below, then the Maximum Parking Allocation referred to in the immediately preceding sentence shall be adjusted to equal a number based on a parking ratio of 3.3 non-exclusive parking spaces per one thousand (1,000) square feet of rentable space in Premises and in the Specific Offer Space(s) leased by Tenant from time to time.

Tenant Improvement Allowance: $195.00 per square foot of rentable area.

The Basic Lease Information is incorporated into and made part of this Lease. Each reference in this Lease to any Basic Lease Information shall mean the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control. Additional defined terms used in the Basic Lease Information shall have the meanings given those terms in this Lease.

ARTICLE 1.

PREMISES; COMMON AREAS

1.1 Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The property shown on Exhibit A to this Lease and all improvements thereon and appurtenances on that land thereto, including, but not limited to, the Building, other office buildings, access roadways, and all other related areas, shall be collectively hereinafter referred to as the “Project.” As of the execution of this Lease, the total rentable area of the buildings in the Project is 1,007,297 square feet. Tenant acknowledges and agrees that Landlord may elect to sell one or more of the buildings within the Project and that upon any such sale Tenant’s pro-rata share of those Operating Expenses and Taxes (each as defined below) allocated to the areas of the Project other than buildings and Tenant’s Common Area Building Percentage shall be equitably adjusted accordingly by Landlord. The parties hereto hereby acknowledge that the purpose of Exhibit A and Exhibit B is to show the approximate location of the Premises in the Building and the general layout of the Project and such Exhibits are not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the Building or the Project, the precise area of the Premises, the Building or the Project or the specific location of the Building, “Common Areas,” as that term is defined in Section 1.3, below, or the elements thereof or of the accessways to the Premises, or the Project, or the identity or existence of any other tenant or occupant of the Project.

1.2 The rentable area of the Building and the Premises have been determined using the method of measurement attached hereto as Exhibit J (the “Measurement Standard”). Upon the approval of the Space Plan for the Premises pursuant to Exhibit C, Landlord’s space measurement consultant Stevenson Systems, Inc. (the “Measurement Consultant”) shall calculate and certify in writing to Landlord and Tenant the rentable area of the Premises using the Measurement Standard. Tenant shall have the right to have Tenant’s architect consult with the Management Consultant and to review the basis and methodology for such measurement by the Management Consultant. If the Measurement Consultant determines that the rentable area of the Premises or the Building is different from that stated in this Lease, Tenant’s Building Share and rent, rent abatements, allowances, parking space allocation and other amounts that are based on rentable area (including Tenant’s Share) shall be recalculated in accordance with that determination. On the recalculation of rent as provided in this Section 1.2, the parties shall execute an amendment to this Lease stating the recalculated rent. Execution of that amendment shall not be a condition precedent to the effectiveness of the recalculated rent. The Measurement Consultant’s determination of rentable area shall be conclusive and binding on Tenant in the absence of manifest error and Tenant shall not have any other right to remeasure the Premises.

1.3 Tenant and its employees, invitees, sublessees, licensees and other representatives shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 27 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project reasonably designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building reasonably designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that in the event of any such Common Area closure, change, alteration or modification, except in emergency situations as reasonably determined by Landlord, Landlord shall exercise commercially reasonable efforts to perform the same in a manner that is reasonably designed to minimize interference with Tenant’s access to and permitted use of the Premises consistent with Comparable Buildings (as defined below). Subject to “Applicable Laws,” as that term is defined in Section 5.1(a) of this Lease, except when and where Tenant’s right of access is specifically excluded in this Lease, and except in the event of an emergency, Tenant shall have the right of access to the Premises, the Building, and the parking facilities servicing the Building and/or the Project twenty-four (24) hours per day, seven (7) days per week during the “Term,” as that term is defined in Section 2.1, below.

ARTICLE 2.

TERM AND CONDITION OF PREMISES

2.1 The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated (the “Termination Date”) or extended as hereinafter provided. The Commencement Date of this Lease and the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder shall not be delayed or postponed by reason of any delay by Tenant in performing changes or alterations in the Premises not required to be performed by Landlord. In the event the Term shall commence on a day other than the first day of a month, then the Base Rent shall be promptly paid for such partial month prorated in accordance with Section 4.4 below. If Landlord does not deliver possession of the Premises to Tenant on or before the Anticipated Commencement Date, Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected (subject to the provisions of Section 2.2 and Section 2.3 below). In the event that the Commencement Date is a date which is other than the Anticipated Commencement Date, within a reasonable period of time after the date

Tenant takes possession of the Premises Landlord shall deliver to Tenant a Commencement Date Memorandum in the form attached hereto as Exhibit F, setting forth the Commencement Date and the Expiration Date, and Tenant shall execute and return such Commencement Date Memorandum to Landlord within ten (10) business days after Tenant’s receipt thereof.

2.2 In the event that the Commencement Date has not occurred (or has not been deemed to occur) on or before the Rent Credit Date (as defined below), and Tenant does not take possession of all or any portion of the Premises for the conduct of its business operations therein (as opposed to occupancy pursuant to Section 6.1 of Exhibit C attached hereto) and Tenant is ready to enter the Premises to occupy for the conduct of its business but is actually prevented from doing so solely due to the fact that the Tenant’s Improvements have not been substantially completed in accordance with the terms hereof, then (unless the Commencement Date has been deemed to have occurred pursuant to the terms of this Lease notwithstanding the fact that Landlord shall have failed to deliver the Premises to Tenant with Tenant’s Improvements substantially complete) Tenant, as Tenant’s sole and exclusive remedy in connection therewith, shall be entitled to a rent credit equal to one (1) day’s Base Rent and amounts then payable under Article 5 for each one (1) full day in the period from the Rent Credit Date until the date upon which the Commencement Date occurs (or is deemed to occur), with such rent credit to commence as of the seventh (7th) month of the initial Lease Term. The term “Rent Credit Date” initially means January 1, 2022, but shall be extended by one day for every one day in delay in substantial completion of the Tenant Improvements caused solely by (i) Tenant Delays (as defined in Exhibit C), (ii) inability to obtain or unreasonable delays in obtaining necessary permits for the construction of the Tenant’s Improvements, and/or (iii) any other one or more Force Majeure Events (as defined in Article 10).

2.3 In the event that the Commencement Date has not occurred (or has not been deemed to occur) on or before the Outside Commencement Date (as defined below), and Tenant does not take possession of all or any portion of the Premises for the conduct of its business operations therein (as opposed to occupancy pursuant to Section 6.1 of Exhibit C attached hereto) and Tenant is ready to enter the Premises to occupy for the conduct of its business but is actually prevented from doing so solely due to the fact that the Tenant’s Improvements have not been substantially completed in accordance with the terms hereof, then (unless the Commencement Date has been deemed to have occurred pursuant to the terms of this Lease notwithstanding the fact that Landlord shall have failed to deliver the Premises to Tenant with Tenant’s Improvements substantially complete) Tenant, as Tenant’s sole and exclusive remedy in connection therewith, shall be entitled by notice in writing to Landlord within ten (10) days thereafter to cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Tenant is not received by Landlord within such ten (10) day period, Tenant’s right to cancel this Lease hereunder shall terminate and be of no further force or effect. If Tenant elects to terminate this Lease under this Section then such termination of this Lease shall be effective on the date which is thirty (30) days after delivery of notice of termination to Landlord, unless the Commencement Date occurs within thirty (30) days of delivery of Tenant’s notice hereunder. The term “Outside Commencement Date” initially means June 1, 2022, but shall be extended by one day for every one day in delay in substantial completion of Landlord’s Work caused by (i) Tenant Delays, (ii) inability to obtain or delays in obtaining necessary permits, and/or (iii) any other one or more Force Majeure Events (not to exceed ninety (90) aggregate days of delay by reason of Force Majeure Events).

2.4 Except as expressly set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit C (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “As Is” condition on the Commencement Date. The foregoing shall not excuse Landlord of any of its maintenance, repair or replacement obligations under the Lease.

2.5 The taking of possession of the Premises by Tenant (excluding the taking of occupancy pursuant to Section 6.1 of Exhibit C attached hereto) shall be conclusive evidence that the Premises and the Building were in good and satisfactory condition at such time (subject to a reservation of claims of any latent defects and Landlord’s warranty in Section 2.6 below). As used in this Lease, a “latent defect” is a design or construction defect or error in the Premises which is not apparent upon an ordinary and reasonable inspection of the Premises. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Building, the Premises, the land upon which the Building is constructed, or any other matter or thing affecting or related to the Building or the Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

2.6 Notwithstanding Section 2.5 above, Landlord warrants that the roof of the Building, HVAC system, electrical and plumbing systems, elevator and parking lot serving the Premises (the “Covered Items”), other than those constructed by Tenant, shall be in good operating condition and repair on the date possession of the Premises is delivered to Tenant; provided, however, Landlord shall have no liability hereunder for repairs or replacements necessitated by the negligent acts or omissions or the willful misconduct of Tenant and/or of Tenant’s representatives, agents, contractors and/or employees. If a non-compliance with such warranty exists as of the delivery of possession, or if one of such Covered Items should malfunction or fail or become defective within the Applicable Warranty Period (as defined below), Landlord shall, as Landlord’s sole obligation with respect to such matter, promptly after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of such non-compliance, malfunction, defect or failure, rectify the same at Landlord’s expense (without pass-through to Tenant as an Operating Expense or otherwise). If Tenant does not give Landlord the required notice within the Applicable Warranty Period after the delivery of possession to Tenant, Landlord shall have no obligation with respect to that warranty other than obligations regarding the Covered Items set forth elsewhere in this Lease. As used in this section, the term “Applicable Warranty Period” means (a) twelve (12) months after the Commencement Date with respect to the HVAC system, and (b) six (6) months after the Commencement Date with respect to the other Covered Items.

ARTICLE 3.

USE, NUISANCE, OR HAZARD

3.1 The Premises shall be used and occupied by Tenant solely for general office research and development, general administrative purposes and all other related uses for the operation of biomedical diagnostics company, and any other lawful use permitted under applicable zoning, subject to compliance with applicable governmental approvals, and Landlord’s reasonable approval (the “Permitted Use”).

3.2 Tenant shall not use, occupy, or permit the use or occupancy of the Premises for any purpose which Landlord, in its reasonable discretion, deems to be illegal, immoral, or dangerous; permit any public or private nuisance; do or permit any act or thing which may unreasonably disturb the quiet enjoyment of any other tenant of the Project; keep any substance or carry on or permit any operation which might introduce offensive odors or conditions into other portions of the Project, use any apparatus which might make undue noise or set up vibrations in or about the Project; permit anything to be done which would increase the premiums paid by Landlord for special causes of loss form property insurance on the Project or its contents or cause a cancellation of, or limitation on, any insurance policy covering the Project or any part thereof or any of its contents (it being acknowledged by Landlord that, to its knowledge, use of the Premises for the operation of a biomedical diagnostics company shall not in and of itself cause an increase in Landlord’s special causes of loss form property insurance premiums or a cancellation of such insurance); or permit anything to be done which is prohibited by or which shall in any way conflict with or violate the Underlying Documents (as defined below) or any law, statute, ordinance, or governmental rule or regulation now or hereinafter in force. Notwithstanding anything to the contrary in Section 22.1 below, should Tenant do any of the foregoing without the prior written consent of Landlord, and the same is not cured within five (5) business days after notice from Landlord is given to Tenant (which five (5) business day period shall be subject to extension if the nature of the breach is such that it is not possible to cure the same within such five (5) business day period so long as the Tenant commences the cure of such breach within such five (5) business day period and diligently prosecutes the same to completion) it shall constitute an Event of Default (as hereinafter defined) and shall enable Landlord to resort to any of its remedies hereunder.

3.3 The ownership, operation, maintenance and use of the Project may in future be subject to certain conditions and restrictions contained in an instrument (“CC&R’s”) recorded or to be recorded against title to the Project. Landlord hereby informs Tenant that, as of the date of execution of this Lease, there are no CC&R’s recorded against the Project. Tenant agrees that regardless of when those CC&R’s are so recorded, this Lease and all provisions hereof shall be subject and subordinate thereto and Tenant shall comply therewith; provided, however, that except as required by Applicable Laws (as defined below), Tenant’s obligation to comply with CC&R’s recorded after the date of this Lease shall be subject to Tenant’s prior consent, which will not be withheld unless the same would materially adversely affect Tenant’s rights under this Lease. Accordingly, as a consequence of that subordination, during any period in which the entire Project is not owned by Landlord, (a) the portion of Operating Expenses and Taxes (each as defined below) for the Common Areas shall be allocated among the owners of the Project as provided in the CC&R’s, and (b) the CC&R’s shall govern the maintenance and insuring of the portions of the Project not owned by Landlord. Tenant shall, promptly upon request of Landlord, sign all documents reasonably required to carry out the foregoing into effect.

ARTICLE 4.

RENT

4.1 Tenant hereby agrees to pay Landlord the Base Rent in accordance with the terms of this Lease. For purposes of Rent adjustment under the Lease, the number of months is measured from the first day of the calendar month in which the Commencement Date falls. Each monthly installment (the “Monthly Rent”) shall be payable by check or by money order on or before the first day of each calendar month. In addition to the Base Rent, Tenant also agrees to pay Tenant’s Share of Operating Expenses and Taxes (each as hereinafter defined), and any and all other sums of money as shall become due and payable by Tenant as set forth in this Lease, all of which shall constitute additional rent under this Lease (the “Additional Rent”). Landlord expressly reserves the right to apply any payment received to Base Rent or any other items of Rent that are not paid by Tenant. The Base Rent, the Monthly Rent and the Additional Rent are sometimes hereinafter collectively called “Rent” and shall be paid when due in lawful money of the United States without demand, deduction, abatement (except as otherwise expressly provided in this Lease), or offset to the addresses for the rental payment set forth in the Basic Lease Information, or as Landlord may designate from time to time. Notwithstanding anything to the contrary contained in this Lease, Tenant may pay Base Rent or any other Rent payments to Landlord required hereunder by Federal Reserve Automated Clearing House (ACH) deposit to an account as directed by Landlord by written notice to Tenant from time to time; provided that Landlord agrees to accept payment by Federal Reserve Automated Clearing House (ACH) deposit only so long as such system is available for Landlord’s use.

4.2 In the event any Monthly or Additional Rent or other amount payable by Tenant hereunder is not paid within five (5) days after its due date, Tenant shall pay to Landlord a late charge (the “Late Charge”), as Additional Rent, in an amount of five percent (5%) of the amount of such late payment. Notwithstanding the foregoing, before a late charge is charged to Tenant the first time in any twelve (12) month period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquency within five (5) business days of Landlord’s delivery of such written notice. Failure to pay any Late Charge shall be deemed a Monetary Default (as hereinafter defined). Provision for the Late Charge shall be in addition to all other rights and remedies available to Landlord hereunder, at law or in equity, and shall not be construed as liquidated damages or limiting Landlord’s remedies in any manner. Failure to charge or collect such Late Charge in connection with any one (1) or more such late payments shall not constitute a waiver of Landlord’s right to charge and collect such Late Charges in connection with any other similar or like late payments.

4.3 Simultaneously with the execution hereof, Tenant shall deliver to Landlord (i) the Rent Payable Upon Execution as payment of the first installment of Monthly Rent and Tenant’s Share of Operating Expenses and Taxes due hereunder and (ii) an amount equal to the Security Deposit Amount to be held by Landlord as security for Tenant’s faithful performance of all of the terms, covenants, conditions, and obligations required to be performed by Tenant hereunder (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant and Tenant shall not be entitled to interest thereon. The Security Deposit is not an advance rent deposit, an advance payment of any other kind, or a measure of Landlord’s damages in any case of Tenant’s default. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, including without limitation the provisions relating to payment of Rent, the removal of property at the end of the Term, the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby, then Landlord shall have the right, but no obligation, to apply the Security Deposit, or so much thereof as may be necessary, for the payment of any Rent or any other sum in default and/or to cure any other such failure by Tenant. If Landlord applies the Security Deposit or any part thereof for payment of such amounts or to cure any such other failure by Tenant, then Tenant shall, within five (5) business days following Landlord’s delivery to Tenant of written demand therefor, pay to Landlord the sum necessary to restore the Security Deposit to the full amount then required by this Section 4.3. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord’s general or other funds and Landlord may commingle the Security Deposit with any of Landlord’s general or other funds. Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord’s or such successor owner’s complying with California Civil Code Section 1950.7. Subject to the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease, including without limitation all damages or Rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. The unused portion of the Security Deposit or portion that Landlord is not entitled to claim pursuant to the terms of the immediately preceding sentence shall be returned to Tenant or the last assignee of Tenant’s interest under this Lease within thirty (30) days following expiration or termination of the Term of this Lease. Subject to the remaining terms of this Section 4.3, and provided the Reduction Conditions (as defined below) have been satisfied at the particular reduction effective date, Tenant shall have the right to reduce the amount of the Security Deposit so that the new Security Deposit amount shall be $654,319.29 effective as of the first day of the sixty-first (61st) month of the Term and $327,159.65 effective as of the first day of the eighty-fifth (85th) month of the Term. If Tenant is not entitled to reduce the Security Deposit as of a particular reduction effective date due to the failure of one or more of the Reduction Conditions, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had all of the Reduction Conditions been satisfied. If Tenant is entitled to a reduction in the Security Deposit, Tenant shall provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the “Reduction Notice”). If Tenant provides Landlord with a Reduction Notice, no Event of Default then exists and Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the applicable portion of the Security Deposit to Tenant within thirty (30) days after the later to occur of (a) Landlord’s receipt of the Reduction Notice, or (b) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above. The term “Reduction Conditions” means the following conditions which have been satisfied:

4.3.1 Tenant is occupancy of the entire Premises.

4.3.2 Tenant has a tangible net worth equal to or greater than that of the originally named Tenant as of the date of this Lease (determined in accordance with generally accepted accounting principles consistently applied and excluding from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, trademarks, trade names, copyrights and franchises), and as evidenced by financial statements audited by a certified public accounting firm reasonably acceptable to Landlord. If audited financial statements are not then available, Tenant may instead provide unaudited financial statements certified by an officer, member, manager, partner or other authorized representative of Tenant as accurately and completely reflecting the financial condition of Tenant.

4.3.3 No Event of Default shall have occurred under this Lease.

4.4 If the Term commences on a date other than the first day of a calendar month or expires or terminates on a date other than the last day of a calendar month, the Rent for any such partial month shall be prorated to the actual number of days in such partial month.

4.5 All Rents and any other amount payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the date due until paid at a rate equal to the prime commercial rate established from time to time by Bank of America, plus four percent (4%) per annum; but not in excess of the maximum legal rate permitted by law. Notwithstanding the foregoing, before default interest as provided above is charged to Tenant the first time in any twelve (12) month period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such default interest if Tenant pays such delinquency within five (5) business days of Landlord’s delivery of such written notice. Failure to charge or collect such interest in connection with any one (1) or more delinquent payments shall not constitute a waiver of Landlord’s right to charge and collect such interest in connection with any other or similar or like delinquent payments.

4.6 If Tenant fails to make when due two (2) consecutive payments of Monthly Rent or makes two (2) consecutive payments of Monthly Rent which are returned to Landlord by Tenant’s financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier’s check or by money order. The foregoing is in addition to any other remedy of Landlord hereunder, at law or in equity.

4.7 No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

ARTICLE 5.

RENT ADJUSTMENT

5.1 Definitions.

(a) “Operating Expenses”, as said term is used herein, shall mean all expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, management, security, repair, restoration, replacement, or maintenance of the Project, or any portion thereof. Operating Expenses shall be computed in accordance with generally accepted real estate practices, consistently applied, and shall include, but not be limited to, the items as listed below:

(i) Wages, salaries, other compensation and any and all taxes, insurance and benefits of, the Building manager and of all other persons engaged in the operation, maintenance and security of the Project;

(ii) Payments under any equipment rental agreements or management agreements, including without limitation the cost of any actual or charged management fee and all expenses for the Project management office including rent, office supplies, and materials therefor;

(iii) Costs of all supplies, equipment, materials, and tools and amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof;

(iv) All costs incurred in connection with the operation, maintenance, and repair of the Project including without limitation, the following: (A) the cost of operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (B) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, and repair to, and maintenance of, roofs; (C) the cost of licenses, certificates, permits and inspections and the reasonable cost of contesting any governmental enactments which are reasonably anticipated by Landlord to increase Operating Expenses, and the cost incurred in connection with a transportation system management program or similar program; (D) the cost of landscaping, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges; and (E) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Taxes” as that term is defined below.

(v) The cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith.

(vi) Costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building council or Energy Star rating and/or compliance system or program (collectively, “Conservation Costs”);

(vii) The cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord, including without limitation commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood or other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, deed of trust or other encumbrance now or hereafter in force against the Building or Project or any portion thereof, and any deductibles payable thereunder; including, without limitation, Landlord’s cost of any self insurance deductible or retention;

(viii) Capital improvements made to or capital assets acquired for the Project, or any portion thereof, after the Commencement Date that (1) are intended to reduce Operating Expenses, or (2) are necessary for the health, safety and/or security of the Project, its occupants and visitors and are deemed advisable in the reasonable judgment of Landlord, or (3) are Conservation Costs, or (4) are required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”) as the same may be amended from time to time, all Environmental Laws (as hereinafter defined) (subject to subsection(xviii) below), and any CC&R’s, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, “Applicable Laws”), which capital costs, or an allocable portion thereof, shall be shall be amortized over the useful life of the associated capital assets as reasonably determined by Lender consistent with generally accepted real estate management practices, together with interest on the unamortized balance at a commercially reasonable rate determined by Landlord not to exceed 10% per annum;

(ix) fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, of all contractors, engineers, consultants and other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, maintenance and repair of the Buildings and the Project; and

(x) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions, restrictions, and reciprocal easement agreements affecting the Project, and any agreements with governmental agencies affecting the Project (any of the foregoing that now or hereafter affect the Project, including without limitation the CC&R’s, collectively, the “Underlying Documents”).

Expressly excluded from Operating Expenses are the following items:

(xi) Repairs and restoration paid for by the proceeds of any insurance policies or amounts otherwise reimbursed to Landlord or paid by any other source (other than by tenants paying their share of Operating Expenses);

(xii) Principal, interest, and other costs directly related to financing the Project, or applicable part thereof, or ground lease rental or depreciation;

(xiii) The cost of special services to tenants (including Tenant) for which a special charge is made;

(xiv) The costs of repair, replacement or restoration of casualty damage or for restoration following condemnation to the extent covered by insurance proceeds (or would have been covered by insurance proceeds if Landlord obtained the insurance required under this Lease and/or had used commercially reasonable efforts to collect such amounts from any such insurance carrier) or condemnation awards, except for a deductible or self-insurance retention which in any Lease Year shall not exceed $2.00 per square foot of rentable area in the Building; provided, however, if the amount of the deductible or self-insurance retention exceeds that annual limitation, Landlord may carry over the unrecovered portion of any deductible or self-insurance retention into the subsequent lease years and recover them from Tenant subject to the annual limitation provided for in this Section 5.1(a)(xiv); and, provided, further, that if Landlord does not maintain flood, earthquake and/or terrorism insurance and there is damage to or destruction of the Project, or any part thereof, caused by any flood or earthquake or terrorism, then the costs of repair, replacement or restoration of such damage or destruction shall not be included in Operating Expenses;

(xv) The costs of any capital expenditures except as expressly permitted to be included in Operating Expenses as provided under clauses (vii) (with respect to amounts included in any deductible that relate to capital expenditures, subject to the cap on deductibles as provided in clause (iv) above), and (viii) above;

(xvi) Advertising and leasing commissions; costs, including permit, license and inspection costs and supervision fees, incurred with respect to the installation of tenant improvements within the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space within the Project or promotional or other costs in order to market space to potential tenants;

(xvii) The legal fees and related expenses and legal costs incurred by Landlord (together with any damages awarded against Landlord) due to the gross negligence or willful misconduct of Landlord or the bad faith violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;

(xviii) Costs incurred: (x) with respect to the investigation, cleanup, remediation or monitoring of any Hazardous Materials (as defined below) which were in existence in, on, under or about the Project (or any portion thereof) prior to the Commencement Date; and/or (y) with respect to Hazardous Materials which are disposed of or otherwise introduced into, on, under or about the Project after the date hereof by Landlord or Landlord’s agents, employees or contractors and by third parties (other than Tenant and/or Tenant’s affiliates or their tenants, contractors, employees or agents or other persons (excluding Landlord or Landlord’s agents, employees or contractors) in the Premises); provided, however, Operating Expenses shall include costs incurred in connection with the clean-up, remediation, monitoring, management and administration of (and defense of claims related to) the presence of (1) the non-negligent use of Hazardous Materials used by Landlord (provided such use is not negligent and is in compliance with Applicable Laws) in connection with the operation, repair and maintenance of the Project to perform Landlord’s obligations under this Lease (such as, without limitation, fuel oil for generators, cleaning solvents, and lubricants) and which are customarily found or used in Comparable Buildings and (2) Hazardous Materials created, released or placed in the Premises, Building or the Project by Tenant (or Tenant’s affiliates or their tenants, contractors, employees or agents) prior to or after the Commencement Date;

(xix) The attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

(xx) The expenses in connection with services or other benefits which are not available to Tenant;

(xxi) The overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis;

(xxii) The costs arising from Landlord’s charitable or political contributions;

(xxiii) The costs (other than ordinary maintenance and insurance) for sculpture, paintings and other objects of art;

(xxiv) The interest and penalties resulting from Landlord’s failure to pay any items of Operating Expense when due;

(xxv) The Landlord’s general corporate overhead and general and administrative expenses, costs of entertainment, dining, automobiles or travel for Landlord’s employees, and costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Project, disputes of Landlord with management, or outside fees paid in connection with disputes with other Project tenants or occupants (except to the extent such dispute is based on Landlord’s good faith efforts to benefit Tenant or meet Landlord’s obligations under this Lease);

(xxvi) The costs arising from the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees, affiliates, contractors, consultants or other representatives;

(xxvii) The management office rental to the extent such rental exceeds the fair market rental for such space;

(xxviii) The costs of correction of latent defects in the Project to the extent covered by warranties;

(xxix) The costs of Landlord’s membership in professional organizations (such as, by way of example and without limitation, BOMA) in excess of $2,500.00 per year;

(xxx) Fees payable to Landlord or by Landlord for management of the Project which exceed the amount which would normally be paid to a company, in connection with the management of similar quality size and use projects in Mid-Peninsula Life Science Marketplace, with a general reputation for excellence and integrity and which is not, directly or indirectly, affiliated with Landlord; provided that an annual management fee equal to three percent (3%) of the gross revenue from operation of the Project with all tenants paying full rent (without regard to abatement or other credits), including base rent and pass-throughs from the Project for any calendar year or portion thereof may be included in Operating Expenses (and excluded from Operating Expenses shall be any property management or administrative fees in excess of such three percent (3%) annual amount);

(xxxi) Costs to remedy a condition existing prior to the date of this Lease which an applicable governmental authority, if it had knowledge of such condition prior to the date of this Lease and if such condition was not subject to a variance or a grandfathered code waiver exception, would have then required to be remedied pursuant to the then current Applicable Laws in their form existing as of the date of this Lease;

(xxxii) Any penalty or fine or legal or other fees incurred by Landlord due to Landlord’s violation of any federal, state or local law or regulation or failure to pay taxes, utilities or other costs on time;

(xxxiii) Costs incurred in selling, syndicating, financing (including, without limitation, debt service), mortgaging, or hypothecating any of Landlord’s interest in the Project, Building and/or the Premises;

(xxxiv) Costs incurred due to Landlord’s default of this Lease or any other lease, mortgage, or other agreement affecting the Project, Building and/or the Premises.

(xxxv) Amounts which are reimbursed to Landlord by persons other than Tenant;

(xxxvi) Bad debt loss, rent loss or reserves for either;

(xxxvii) Costs incurred in connection with the original construction of the Project or in connection with any major change in the Project such as adding or deleting floors;

(xxxviii) Wages, salaries or other compensation paid to any executive employees above building manager or senior engineer;

(xxxix) Any expenses associated with renovating leasable space for new tenants, or renovating space vacated by any tenant;

(xl) Any expenses, including legal, accounting and experts fees, incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Project;

(xli) Any expenses for repairs or maintenance, which are covered by warranties, guarantees and service contracts (excluding any mandatory deductible);

(xlii) Any expenses for replacements, repairs or maintenance performed by Landlord in compliance with its obligations under Section 2.6; and

(xliii) Any item that, if included in Operating Expenses, would involve a double collection for such item by Landlord.

Additionally, there shall be deducted from Operating Expenses all amounts received by Landlord through proceeds of insurance or condemnation awards to the extent they are compensation for, or reimbursement of, sums previously included in Operating Expenses hereunder.

(b) “Taxes” shall mean all real property taxes, ad valorem taxes, personal property taxes, and all other taxes, assessments, embellishments, use and occupancy taxes, transit taxes, water, sewer and pure water charges not included in Section 5.1.(a)(v) above, excises, levies, license fees or taxes, and all other similar charges, levies, penalties, or taxes, if any, which are levied, assessed, or imposed, by any Federal, State, county, or municipal authority, whether by taxing districts or authorities presently in existence or by others subsequently created, upon, or due and payable in connection with, or a lien upon, all or any portion of the Project, or facilities used in connection therewith, and rentals or receipts therefrom and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in its definition of Taxes, and any costs and expenses of contesting the validity of same. Taxes shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross receipts tax attributable to operations at the Project or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; (v) All of the real estate taxes and assessments imposed upon or with respect to the Buildings and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project, and (vi) assessments attributable to the Project by any governmental or quasi-governmental agency (including without limitation community benefit districts and business improvement districts) that Landlord is required to pay. For purposes of this Lease, Taxes shall be calculated as if the tenant improvements in the

Buildings were fully constructed and the Project, the Buildings, and all tenant improvements in the Buildings were fully assessed for real estate tax purposes, and accordingly, Taxes shall be deemed to be increased appropriately. Notwithstanding anything to the contrary contained in this Section 5.1(b), there shall be excluded from Taxes (1) all excess profits taxes, franchise taxes, gift taxes, documentary transfer taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 17.1 of this Lease.

(c) “Lease Year” shall mean the twelve (12) month period commencing January 1st and ending December 31st.

(d) “Tenant’s Building Percentage” shall mean Tenant’s percentage of the entire Building as determined by dividing the rentable area of the Premises by the total rentable area of the Building. If there is a change in the total Building rentable area as a result of an addition to the Building, partial destruction, modification or similar cause, which event causes a reduction or increase on a permanent basis, Landlord shall cause equitable adjustments in the computations as shall be necessary to provide for any such changes. Landlord shall, at Landlord’s option, have the right to segregate Operating Expenses into two (2) separate categories, one (1) such category, to be applicable only to Operating Expenses incurred for the Building and the other category applicable to Operating Expenses incurred for the exterior Common Areas and/or the Project as a whole. If Landlord so segregates Operating Expenses into two (2) categories, two (2) Tenant’s Building Percentages shall apply, one (1) such Tenant’s Building Percentage shall be calculated by dividing the rentable area of the Premises by the total rentable area in the Building (“Tenant’s Building Only Percentage”), and the other Tenant’s Building Percentage to be calculated by dividing the rentable area of the Premises by the total rentable area of all buildings in the Project (“Tenant’s Common Area Building Percentage”). Consequently, if Landlord elects to so segregate Operating Expenses into two (2) categories, any reference in this Lease to “Tenant’s Building Percentage” shall mean and refer to both Tenant’s Building Only Percentage and Tenant’s Common Area Building Percentage of Operating Expenses.

(e) “Tenant’s Tax Percentage” shall mean the percentage determined by dividing the rentable area of the Premises by the total rentable area of all buildings in the Project.

(f) “Market Area” shall mean the Redwood Shores submarket of Redwood City, California (the “City”).

(g) “Comparable Buildings” shall mean comparable Class “A” office/R&D use buildings owned by institutions in the Market Area.

5.2 Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share (as hereinafter defined) of the Operating Expenses. “Tenant’s Share” shall be determined by multiplying Operating Expenses for any Lease Year or pro rata portion thereof, by Tenant’s Building Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Share will be for such Lease Year based, in part, on Landlord’s operating budget for such Lease Year, and Tenant shall pay Tenant’s Share as so estimated each month (the “Monthly Escalation Payments”). The Monthly Escalation Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.

5.3 Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Operating Expenses incurred during such Lease Year for the Project and such statement shall set forth Tenant’s Share of such Operating Expenses. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant’s Share of Operating Expenses and the amount of Monthly Escalation Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant’s receipt of said statement (except as provided in Section 5.4 below); similarly, Tenant shall receive a credit if Tenant’s Share is less than the amount of Monthly Escalation Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Escalation Payments to become due hereunder. If utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise Monthly Escalation Payments due during such Lease Year (but such revision shall not occur more than twice in any Lease Year) by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of the revised difference in Operating Expenses multiplied by Tenant’s Building Percentage divided by the number of months remaining in such Lease Year.

5.4 Within one hundred eighty (180) days following Tenant’s receipt of the Operating Expense statement or Taxes statement, Tenant may give Landlord notice (the “Review Notice”) stating that Tenant elects to review Landlord’s calculation of the amount of Operating Expenses or Taxes payable by Tenant for the Lease Year to which such statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Tenant may not deliver more than one (1) Review Notice with respect to any Lease Year. If Tenant fails to give Landlord such a Review Notice within that one hundred eighty (180) day period, Tenant shall be deemed to have approved the applicable statement. If Tenant timely gives the Review Notice, Tenant shall be entitled to conduct or require an audit to be conducted, provided that (a) not more than one (1) such audit may be conducted during any Lease Year of the Term, (b) the records for each Lease Year may be audited only once, (c) such audit is commenced within one hundred eighty (180) days following Tenant’s receipt of the applicable statement, and (d) such audit is completed and a copy thereof is delivered to Landlord prior to the end of the calendar year in which such statement is received. Tenant’s auditor must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount that the accountant is able to save Tenant by the inspection. As a condition precedent to any inspection by Tenant’s accountant, Tenant shall deliver to Landlord such accountant’s written agreement that (i) such accountant will not in any manner solicit or agree to represent any other tenant of the Project with respect to an audit or other review of Landlord’s accounting records at the Project, and (ii) such accountant shall maintain in strict confidence any and all information obtained in connection with the review and shall not disclose such information to any person or entity other than to the management personnel of Tenant. An overcharge of Operating Expenses or Taxes by Landlord shall not entitle Tenant to terminate this Lease. In connection with any inspection or audit conducted by Tenant pursuant to this Section 5.4, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential (except that Tenant may disclose such information if required by law, subpoena or court order or in any court or arbitration proceeding to establish any overcharge of Tenant or overpayment by Tenant), and in connection therewith, Landlord may require the execution and delivery of reasonable confidentiality agreements prior to permitting any such inspection or audit. No subtenant shall have the right to audit. Any assignee’s audit right will be limited to the period after the effective date of the assignment. No audit shall be permitted if an Event of Default by Tenant has occurred and is continuing under this Lease, including without limitation any failure by Tenant to pay any amount due under this Article 5. If Landlord responds to any such audit with a written explanation of any issues raised in the audit, such issues shall be deemed resolved unless Tenant responds to Landlord with further written objections or comments within thirty (30) days after receipt of Landlord’s response to the audit. In no event shall payment of Rent ever be contingent upon the performance of such audit. For purposes of any audit, Tenant or Tenant’s duly authorized representative, at Tenant’s sole cost and expense, shall have the right, upon fifteen (15) days’ written notice to Landlord, to inspect Landlord’s books and records pertaining to Operating Expenses and Taxes at the offices of Landlord or Landlord’s managing agent during ordinary business hours, provided that such audit must be conducted so as not to unreasonably interfere with Landlord’s business operations and must be reasonable as to scope and time. If actual Operating Expenses or Taxes are finally determined (by agreement of the parties or arbitration) to have been overstated or understated by Landlord for any calendar year, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable, and if actual Operating Expenses and Taxes are finally determined (by agreement of the parties or arbitration) to have been overstated by Landlord for any calendar year by in excess of five percent (5%), then Landlord shall pay the reasonable cost of Tenant’s audit, not to exceed $5,000.00.

5.5 If the occupancy of the Building during any part of any Lease Year is less than one hundred percent (100%), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Lease Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been one hundred percent (100%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that Lease Year. For purposes of this Section 5.5, (a) space shall be considered occupied only if it is leased and then being used in the ordinary course of business, and (b) “variable components” include only those component expenses that are affected by variations in occupancy levels.

5.6 Tenant shall pay to Landlord, as Additional Rent, “Tenant’s Tax Share” (as hereinafter defined) of the Taxes. “Tenant’s Tax Share” shall be determined by multiplying Taxes for any Lease Year or pro rata portion thereof, by Tenant’s Tax Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Tax Share will be for such Lease Year and Tenant shall pay Tenant’s Tax Share as so estimated each month (the “Monthly Tax Payments”). The Monthly Tax Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.

5.7 Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Taxes incurred during such Lease Year for the Project and such statement shall set forth Tenant’s Tax Share of such Taxes. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant’s Tax Share of Taxes and the amount of Monthly Tax Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant’s receipt of said statement; similarly, Tenant shall receive a credit if Tenant’s Tax Share is less than the amount of Monthly Tax Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Tax Payments to become due hereunder (or if such credit is for the final Lease Year of the Lease, then Landlord shall pay the amount of such credit to Tenant within thirty (30) days following the date the amount of such credit is determined). If Taxes increase during any Lease Year, Landlord may revise Monthly Tax Payments due during such Lease Year (but not more often than twice per Lease Year) by giving Tenant written notice to that effect; and, thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of the revised difference in Taxes multiplied by Tenant’s Tax Percentage divided by the number of months remaining in such Lease Year. Despite any other provision of this Article 5, Landlord may adjust Operating Expenses and/or Taxes and submit a corrected statement to account for Taxes or other government public-sector charges (including utility charges) that are for that given year but that were first billed to Landlord after the date that is ten (10) business days before the date on which the statement was furnished.

5.8 If the Taxes for any Lease Year are changed as a result of protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Lease Year. If in any year the Project is less than one hundred percent (100%) occupied, the elements of Taxes which vary depending upon the build out of rentable area shall be calculated as if the tenant improvements in the Project were constructed in one hundred percent (100%) of the rentable area in the Project, and all tenant improvements in the Project were fully assessed for real estate tax purposes. Any expenses reasonably incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Taxes as Landlord shall determine is appropriate in Landlord’s sole discretion.

5.9 Tenant’s obligation with respect to Additional Rent and the payment of Tenant’s Share of Operating Expenses and Tenant’s Tax Share of Taxes shall survive the Expiration Date or Termination Date of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of Tenant’s Share of Operating Expenses and Tenant’s Tax Share of Taxes for the final year of the Lease, or part thereof, during which Tenant was obligated to pay such expenses.

ARTICLE 6.

SERVICES TO BE PROVIDED BY LANDLORD

6.1 Subject to Articles 5 and 10 herein, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit G, subject to the conditions and in accordance with the standards set forth herein.

6.2 Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, or interruption of any such services; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent (except as provided in Section 6.8, below), entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained; it being further agreed that Landlord reserves the right to discontinue temporarily such services or any of them and/or access to the Premises or Project at such times as may be necessary by reason of repair or capital improvements performed within the Project, accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence, whether similar or dissimilar, beyond the reasonable control of Landlord. In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored as soon as reasonably practicable and if Landlord voluntarily takes action to discontinue any service on a temporary basis, then Landlord shall do so at a time that will not interfere with or interrupt Tenant’s business operations. Neither diminution nor shutting off of light or air or both, nor any other effect on the Project by any structure erected or condition now or hereafter existing on lands adjacent to the Project, shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Lease, Tenant’s obligation to pay rent and other amounts due under the Lease shall not be abated or limited in the event access to, use of, and/or services provided to the Premises, the Building, and/or the Project is or are prevented, limited or impaired in compliance with Applicable Laws in connection with a community health emergency, including any epidemic, quarantine, or infectious disease-related outbreak.

6.3 Landlord shall have the right to reduce heating, cooling, or lighting within the Premises and in the public area in the Building as required by any mandatory fuel or energy-saving program.

6.4 Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment of all telephone and facsimile services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and facsimile services as may be required by Tenant in the use of the Premises, including the establishment and connection thereof, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

6.5 Landlord shall have the exclusive right, but not the obligation, to provide any locksmithing services, and Landlord shall also have the non-exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including without limitation additional repairs and maintenance, provided that Tenant shall pay to

Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee. Upon Tenant’s request, Landlord shall notify Tenant of the administrative fee applicable to the requested work. If Tenant requests the Landlord provide locksmithing services and Landlord declines, then Tenant shall not be obligated to use Landlord’s locksmithing services. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

6.6 At all times during the Term Landlord shall have the right to select the utility company or companies that shall provide electric, telecommunication and/or other utility services to the Premises and, subject to all Applicable Laws, Landlord shall have the right at any time and from time to time during the Term to either (a) contract for services from electric, telecommunication and/or other utility service provider(s) other than the provider with which Landlord has a contract as of the date of this Lease (the “Current Provider”), or (b) continue to contract for services from the Current Provider. The cost of such utility services and any energy management and procurements services in connection therewith shall be Operating Expenses.

6.7 If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, upon request from time to time, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Tenant’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

6.8 Notwithstanding anything to the contrary in Section 6.2 or elsewhere in this Lease, if (a) Landlord fails to provide Tenant with the electrical service or elevator service described in Section 6.1, or Landlord enters the Premises or performs the activities described in Sections 48.1 and 48.2 and such entry and/or performance interferes with Tenant’s reasonable use of the Premises (b) such failure or Landlord’s entry is not due to any one or more Force Majeure Events or to an event covered by Article 19, (c) Tenant has given Landlord reasonably prompt written notice of such failure or that such entry by Landlord is unreasonably interfering with Tenant’s use of the Premises and (d) as a result of such failure or entry all or any part of the Premises are rendered untenantable (and, as a result, all or such part of the Premises are not used by Tenant during the applicable period) for more than five (5) consecutive business days, then Tenant shall be entitled to an abatement of Rent proportional to the extent to which the Premises are thereby rendered unusable by Tenant, commencing with the later of (i) the sixth business day during which such untenantability continues or (ii) the sixth business day after Landlord receives such notice from Tenant, until the Premises (or part thereof affected) are again usable or until Tenant again uses the Premises (or part thereof rendered unusable) in its business, whichever first occurs. The foregoing rental abatement shall be Tenant’s exclusive remedy therefor. Notwithstanding the foregoing, the provisions of Article 19 below and not the provisions of this subsection shall govern in the event of casualty damage to the Premises or Project and the provisions of Article 20 below and not the provisions of this subsection shall govern in the event of condemnation of all or a part of the Premises or Project.

ARTICLE 7.

REPAIRS AND MAINTENANCE BY LANDLORD

7.1 Landlord shall provide for the cleaning and maintenance of the public portions of the Project, including, without limitation, the Common Areas, in keeping with the ordinary standard for Comparable Buildings as part of Operating Expenses. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except such repairs as may be required to the exterior walls, corridors, windows, roof, foundations, integrated Building utility and mechanical systems and other Base Building (as defined below) elements and other structural elements and equipment of the Project, and subject to Section 13.4, below, such additional maintenance as may be necessary because of the damage caused by persons other than Tenant, its agents, employees, licensees, or invitees. As used in this Lease, the “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.

7.2 Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency, in which event no notice shall be required) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees, brokers, investors or tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building Systems. Landlord agrees that except after the occurrence of an Event of Default that remains uncured, Landlord will not show the Premises to prospective tenants earlier than the date that is twelve (12) months prior to the Expiration Date. Landlord shall have the right to install, use and maintain ducts, cabling, pipes and conduits in and through the Premises, provided that (a) such ducts, cabling, pipes and conduits are concealed within or above partitioning columns, walls or ceilings, except that if such ducts, cabling, pipes or conduits are installed in areas that are utility areas (such as storage areas, mailrooms or mud rooms), then such ducts, cabling, pipes or conduits may also be installed on partitioning walls, columns or ceilings, (b) such ducts, cabling, pipes and conduits do not reduce the usable area of the Premises by more than a de minimis amount, and (c) Landlord installs such ducts, cabling, pipes and conduits in a manner that minimizes, to the extent reasonably practicable, any adverse effect on an Alteration theretofore performed in the Premises and any adverse effect on Tenant’s use of the Premises. Notwithstanding anything to the contrary contained in this Section 7.2, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service, if Landlord is obligated to provide janitorial service to the Premises under this Lease; (B) to the extent permitted by applicable law, take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. In connection with Landlord’s exercise of any of its entry rights hereunder, Landlord shall use commercially reasonable efforts to minimize any adverse impact or effect on Tenant’s use of the Premises or its business operations therein.

7.3 Except as otherwise expressly provided in this Lease, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, and equipment therein. Tenant hereby waives all rights it would otherwise have under California Civil Code Sections 1932(1) and 1942(a), or any similar law, statute or ordinance now or hereafter in effect, to make repairs at Landlord’s expense, to deduct repair costs from Rent and/or terminate this Lease as the result of any failure by Landlord to maintain or repair.

ARTICLE 8.

REPAIRS AND CARE OF PREMISES BY TENANT

8.1 If the Building, the Project, or any portion thereof, including but not limited to, the elevators, boilers, engines, pipes, and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating of the elevators, or of the water pipes, drainage pipes, electric lighting, or other equipment of the Building or the roof or outside walls of the Building and also the Premises improvements, including but not limited to, the carpet, wall coverings, doors, and woodwork, become damaged or are destroyed through the negligence, carelessness, or misuse of Tenant, its servants, agents, employees, or anyone permitted by Tenant to be in the Building, or through it or them, then the reasonable cost of the necessary repairs, replacements, or alterations less insurance proceeds payable to Landlord with respect to such damage or destruction, shall be borne by Tenant who shall pay the same to Landlord as Additional Rent within ten (10) days after demand, subject to Section 13.4 below. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

8.2 Subject to Section 13.4 below, Tenant agrees, at its sole cost and expense, less insurance proceeds payable under Landlord’s insurance, to repair or replace any damage or injury done to the Project, or any part thereof, caused by Tenant, Tenant’s agents, employees, licensees, or invitees which Landlord elects not to repair. Tenant shall not injure the Project or the Premises (ordinary wear and tear excepted) and, at Tenant’s sole cost and expense, shall maintain , except to the extent required to be maintained by Landlord pursuant to Section 7.1 above, the interior of the Premises, including without limitation all improvements, fixtures and furnishings therein, and the floor or floors on which the Premises are located, in good order, repair and condition at all times during the Term. If Tenant fails to keep such elements of the Premises in such good order, condition, and repair as required hereunder to the satisfaction of

Landlord, Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and within t thirty (30) days after completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Premises to such good order and condition and of the making of such repairs, plus an additional charge of ten percent (10%) thereof. Upon the Expiration Date or the Termination Date, Tenant shall surrender and deliver up the Premises to Landlord in the same condition in which it existed at the Commencement Date, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. Upon the Expiration Date or the Termination Date, Landlord shall have the right to re-enter and take possession of the Premises.

8.3 Tenant shall provide its own janitorial and cleaning services to the Premises at Tenant’s sole cost and expense. Landlord is not obligated to provide any janitorial or cleaning services to the Premises.

ARTICLE 9.

TENANT’S EQUIPMENT AND INSTALLATIONS

9.1 If heat-generating machines or equipment, including telephone equipment, cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building’s air conditioning system would be able to maintain in such Premises were it not for such heat-generating equipment, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, including water, shall be paid by Tenant to Landlord within thirty (30) days after demand by Landlord.

9.2 Tenant shall not, without the specific written consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed), install or maintain any apparatus or device within the Premises which shall increase the usage of electrical power or water for the Premises to an amount greater than would be normally required for general office, and life sciences laboratory or research and development use for space of comparable size in the Market Area; and if any such apparatus or device is so installed, Tenant agrees to furnish Landlord a written agreement to pay for any additional costs of utilities as the result of said installation.

9.3 Tenant shall have the right, at Tenant’s option and at Tenant’s sole cost and expense, to use the heat pump and related supplemental cooling equipment existing in the Premises on the date of this Lease (collectively, “Tenant’s Supplemental HVAC Equipment”). Tenant shall pay the cost of all electrical usage of Tenant’s Supplemental HVAC Equipment at the rates charged for furnishing the same (but without mark up by Landlord), plus the cost of the installation, operation and maintenance of equipment which is installed in order to supply such excess consumption. At Tenant’s sole cost and expense, Tenant shall at all times maintain Tenant’s Supplemental HVAC Equipment, in good order, condition and repair (ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant).

ARTICLE 10.

FORCE MAJEURE

10.1 Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, adverse weather, acts of war, terrorist acts, governmental action or inaction, inability to obtain services, labor, or materials or reasonable substitutes therefor, the failure of any public utility to furnish services, civil commotions, disease, epidemics, quarantine, emergency or other governmental orders, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (each, a “Force Majeure Event”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure Event. Nothing in this Section 10.1 shall limit or otherwise modify or waive Tenant’s obligation to pay Rent or any other charges to be paid by Tenant pursuant to this Lease as and when due pursuant to the terms of this Lease, limit or otherwise modify or waive Tenant’s obligation to comply with law as provided in Section 34.1, or permit Tenant to hold over in the Premises after the expiration or earlier termination hereof. Landlord and Tenant hereby agree that the provisions of this Section 10.1 shall apply in lieu of the provisions of California Civil Code Section 1511 subparagraph 2. When performance of an obligation, or of an offer of performance, in whole or in part, by Tenant is prevented or delayed by the act of Landlord or by the operation of law, Tenant shall give notice to Landlord within ten (10) business days after Tenant becomes aware of the occurrence of the event excusing performance of an intention to claim an extension of time or of an intention to bring suit or of any other similar or related intent.

ARTICLE 11.

CONSTRUCTION, MECHANICS’ AND MATERIALMAN’S LIENS

11.1 Tenant shall not suffer or permit any construction, mechanics’ or materialman’s lien to be filed against the Premises or any portion of the Project by reason of work, labor services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Premises or any portion of the Project; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any construction, mechanics’ or materialman’s lien against the Premises or any portion of the Project.

11.2 If any such construction, mechanics’ or materialman’s lien or other encumbrance shall at any time be filed against the Premises or any portion of the Project arising from any work performed, materials or services furnished or obligations incurred by or on behalf of Tenant, Tenant covenants that it shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, attorneys’ fees) in connection therewith, and, within twenty (20) days after Tenant has notice of the claim for lien, procure the discharge or release thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy

Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests. Any amounts paid by Landlord in connection with such action, all other expenses of Landlord incurred in connection therewith, including reasonable attorneys’ fees, court costs, and other necessary disbursements shall be repaid by Tenant to Landlord within thirty (30) days after demand.

ARTICLE 12.

ARBITRATION

12.1 In the event that a dispute arises under Section 5.3 above, the same shall be submitted to arbitration in accordance with the provisions of applicable state law, if any, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations, and procedures from time to time in effect as promulgated by the American Arbitration Association (the “Association”). Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the city wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the state wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his or her award or decision, subject to the penultimate sentence of this section. No arbitrable dispute shall be deemed to have arisen under this Lease (a) prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute, together with a description thereof sufficient for an understanding thereof, and (b) where Tenant disputes the amount of a Tenant payment required hereunder (e.g., Operating Expense excess under Section 5.3 hereof), prior to Tenant paying in full the amount billed by Landlord, including the disputed amount. The prevailing party in such arbitration shall be reimbursed for its expenses, including reasonable attorneys’ fees. Notwithstanding the foregoing, in no event shall this Article 12 affect or delay Landlord’s unlawful detainer rights under California law.

ARTICLE 13.

INSURANCE

13.1 Landlord shall maintain, as a part of Operating Expenses, special causes of loss form property insurance on the Project (excluding, at Landlord’s option, the property required to be insured by Tenant pursuant to Section 13.2(e), below) in an amount equal to the full replacement cost of the Project, subject to such deductibles as Landlord may determine. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant’s furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises. Such insurance shall be maintained with an insurance company selected, and in amounts desired, by Landlord or Landlord’s mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Project. Additionally Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord’s program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Project.

13.2 Tenant, at its own expense, shall maintain with insurers authorized to do business in the State of California and which are rated A or better and have a financial size category of at least VIII in the most recent Best’s Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation), (a) commercial general liability insurance, including Broad Form Property Damage and Contractual Liability with the following minimum limits: General Aggregate $3,000,000.00; Each Occurrence $2,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person, Umbrella/Excess Liability on a following form basis with the following minimum limits: General Aggregate $4,000,000.00; Each Occurrence $4,000,000.00; (c) Workers’ Compensation with statutory limits; (d) Employer’s Liability insurance with the following limits: Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00; (e) property insurance on special causes of loss insurance form covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises (such insurance shall be for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion); (f) business auto liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles; and (g) Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings and continuing expenses, including rent, attributable to the risks outlined in clause (e) above. At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) business days following Tenant’s receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within thirty (30) days after Tenant’s receipt of Landlord’s request for payment thereof. Said policy of liability insurance shall name

Landlord, Landlord’s affiliates and subsidiaries designated by Landlord, and Landlord’s managing agent as additional insureds and Tenant as the insured and shall be noncancellable with respect to Landlord except after thirty (30) days’ written notice from the insurer to Landlord. All insurance policies required to be maintained by Tenant shall (i) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; and (ii) be in form and content reasonably acceptable to Landlord.

13.3 Tenant shall adjust annually the amount of coverage established in Section 13.2 hereof to such amount as in Landlord’s reasonable opinion, adequately protects Landlord’s interest; provided the same is consistent with the amount of coverage customarily required of comparable tenants in Comparable Buildings.

13.4 Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises, Building or the Project or any personal property, equipment or fixtures of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of (i) special causes of loss form property insurance, (ii) the Business Income Interruption referred to in Section 13.2, or (iii) the liability insurance referred to in Section 13.2, to the extent of such insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of California. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein,” and shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.

13.5 In the event Tenant’s occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within thirty (30) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant’s use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

ARTICLE 14.

QUIET ENJOYMENT

14.1 Provided Tenant is not in default under this Lease after the expiration of any period for cure in the performance of all its obligations under this Lease, including, but not limited to, the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.

ARTICLE 15.

ALTERATIONS

15.1 Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to the Premises without first obtaining the written consent of Landlord in each instance. As used herein, the term “Minor Alteration” refers to an alteration that (a) does not affect the outside appearance of the Building and is not visible from the Common Areas, (b) is non-structural and does not impair the strength or structural integrity of the Building, and (c) does not affect the mechanical, electrical, HVAC or other systems of the Building. Landlord agrees not to unreasonably withhold its consent to any Minor Alteration. Landlord’s consent to any other alteration may be conditioned, given, or withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Landlord consents to any repainting, recarpeting, or other purely cosmetic changes or upgrades to the Premises, so long as (i) the aggregate cost of such work is less than $35,000.00 in any twelve-month period, (ii) such work constitutes a Minor Alteration (iii) no building permit is required in connection therewith, and (iv) such work conforms to the then existing Building standards. At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions, or improvements; and Landlord shall have a period of not less than ten (10) business days therefrom in which to review and approve or disapprove said plans; provided that if Landlord determines in good faith that Landlord requires a third party to assist in reviewing such plans and specifications, Landlord shall instead have a period of not less than thirty (30) days in which to review and approve or disapprove said plans. If Tenant orders any work directly from Landlord, in addition to and not in lieu of Tenant’s obligation to reimburse Landlord for all actual costs reasonably incurred by Landlord in connection with such work, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of a written invoice therefor, the reasonable cost and expense of Landlord in (A) reviewing said plans and specifications, and (B) inspecting the alterations, additions, or improvements to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the reasonable fees of any architect or engineer employed by Landlord for such purpose. In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant’s construction (collectively, “Tenant’s Contractors”), Landlord’s consent shall be deemed conditioned upon each of Tenant’s Contractors (1) working in harmony and not unreasonably interfering with any laborer utilized by Landlord, Landlord’s contractors, laborers, or materialmen; and (2) furnishing Landlord with evidence of acceptable liability insurance, worker’s compensation coverage and if required by Landlord, completion bonding, and if at any time such entry by one or more persons furnishing labor or materials for Tenant’s work shall cause such disharmony or unreasonable interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant. If Tenant is using Tenant’s Contractors for Tenant’s construction, the contract with such Tenant’s Contractor(s) shall be fully executed and delivered by Tenant and Tenant’s Contractor(s) prior to the commencement of construction. Notwithstanding the foregoing, Landlord agrees that so long as the Tenant is the originally named Tenant, Landlord will not require a completion bond with respect to alterations costing less than $100,000.00 (provided that Tenant has not artificially segregated an alteration which by its nature is a single unit or event into smaller increments for purposes of avoiding the necessity of obtaining a completion bond). Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of alterations, additions, or improvements and for final approval thereof upon completion, and shall cause any alterations, additions, or improvements to be performed in compliance therewith and with all Applicable Laws (including without limitation, California Energy Code, Title 24) and all requirements of public authorities and with all applicable requirements of insurance bodies. All alterations, additions, or improvements shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to be better than (a) the original installations of the Building, or (b) the then standards for Comparable Buildings. Upon the completion of work and upon request by Landlord, Tenant shall provide Landlord copies of all waivers or releases of lien from each of Tenant’s Contractors. No alterations, modifications, or additions to the Project or the Premises (other than any security system or supplemental HVAC system installed by Tenant if desired to be removed by Tenant) shall be removed by Tenant either during the Term or upon the Expiration Date or the Termination Date without the express written approval of Landlord. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing.

15.2 Alterations affecting air distribution or disbursement from ventilation systems serving Tenant or the Building, including without limitation the installation of Tenant’s exhaust systems, shall not adversely affect the ventilation systems or air quality of the Building (or of any other tenant in the Building).

15.3 Landlord’s approval of Tenant’s plans for work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the ADA. Landlord may, at its option, at Tenant’s expense, require that Landlord’s contractors be engaged for any work upon any fire alarm, life safety, core HVAC control work in the Premises or any work on the roof.

15.4 At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of Tenant’s Contractors. During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times (and without unreasonable interference with such work), and shall have the right to post and keep posted thereon building permits and notices of non-responsibility or to take any further action which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises.

15.5 During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk (to the extent not maintained by Landlord or its general contractor), and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively, “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section. All of such alterations shall be insured by Tenant pursuant to Article 13 of this Lease immediately upon completion thereof.

15.6 Tenant’s initial improvement of the Premises shall be governed by Exhibit C and not the provisions of this Article 15 (other than Section 15.5).

ARTICLE 16.

FURNITURE, FIXTURES, AND PERSONAL PROPERTY

16.1 Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Project or Premises provided:

(a) Such removal is made prior to the Expiration Date or the Termination Date; and

(b) Tenant promptly repairs all damage caused by such removal.

16.2 If Tenant does not remove its trade fixtures, office supplies, and moveable furniture and equipment as herein above provided prior to the Expiration Date or the Termination Date (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Premises for an agreed period), then, in addition to its other remedies, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant’s sole cost and expense and all damage to the Project or the Premises resulting from said removal shall be repaired at the cost of Tenant; Landlord may elect that such items automatically become the property of Landlord upon the Expiration Date or the

Termination Date (subject to the provisions of Applicable Law), and Tenant shall not have any further rights with respect thereto or reimbursement therefor subject to the provisions of Applicable Law. All other property in the Premises, any alterations, or additions to the Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases), and any other article attached or affixed to the floor, wall, or ceiling of the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the Expiration or Termination Date regardless of who paid therefor; and Tenant hereby waives all rights to any payment or compensation therefor. Upon submission of any plans for Landlord’s approval, Tenant may request prior to the installation of specific fixtures, equipment or improvements in the Premises, that Landlord agree not to require Tenant to remove such items upon expiration or termination of the Lease or agree to permit Tenant to remove any item it may otherwise not be permitted to remove under the terms of this Lease. Such consent, which may be granted or denied in Landlord’s sole discretion, must be granted in writing prior to the installation of the subject items in order to be binding against Landlord. Subject to the foregoing, if, however, Landlord so requests, in writing, Tenant shall remove, prior to the Expiration Date or the Termination Date, any and all alterations, additions, fixtures, equipment, and property placed or installed in the Premises and shall repair any damage caused by such removal. In addition, subject to the foregoing, if any alterations performed by Tenant do not use materials that conform to the building standards used by Landlord at the time of the particular alteration or if Tenant requests any initial improvements to the Premises pursuant to Exhibit C, if any, that use materials that do not conform to the building standards used by Landlord at the time of that work, Tenant shall at Tenant’s sole cost and expense, no later than the expiration of the Term (or no later than fifteen (15) days after the earlier termination of the Term) cause the improvements in the Premises to be restored to conform to Landlord’s building standard at Tenant’s sole cost and expense. So long as such Tenant Improvements are substantially the same as those shown on the completed test-fits provided to Landlord prior to the execution of this Lease, Tenant shall not be required to remove the initial Tenant Improvements installed pursuant to Exhibit C.

16.3 All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Project shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors.

ARTICLE 17.

PERSONAL PROPERTY AND OTHER TAXES

17.1 During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant’s occupancy of the Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal and other property of Tenant contained in the Project (including without limitation taxes and assessments attributable to the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (excluding the Tenant Improvements referred to in Exhibit C attached hereto) ( (to the extent that the assessed value of those leasehold improvements exceeds the assessed value of standard office improvements in other space in the Project regardless of whether title to those improvements is vested in Tenant or Landlord)), and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant’s fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord’s real property, Tenant shall pay to Landlord Tenant’s share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property. In addition, Tenant shall be liable for and shall pay ten (10) days before delinquency any (i) rent tax, gross receipts tax, or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease; or (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project. If any of such taxes are billed to Landlord or included in bills to Landlord for taxes, then Tenant shall pay to Landlord all such amounts within thirty (30) days after receipt of Landlord’s invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for any such taxes, but Landlord may lawfully increase the Base Rent to account for Landlord’s payment of such taxes, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such imposition as would have been received by Landlord with reimbursement of such taxes.

17.2 The demised property herein may be subject to a special assessment levied by the City of Redwood as part of an Improvement District. As a part of said special assessment proceedings (if any), additional bonds were or may be sold and assessments were or may be levied to provide for construction contingencies and reserve funds. Interest shall be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district.

ARTICLE 18.

ASSIGNMENT AND SUBLETTING

18.1 Tenant shall not, without the prior written consent of Landlord (which shall be subject to Section 18.2), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer

Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 18.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner, manager, member or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord not to exceed Five Thousand Dollars ($5,000.00) in connection with any single Transfer, within thirty (30) days after written request by Landlord.

18.2 Landlord shall not unreasonably withhold, condition or delay its consent to any proposed sublet of the Subject Space or assignment of this Lease on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed sublet or assignment where one or more of the following apply:

18.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

18.2.2 The Transferee has the power of eminent domain or is a governmental agency or instrumentality thereof, or an agency or subdivision of a foreign government;

18.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

18.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

18.2.5 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is a tenant in the Project or occupies space in the Project and in each case has negotiated with Landlord during the ninety (90) calendar day period immediately preceding the date Landlord receives the Transfer Notice to lease space or additional space in the Project and Landlord has space available in the Project of at least equal in size meeting the requirements of the Transferee with respect to size and delivery date;

18.2.6 An Event of Default by Tenant has occurred and is uncured at the time Tenant delivers the Transfer Notice to Landlord;

18.2.7 The Transferee intends to use the space for purposes which are not permitted under this Lease;

18.2.8 The terms of the proposed Transfer would allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

18.2.9 The proposed Transfer would result in more than three subleases per each full floor of the Premises being in effect at any one time during the Term;

18.2.10 Any ground lessor or mortgagee whose consent to such Transfer is required fails to consent thereto;

18.2.11 In Landlord’s good faith judgment, the use of the Premises by the proposed Transferee would not be comparable to the types of office and/or lab use or any other permitted uses by other tenants in the Project, would entail any alterations which would lessen the value of the tenant improvements in the Premises, would result in more than a reasonable density of occupants per square foot of the Premises, would materially and adversely increase the burden on elevators or other Building systems or equipment over the burden thereon prior to the proposed Transfer, would require materially increased services by Landlord or would require any alterations to the Project by Landlord (or at Landlord’s cost) to comply with applicable laws; or

18.2.12 In Landlord’s reasonable determination, the sub-rent, additional rent or other amounts received or accrued by Tenant from subleasing, assigning or otherwise Transferring all or any portion of the Premises is based on the income or profits of any person, or the assignment or sublease could cause any portion of the amounts received by Landlord pursuant to this Lease to fail to qualify as “rents from real property” within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar or successor provision thereto or which would cause any other income of Landlord to fail to qualify as income described in section 856(c)(2) of the Code.

If Landlord consents to any Transfer pursuant to the terms of this Section 18.2 (and does not exercise any recapture rights Landlord may have under Section 18.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 18.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 18.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 18 (including Landlord’s right of recapture, if any, under Section 18.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has withheld or delayed its consent in violation of this Section 18.2 or otherwise has breached its obligations under this Article 18, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

18.3 If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium”, as that term is defined in this Section 18.3, received by Tenant from such Transferee (other than any Permitted Transferee). “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in consideration for the Transfer in excess of the Base Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable third party expenses incurred by Tenant for (i) any design and construction costs incurred on account of changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent and tenant improvement allowances reasonably provided to the Transferee in connection with the Transfer (provided that such free rent and tenant improvement allowances shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), (iii) any brokerage commissions in connection with the Transfer, and (iv) legal fees and disbursements reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, any lump sum payment, key money, bonus money or other cash consideration paid by Transferee to Tenant in consideration for such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

18.4 Notwithstanding anything to the contrary contained in this Article 18, in the event Tenant contemplates a Transfer (other than a Permitted Transfer) which, together with all prior Transfers then remaining in effect, would cause fifty percent (50%) or more of the Premises to be Transferred for more than fifty percent (50%) of the then remaining Term (assuming all sublease renewal or extension rights are exercised), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 18.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant (a “Recapture Notice”) within twenty (20) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent and Additional Rent (to the extent that it is calculated on the basis of the number of rentable square feet contained in the Premises) reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. Landlord and Tenant shall share equally in the costs to demise any such portion of the Premises recaptured by Landlord pursuant to this Section 18.4.

18.5 If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, managing member, or managing partner setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant pertaining to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord’s costs of such audit, not to exceed $5,000.00.

18.6 Notwithstanding anything contained herein to the contrary and without limiting the generality of Section 18.1 above, Tenant shall not: (a) sublet all or part of the Premises or assign or otherwise Transfer this Lease on any basis such that the rental or other amounts to be paid by the subtenant or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the subtenant or assignee; (b) sublet all or part of the Premises or assign this Lease to any person or entity in which, under Section 856(d)(2)(B) of the Code, Longfellow Atlantic REIT, Inc., a Delaware corporation (the “Company”), or any affiliate of the Company owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d) (5) of the Code), a ten percent (10%) or greater interest; or (c) sublet all or part of the Premises or assign this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant hereto or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c) (2) of the Code. The requirements of this Section 18.6 shall likewise apply to any further subleasing, assignment or other Transfer by any subtenant or assignee. All references herein to Section 856 of the Code also shall refer to any amendments thereof or successor provisions thereto.

18.7 Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to (and each sublease shall provide Landlord with the ability to): (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease beyond any applicable notice and cure period, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default beyond any applicable notice and cure period hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 18 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

18.8 Notwithstanding the foregoing, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord: (a) any parent, subsidiary or affiliate corporation which Controls (as defined below), is Controlled by or is under common Control with Tenant (collectively, an “Affiliate”); (b) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, an Affiliate of Tenant, or their respective corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as in both cases (a) and (b), (i) Tenant’s obligations hereunder are assumed by the Permitted Transferee; and (ii) the Permitted Transferee satisfies the Net Worth Threshold as of the effective date of the Permitted Transfer; or (c) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity which acquires all or substantially all of Tenant’s assets and/or ownership interests, if the Transferee satisfies the Net Worth Threshold as of the effective date of the Transfer; provided, that each such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, and no such Permitted Transfer is a subterfuge by Tenant to avoid its obligations under this Lease. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing, the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, whether accruing prior to and/or from and after the consummation of the Transfer. No later than ten (10) days prior to the effective date of any Permitted Transfer, Tenant shall (1) notify Landlord in writing of such Permitted Transfer, and (2) furnish Landlord with copies of (A) the instrument effecting any of the foregoing Permitted Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Permitted Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. As used herein, the term “Net Worth

Threshold” shall mean the proposed Permitted Transferee has a tangible net worth equal to or greater than that of the originally named Tenant as of the date of this Lease (determined in accordance with generally accepted accounting principles consistently applied and excluding from the determination of total assets as to both Tenant and the Permitted Transferee all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, trademarks, trade names, copyrights and franchises), and as evidenced by financial statements audited by a certified public accounting firm reasonably acceptable to Landlord. If audited financial statements are not then available, Tenant or the Permitted Transferee, as applicable, may instead provide unaudited financial statements certified by an officer, member, manager, partner or other authorized representative of Tenant or the Permitted Transferee, as applicable, as accurately and completely reflecting the financial condition of Tenant or the Permitted Transferee, as applicable. The term “Control” shall mean the possession of the power to direct or cause the direction of the management and policy of such corporation, partnership, limited liability company or other entity, whether through the ownership of voting securities, by statute or by contract, and whether directly or indirectly through Affiliates. In addition, Landlord’s consent shall not be required with respect to the infusion of additional equity capital in Tenant.

ARTICLE 19.

DAMAGE OR DESTRUCTION

19.1 If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 19, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project, or the lessor of a ground or underlying lease with respect to the Project and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises, Tenant’s parking rights under this Lease and any common restrooms serving the Premises shall not be materially impaired. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas, or applicable part thereof, necessary to Tenant’s use or occupancy or the conduct of Tenant’s business, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of Operating Expenses and Tenant’s Tax Share of Taxes, during the time and to the extent the Premises, or applicable part thereof are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided further, however, if the damage or destruction was caused by the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, subtenants or invitees, such abatement shall occur only to the extent rental abatement insurance proceeds are received by Landlord.

19.2 Within sixty (60) days following the date of discovery of the damage, Landlord shall deliver to Tenant a written estimate from Landlord’s contractor of the time needed to rebuild and/or restore the Premises and/or the Building (the “Restoration Notice”). Notwithstanding the terms of Section 19.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of Landlord’s discovery of such damage (the “Damage Discovery Date”), such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within two hundred forty (240) days of the Damage Discovery Date (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered (except for deductible or self-retention amounts in the case of a casualty other than earthquake or flood) by Landlord’s insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 19, Landlord and Tenant each shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after the Damage Discovery Date, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 19.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Term.

19.3 If there is an occurrence of any damage to the Premises that does not result in the termination of this Lease pursuant to this Article 19, then upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s property insurance policy required under Sections 13.2(e)(ii) and (iii) above with respect to any improvements in the Premises required to be insured by Tenant hereunder (excluding proceeds for Tenant’s property, trade fixtures and equipment), and Landlord shall repair any injury or damage to the Tenant Improvements, alterations and the Original Improvements installed in the Premises and shall return such Tenant Improvements, alterations and Original Improvements to their original condition; provided that if the estimated cost of such repair by Landlord exceeds the sum of (A) amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, plus (B) any insurance proceeds received or will be received by Landlord with respect to such Tenant Improvements, alterations and Original Improvements (it being acknowledged and agreed that Tenant’s insurance as to the Tenant Improvements, alterations and Original Improvements is primary in nature and Landlord’s insurance, if any, with respect to same is secondary in nature), the such estimated excess cost shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within forty-five (45) days following the Damage Discovery Date, and the Lease does not terminate pursuant to this Article 19, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements, alterations, and the Original Improvements installed in the Premises and shall return such Tenant Improvements, alterations, and Original Improvements to their original condition (ordinary wear and tear excepted). Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto.

19.4 If (i) Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided hereinabove, (ii) the damage constitutes a Tenant Damage Event (as defined below, and the repairs cannot, in the reasonable opinion of Landlord’s contractor, be completed within two hundred forty (240) days after the date of the casualty, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage (or within thirty (30) days after receipt of the Restoration Notice, if later), to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant (prior to which Tenant shall be entitled to an abatement of Rent as provided in Section 19.1). As used herein, a “Tenant Damage Event” shall mean damage to all or any part of the Premises or any Common Areas necessary to Tenant’s occupancy of the Premises by fire or other casualty, which damage (A) is not the result of the willful misconduct of Tenant or any of the Tenant Parties (as defined below), (B) substantially interferes with Tenant’s use of or access to the Premises and (C) would entitle Tenant to an abatement of Base Rent and Tenant’s Share of Operating Expenses and Tenant’s Tax Share of Taxes, pursuant to Section 19.1 above.

19.5 In the event this Lease is terminated in accordance with the terms of this Article 19, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance required under Sections 13.2(e)(ii) and (iii).

19.6 The provisions of this Lease, including this Article 19, constitute an express agreement between Landlord and Tenant with respect to damage to, or destruction of, all or any portion of the Premises or the Project, and any statute or regulation of the State of California, including without limitation Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties (and any other statute or regulation now or hereafter in effect with respect to such rights or obligations), shall have no application to this Lease or to any damage or destruction to all or any portion of the Premises or the Project. Notwithstanding anything to the contrary in this Lease, neither a closure or restriction on entry with respect to the Premises or the Project to protect public health nor any limitation on Tenant’s use of the Premises or Project that otherwise remains physically usable constitutes a casualty or damage to the Premises or the Building.

ARTICLE 20.

CONDEMNATION

20.1 If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose (“condemned”), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination. For purposes of this Lease, any governmental action requiring businesses to close temporarily does not constitute condemnation or the exercise of eminent domain and no portion of the Premises shall be considered to have been condemned by any such action.

20.2 If any portion of the Premises or Building is condemned and such partial condemnation materially impairs Tenant’s ability to use the Premises for Tenant’s business, Landlord shall have the option in Landlord’s sole and absolute discretion of either (i) relocating Tenant to comparable space within the Project, subject to Tenant’s consent to such relocation which may be given or withheld by Tenant in its sole discretion or (ii) terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant’s ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be adjusted as reasonably and equitably determined by Landlord.

20.3 If any portion of the Premises or Building is condemned and such partial condemnation objectively prevents use of the Premises, or a material portion thereof, for Tenant’s business, Tenant shall have the option of terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination.

20.4 If the Premises are wholly or partially condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location, loss of goodwill and the unamortized cost of any Alterations paid for it solely by Tenant that Tenant is required to remove, or has a right to remove (such as any security system or supplemental HVAC system that is installed by Tenant), at the expiration or earlier termination of the Term of this Lease and that are subject to the condemnation. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.

20.5 In the event of a temporary condemnation (i.e. a temporary taking of less than six 6) months) of the Premises and not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord’s property. If a temporary condemnation as described above is for a period which extends beyond the Term, this Lease shall terminate as of the earlier of (i) the expiration of the Lease Term or (ii) the date of initial occupancy by the condemning authority and any such award shall be distributed to Tenant. For purposes of this Lease, any governmental action for purposes of protecting public health and safety shall not be a temporary condemnation or a taking for public use that requires government compensation, abatement or any other remedy.

ARTICLE 21.

HOLD HARMLESS

21.1 Tenant agrees to defend, with counsel reasonably approved by Landlord, all actions against Landlord, any member, partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord (collectively, “Landlord Parties”), and holders of mortgages secured by the Premises or the Project (collectively with Landlord Parties, the “Indemnified Parties”) with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Premises or the Project arising from (a) bodily injury to or death of any person, or damage to or loss of property on the Premises, the Project, on adjoining sidewalks, streets or ways, or, in any of the foregoing cases, to the extent arising out of the use of the Premises, the Project sidewalks streets, or ways, by Tenant or any of its agents, employees or contractors, except to the extent, if any, caused by the negligence or willful misconduct of Landlord or any of its employees, contractors, affiliates, or agents or any of the Landlord Parties, (b) any violation of this Lease by Tenant, or (c) subject to Section 13.4, any negligent act or willful misconduct of Tenant or its agents, contractors, licensees, sublessees, or invitees. Tenant agrees to use and occupy the Premises and other facilities of the Project at its own risk, and hereby releases the Indemnified Parties from any and all claims for any damage or injury to the fullest extent permitted by law; provided that such release shall not apply to such claims to the extent arising from the negligence or willful misconduct of Landlord and/or any of its agents, employees or contractors, and not insured (or required to be insured) by Tenant under this Lease.

21.2 Tenant agrees that Landlord shall not be responsible or liable to Tenant, its agents, employees, or invitees for fatal or non-fatal bodily injury or property damage occasioned by the acts or omissions of any other tenant, or such other tenant’s agents, employees, licensees, or invitees, of the Project. Landlord shall not be liable to Tenant for losses to property due to theft or burglary, or damages from criminal acts, done by any persons on the Project other than Landlord or its employees or agents..

ARTICLE 22.

DEFAULT BY TENANT

22.1 The term “Event of Default” refers to the occurrence of any one (1) or more of the following:

(a) Failure of Tenant to pay when due any sum required to be paid hereunder which is not received by Landlord within five (5) days after Tenant’s receipt of written notice of such failure (the “Monetary Default”);

(b) Failure of Tenant, after thirty (30) days following Tenant’s receipt of written notice thereof, to perform any of Tenant’s obligations, covenants, or agreements except a Monetary Default, provided that if the cure of any such failure is not reasonably susceptible of performance within such thirty (30) day period, then an Event of Default of Tenant shall not be deemed to have occurred so long as Tenant has commenced such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion;

(c) Tenant, or any guarantor of Tenant’s obligations under this Lease (the “Guarantor”), admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant’s or Guarantor’s property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or its property; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant of Guarantor bankrupt or to delay, reduce, or modify Tenant’s or Guarantor’s debts or obligations; or any petition filed or other action taken to reorganize or modify Tenant’s or Guarantor’s capital structure if Tenant or Guarantor is a corporation or other entity. Any such levy, execution, legal process, or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same or cause the same to be dismissed or discharged within ninety (90) days from the date of its creation, service, or filing;

(d) The abandonment (as defined in California Civil Code section 1951.35) of the Premises by Tenant;

(e) The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants, successors-in-interest, or Guarantors was knowingly and materially false;

(f) The failure by Tenant to observe or perform according to the provisions of Articles 3 or 18 of this Lease where such failure continues for more than three (3) business days after notice from Landlord; or

(g) If Tenant or any Guarantor shall die, cease to exist as a corporation or partnership, or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors.

22.2 In the event of any Event of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies without notice or demand in addition to all other rights and remedies provided for at law or in equity:

(a) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due from Tenant and any Guarantor and the right to draw upon or apply any security for this Lease, including without limitation any security deposit, bond or letter of credit.

Landlord may, to the extent permitted under Applicable Law, enter the Premises and relet it, or any part of it, to third parties for Tenant’s account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Section 22.2(a) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Landlord may exercise its remedies under this Section 22.2(a) without terminating Tenant’s right to possession whether or not there exists any limitation on Landlord’s right to terminate Tenant’s right to possession, including without limitation any moratorium or other restriction or procedural limitation on evictions or unlawful detainer actions.

“The lessor has the remedy described in Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign subject only to reasonable limitations).”

(b) Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant’s cost and to recover from Tenant as damages: (i) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises, including reasonable attorneys’ fees and costs therefor; (B) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; and (C) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in Sections 22.2(b)(i) and 22.2(b)(ii) shall be calculated by allowing interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Section 22.2(b)(iii) shall be calculated by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant.

22.3 If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, it shall not be deemed to be an acceptance or surrender of the Premises by Tenant whether by agreement or by operation of law; it is understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others in the Premises shall be deemed unauthorized or constitute a conversion.

22.4 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord for any or all other rights or remedies provided for in this Lease or now or hereafter existing at or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under subparagraphs 22.1(a), (b) or (f) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 22.1(a), (b) or (f). In such case, the applicable grace period under subparagraphs 22.1(a), (b) or (f) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

22.5 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted and such failure constitutes an Event of Default (except in the case where if Landlord in good faith believes that action prior to the expiration of any cure period under Section 22.1 is necessary to prevent damage to persons or property, in which case Landlord may act without waiting for such cure period to expire), Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Tenant (and enter the Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements, plus ten percent (10%) overhead cost incurred by Landlord in connection therewith.

22.6 In addition to Landlord’s rights set forth above, if Tenant fails to pay its Rent or any other amounts owing hereunder on the due date thereof more than two (2) times during any calendar year during the Term, then upon the occurrence of the third or any subsequent default in the payment of monies during said calendar year, Landlord, at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default, pay to Landlord, in check or money order, in advance, the Rent. All such amounts shall be paid by Tenant within thirty (30) days after notice from Landlord demanding the same. All monies so paid shall be retained by Landlord, without interest, for the balance of the Term and any extension thereof, and shall be applied by Landlord to the last due amounts owing hereunder by Tenant. If, however, Landlord’s estimate of the Rent and other amounts for which Tenant is responsible hereunder are inaccurate, when such error is discovered, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within thirty (30) days after written notice thereof, the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amounts for which Tenant is responsible.

22.7 Nothing contained in this Article 22 shall limit or prejudice the right of Landlord to prove and obtain as damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article 22. Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

22.8 Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord’s option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed, except that to which Landlord has applied them. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord’s rights to pursue any other available remedy. Landlord’s acceptance of partial payment of Rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.

22.9 [Intentionally omitted.]

22.10 Any obligation imposed by law upon Landlord to relet the Premises after any termination of the Lease shall be subject to the reasonable requirements of Landlord to lease to high quality tenants on such terms as Landlord may from time to time deem appropriate and to develop the Project in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like, and Landlord shall not be obligated to relet the Premises to any party to whom Landlord or its affiliate may desire to lease other available space in the Project.

22.11 Tenant waives the right to terminate this Lease on Landlord’s default under this Lease. Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief. Landlord’s failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord’s failure to perform shall constitute a default under the Lease unless Landlord undertakes to cure the failure within thirty (30) days and diligently and continuously attempts to complete this cure as soon as reasonably possible. All obligations of each party hereunder shall be construed as covenants, not conditions. Tenant hereby waives any right or cause of action to abate (except as otherwise expressly provided in this Lease) or defer the payment of Rent or terminate this Lease arising out of the impact on Tenant’s use of the Premises (including without limitation Tenant’s performance becoming more difficult, less profitable or unprofitable) due to Tenant’s compliance obligations under Section 34.1 or any supervening events, including without limitation any right or cause of action based upon frustration of purpose, impossibility or impracticability.

22.12 Notwithstanding any contrary provision in this Lease, except as otherwise expressly provided in Section 31.1 or Section 33.1.4, neither Tenant or any Tenant Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Landlord’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

ARTICLE 23.

[INTENTIONALLY OMITTED]

ARTICLE 24.

[INTENTIONALLY OMITTED]

ARTICLE 25.

ATTORNEYS’ FEES

25.1 All costs and expenses, including reasonable attorneys’ fees (whether or not legal proceedings are instituted), involved in collecting rents, enforcing the obligations of Tenant, or protecting the rights or interests of Landlord under this Lease, whether or not an action is filed, including without limitation the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after default by Tenant or upon expiration or sooner termination of this Lease, shall be due and payable by Tenant on demand, as Additional Rent. In addition, and notwithstanding the foregoing, if either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees incurred by the prevailing party, as determined by the trier of fact in such legal proceeding. For purposes of this provision, the terms “attorneys’ fees” or “attorneys’ fees and costs,” or “costs and expenses” shall mean the fees and expenses of legal counsel (including external counsel and in-house counsel) of the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing fees, costs of discovery, and fees billed for law clerks, paralegals, investigators and other persons not admitted to the bar for performing services under the supervision and direction of an attorney. For purposes of determining in-house counsel fees, the same shall be considered as those fees normally applicable to a partner in a law firm with like experience in such field. In addition, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in enforcing any judgment arising from a suit or proceeding under this Lease, including without limitation post-judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post-judgment award of attorneys’ fees and costs provision shall be severable from any other provision of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease.

ARTICLE 26.

NON-WAIVER

26.1 Neither acceptance of any payment by either party hereto from the other party nor, failure by either party hereto to complain of any action, non-action, or default of the other party shall constitute a waiver of any of such party’s rights hereunder. Time is of the essence with respect to the performance of every obligation of each party under this Lease in which time of performance is a factor. Waiver by either party of any right or remedy arising in connection with any default of the other party shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of either party hereunder or covenant, duty, or obligation of any party hereunder shall be deemed waived by the other party unless such waiver is in writing, signed by the other party or the other party’s duly authorized agent.

ARTICLE 27.

RULES AND REGULATIONS

27.1 Such reasonable rules and regulations applying to all lessees in the Project for the safety, care, and cleanliness of the Project and the preservation of good order thereon are hereby made a part hereof as Exhibit D, and Tenant agrees to comply with all such rules and regulations. Landlord agrees not to enforce the Rules and Regulations in a manner that discriminates against Tenant. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable and non-discriminatory manner as may be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. Landlord shall not have any liability to Tenant for any failure of any other lessees of the Project to comply with such rules and regulations.

ARTICLE 28.

ASSIGNMENT BY LANDLORD; RIGHT TO LEASE

28.1 Landlord shall have the right to transfer or assign, in whole or in part, all its rights and obligations hereunder and in the Premises and the Project. In such event, no liability or obligation shall accrue or be charged to Landlord with respect to the period from and after such transfer or assignment and assumption of Landlord’s obligations by the transferee or assignee; provided that any successor pursuant to a voluntary transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

28.2 Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Buildings or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Buildings or Project.

ARTICLE 29.

LIABILITY OF LANDLORD

29.1 It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Project only with respect to events occurring during its and their respective ownership of the Project. In addition, Tenant agrees to look solely to Landlord’s interest in the Project for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Project, nor any partner, shareholder, member, or officer of any of the foregoing shall ever be personally liable for any such judgment. For purposes hereof, “the interest of Landlord in the Building” shall include rents due from tenants, proceeds from any sale of the Project, insurance proceeds, and proceeds from condemnation or eminent domain proceedings (prior to the distribution of same to any member, partner or shareholder of Landlord or any other third party). The limitations of liability contained in this Section 29.1 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any personal liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

ARTICLE 30.

SUBORDINATION AND ATTORNMENT

30.1 This Lease, at Landlord’s option, shall be subordinate to any present or future mortgage, ground lease or, subject to Section 3.3, declaration of covenants regarding maintenance and use of any areas contained in any portion of the Building, and to any and all advances made under any present or future mortgage and to all renewals, modifications, consolidations, replacements, and extensions of any or all of same. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage (each, a “Mortgagee”) shall elect for this Lease to be superior to the lien of its mortgage and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage whether this Lease is dated earlier or later than the date of said mortgage or the date of recording thereof. Within fifteen (15) days after delivery to Tenant of written request therefor by Landlord, Tenant agrees to execute such commercially reasonable documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and by failing to do so within five (5) business days after a second written demand, shall be an Event of Default. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise.

30.2 Landlord’s interest herein may be assigned as security at any time to any Mortgagee. Notwithstanding the foregoing or anything to the contrary herein, no Mortgagee succeeding to the interest of Landlord hereunder shall be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, unless (x) such default under the Lease continues uncured after the date Mortgagee succeeds to the interest of Landlord under the Lease and such default is reasonably susceptible of cure by Mortgagee, in which case Mortgagee shall be obligated to cure such default, and/or (y) such act or omission or neglect causing damage or loss to Tenant constitutes a default under the Lease, continues uncured after the date Mortgagee succeeds to the interest of Landlord under the Lease and such default is reasonably susceptible of cure by Mortgagee, in which case Mortgagee shall be obligated to cure such default, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant (except to the extent any such deposit is actually received by or credited to such Mortgagee), (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any amendment or modification of this Lease subsequent to such mortgage (except those (x) made solely for purposes of documenting the exercise of rights expressly set forth in this Lease, or (y) that Landlord is entitled to enter into without the consent of Mortgagee pursuant to the terms of the Mortgage or any other loan documents, or (2) termination or surrender of the Lease made without the written consent of Lender, except any termination or surrender of the Lease by Tenant made or effected pursuant to the express terms of the Lease, or by any previous prepayment of Rent for more than one (1) month, which was not approved in writing by the Mortgagee, (v) liable beyond such Mortgagee’s interest in the Project, or (vi) responsible for the payment or performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by Tenant or for the payment of any tenant improvement allowances. Nothing in clause (i), above, shall be deemed to relieve any Mortgagee succeeding to the interest of Landlord hereunder of its obligation to comply with the obligations of Landlord under this Lease from and after the date of such succession.

30.3 No Mortgagee shall, either by virtue of the mortgage or any assignment of leases executed by Landlord for the benefit of such Mortgagee, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until such Mortgagee shall have acquired the interest of Landlord in the Project, by foreclosure or otherwise, or in fact have taken possession of the Project as a mortgagee in possession and then such liability or obligation of Mortgagee under the Lease shall extend only to those liability or obligations accruing subsequent to the date that such Mortgagee has acquired the interest of Landlord in the Premises, or in fact taken possession of the Project as a mortgagee in possession.

30.4 Tenant shall, at such time or times as Landlord may request, upon not less than fifteen (15) days’ prior written request by Landlord, sign and deliver to Landlord an estoppel certificate, which shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain such other information and agreements as may be reasonably requested, it being intended that any such statement delivered pursuant to this Article may be relied upon by Landlord and by any prospective purchaser of all or any portion of the Project, or a holder or prospective holder of any mortgage encumbering the Project, or any portion thereof. Notwithstanding anything to the contrary in Section 22.1(b) above, Tenant’s failure to deliver such statement within five (5) business days after Landlord’s second written request therefor shall, if Landlord so elects, constitute an Event of Default (as that term is defined elsewhere in this Lease) and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.

30.5 Tenant shall deliver to Landlord prior to the execution of this Lease and thereafter at any time upon Landlord’s request, Tenant’s current audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant as of the date of the applicable Financial Statements. If audited financial statements are not then available, Tenant may instead provide unaudited financial statements certified by an officer, member, manager, partner or other authorized representative of Tenant as accurately and completely reflecting the financial condition of Tenant. Landlord agrees not to request copies of financial statements more often than once in every twelve-month period, unless required in connection with a proposed sale or financing. Landlord shall have the right to deliver the same to any proposed purchaser of the Building or the Project, and to any encumbrancer of all or any portion of the Building or the Project, but Landlord shall require that such proposed purchaser or encumbrancer, as the case may be, that receives such Statement(s) keep the same in strict confidence except to the extent required by law or court order to disclose any information in such Statements. Tenant’s obligation to deliver such Statements to Landlord shall not apply if Tenant’s is a publicly traded company.

30.6 Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of submission of any Statements to Landlord.

30.7 Concurrently with Tenant’s execution of this Lease, Tenant shall execute a non-disturbance, subordination and attornment agreement with the lender (“Lender”) set forth on the Subordination, Non-Disturbance & Attornment Agreement (“SNDA”) substantially in the form attached to this Lease as Exhibit L and return the same to Landlord. Landlord agrees to use commercially reasonable efforts to have the SNDA signed by Landlord’s existing lender and then deliver a fully signed copy thereof to Tenant. “Commercially reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement. Landlord’s failure to obtain the SNDA for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder unless Landlord does not use commercially reasonable efforts to have the SNDA signed by Landlord’s existing lender and then delivered to Tenant.

30.8 Landlord agrees to use commercially reasonable efforts to deliver to Tenant from any future mortgagee or beneficiary a written subordination and non-disturbance agreement in a commercially reasonable and recordable form acceptable to such mortgagee or beneficiary in its sole discretion and Tenant providing that so long as Tenant performs all of the terms of this Lease, Tenant’s possession and rights under this Lease shall not be disturbed and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder, except where such is necessary for jurisdictional or procedural reasons. Tenant shall be responsible for any fee or review costs charged by such mortgagee or beneficiary. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

ARTICLE 31.

HOLDING OVER

31.1 In the event Tenant, or any party claiming under Tenant, retains possession of the Premises after the Expiration Date or Termination Date, such possession shall be that of a tenant at sufferance and an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as Base Rent for the period of such holdover, a monthly amount equal to one hundred fifty percent (150%) of (a) the Base Rent for the last period prior to the date of such termination plus (b) Additional Rent attributable to Operating Expenses and Taxes as provided in Article 5 of this Lease during the time of holdover, together with all other Additional Rent and other amounts payable pursuant to the terms of this Lease. Such tenancy at sufferance shall be subject to every other applicable term, covenant and agreement contained herein. Tenant shall also be liable for any and all damages sustained by Landlord as a result of such holdover after the date that is the earlier of (a) the date that is thirty (30) days after the expiration or earlier termination of the Term of this Lease, or (b) the date that is thirty (30) days after Landlord has notified Tenant that Landlord has executed a letter of intent or lease with another tenant for all or any portion of the Premises. Tenant shall vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord on demand. Landlord’s acceptance of Rent if and after Tenant holds over shall not convert Tenant’s tenancy at sufferance to any other form of tenancy or result in a renewal or extension of the Term of this Lease, unless otherwise specified by notice from Landlord to Tenant.

ARTICLE 32.

SIGNS

32.1 No sign, symbol, or identifying marks shall be put upon the Project, Building, in the halls, elevators, staircases, entrances, parking areas, or upon the doors or walls, without the prior written approval of Landlord in its sole discretion. Should such approval ever be granted, all signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord and comply with all Applicable Laws. Landlord, at Landlord’s sole cost and expense, reserves the right to change the door plaques as Landlord deems reasonably desirable.

32.2 Landlord shall, at Tenant’s sole cost and expense, install one line of signage (the “Monument Signage”) on the Building monument sign identifying Tenant’s name. The graphics, materials, color, design, lettering, size and specifications of Tenant’s Monument Signage shall be subject to the reasonable approval of Landlord and all applicable governmental authorities and shall conform to Landlord’s approved sign plan for the Building. At the expiration or earlier termination of this Lease or termination of Tenant’s sign rights as provided below, Landlord shall, at Tenant’s sole cost and expense, cause the Monument Signage to be removed and the area of the monument sign affected by the Monument Signage to be restored to the condition existing prior to the installation of Tenant’s Monument Signage. The right to Monument Signage is personal to the initially named Tenant in this Lease.

32.3 Landlord shall, at Tenant’s sole cost and expense, install signage at the top of the Building (the “Building-top Signage”) identifying only Tenant’s name and logo. The graphics, materials, color, design, lettering, size and specifications of Tenant’s Building-top Signage shall be subject to the reasonable approval of Landlord and all applicable governmental authorities and shall conform to Landlord’s approved sign plan for the Building. The costs of the actual signs comprising the Building-top Signage and the installation, design, construction, and any and all other costs associated with the Building-top Signage including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant. Should the Building-top Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform or if permits are needed to perform such maintenance and repairs, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period or promptly following the date such permits are obtained, subject to extension on a day for day basis based on any Force Majeure Delays, and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days’ prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the reasonable cost of such work. At the expiration or earlier termination of this Lease or termination of Tenant’s sign rights as provided below, Landlord shall, at Tenant’s sole cost and expense, cause the Building-top Signage to be removed and the area of the top of the Building affected by the Building-top Signage to be restored to the condition existing prior to the installation of Tenant’s Building-top Signage. The right to Building-top Signage is personal to the initial Tenant named in this Lease (the “Original Tenant”) and any Permitted Transferee of the Original Tenant who is an assignee of that Original Tenant’s entire interest in this Lease. To the extent Tenant desires to change the name and/or logo set forth on the Building-top Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings. All of Tenant’s rights to install and maintain the Building-top Signage at the top of the Building in accordance with this Section 32.3 shall permanently terminate upon notice from Landlord following the date upon which Tenant or a Permitted Transferee ceases to occupy at least 25,000 rentable square feet within the Building.

32.4 Landlord, at Tenant’s sole cost and expense, shall provide Tenant with Building standard lobby and suite signage.

ARTICLE 33.

HAZARDOUS MATERIALS

33.1 Tenant’s Obligations.

33.1.1 As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit I. Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire and any updates thereto, neither Tenant nor Tenant’s subtenants or assigns, or any of their respective employees, contractors and subcontractors of any tier, entities with a contractual relationship with such parties (other than Landlord), or any entity acting as an agent or sub-agent of such parties or any of the foregoing (collectively, “Tenant Parties”) will produce, use, store or generate any “Hazardous Materials”, as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released”, as that term is defined below, on, in, under or about the Premises or Project. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is knowingly false, materially incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Upon Landlord’s request, or in the event of any material change in Tenant’s use of Hazardous Materials at the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire. Landlord’s prior written consent shall be required for any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent not to be unreasonably withheld, conditioned or delayed it being understood and agreed that any Hazardous Materials used in connection with the operation of Tenant’s business shall be deemed approved by Landlord so long as such Hazardous Materials are used and stored in compliance with applicable

Environmental Laws; provided that if Landlord determines in good faith, with support from its environmental consultant, that any Hazardous Material, or quantities thereof, Tenant is using or proposes to use at the Premises or any activity involving Hazardous Materials presents an unreasonable risk at the Premises or is suspected to be in violation of applicable Environmental Law, then Tenant shall cease using such Hazardous Material or cease such activity until Tenant presents a plan that satisfies Landlord’s concerns to Landlord’s reasonable satisfaction. Tenant shall not install or permit any underground storage tank on the Premises. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the Release (as defined below) of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; and (ii) shall not engage in activities at the Premises that give rise to, or lead to the imposition of, liability upon Tenant or Landlord or the creation of an environmental lien or use restriction upon the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may hereafter be determined to be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. Hazardous Materials shall also include any “biohazardous waste,” “medical waste,” or other waste under California Health and Safety Code Division 20, Chapter 6.1 (Medical Waste Management Act). For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

Any use or storage of Hazardous Materials by Tenant permitted pursuant to this Article 33 shall not exceed Tenant’s proportionate share (measured on a per floor basis) of similarly classed Hazardous Materials. Notwithstanding anything contained herein to the contrary, in no event shall Tenant or anyone claiming by through or under Tenant perform work in the Premises at or above the risk category Biosafety Level 2 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”). Tenant shall comply with all applicable provisions of the standards of the BMBL to the extent applicable to Tenant’s operations in the Premises.

33.1.2 Unless Tenant is required by Applicable Laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) Tenant becomes aware of the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or

(ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws”, as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Project without Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., and any other state or local law counterparts, as amended, as such Environmental Laws, are in effect as of the Commencement Date, or thereafter adopted, published or promulgated.

33.1.3 If any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease and/or if any other Hazardous Material condition exists at the Premises or Building, and each case to the extent due to the acts or omissions of Tenant or any Tenant Parties that requires response actions of any kind, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) promptly comply with any and all reporting requirements imposed pursuant to any and all applicable Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective, remedial and other Clean-up action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant reasonably approved by Landlord, all in accordance with the provisions and requirements of this Article 33, including, without limitation, Section 33.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises and Project are remediated to a condition allowing use of the Premises for the Permitted Uses (i.e., to a level that will allow such Permitted Uses without any engineering controls or deed restrictions), all in accordance with the provisions and requirements of this Article 33. Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Material in or from the Premises to the appropriate governmental authority, identifying Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous Materials in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.

33.1.4 Indemnification.

(a) Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold Landlord and the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Term, whether foreseeable or unforeseeable, directly or indirectly, to the extent arising out of or caused by the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises or Project by Tenant or any Tenant Party, except to the extent such liabilities result from the negligence or willful misconduct of Landlord or any of its agents, employees, affiliates, contractors, subcontractors or other Landlord Parties following the Commencement Date. The foregoing obligations of Tenant shall include, without limitation: (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises and Project, and the preparation and implementation of any closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all costs and expenses incurred by Landlord in connection therewith. It is the express intention of the parties to this Lease that Tenant assumes all such liabilities, and holds Landlord harmless from all such liabilities, to the extent arising from or caused by the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in violation of applicable Environmental Laws in, on, under or about the Premises or Project by Tenant or any Tenant Party.

(b) Notwithstanding anything in this Section 33.1.4 to the contrary, Tenant’s indemnity of Landlord shall not be applicable to claims based upon Existing Hazardous Materials except to the extent that Tenant’s construction activities and/or Tenant’s negligent acts or omissions cause or exacerbate the subject claim. “Existing Hazardous Materials” shall mean Hazardous Materials located on the Project in violation of applicable Environmental Laws as of the date of this Lease. Subject to the terms of the immediately preceding sentence, Tenant’s indemnity of Landlord also shall not apply to claims based upon Hazardous Materials that arise out of or are caused by the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises or Project by Landlord or any Landlord Parties or any third party or parties outside of the Premises.

33.1.5 Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s reasonable satisfaction compliance with all Environmental Laws and the terms of this Lease.

33.2 Assurance of Performance.

33.2.1 Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform “Environmental Assessments”, as that term is defined below, to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. For purposes of this Lease, “Environmental Assessment” means an assessment including, without limitation: (i) an environmental site assessment conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the “all appropriate inquiries” requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment.

33.2.2 All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has breached its obligation to comply with the provisions of this Article 33 applicable to Tenant, then all of the reasonable costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

33.3 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 33.9; (ii) cause all Hazardous Materials (other than Existing Hazardous Materials or any Hazardous Materials placed in the Premises by Landlord or Landlord’s agents, employees or contractors) to be removed from the Premises and disposed of in accordance with all applicable Environmental Laws and as necessary to allow the Premises to be used for the Permitted Uses; and (iii) cause to be removed all containers installed or used by Tenant or any Tenant Parties to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

33.4 Clean-up.

33.4.1 If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Article 33, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval (which approval shall not be unreasonably withheld, conditioned or delayed), specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation of any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such 30-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the reasonable costs and expenses thereof from Tenant as Additional Rent, payable within thirty (30) days after receipt of written demand therefor.

33.4.2 No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up of the Premises required to be performed by Tenant pursuant to the terms of this Article 33, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

33.4.3 Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the Permitted Use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws.

33.4.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should any Clean-up be required of Tenant by any governmental authority and Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, and Tenant’s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises or any part thereof to a third party, or prevents the occupancy or use of the Premises or any part thereof by a third party, then Tenant shall be liable to Landlord all damages arising therefrom, including without limitation the reasonable rental value of the Premises.

33.5 Unless compelled to do so by applicable law, court order or subpoena, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by Applicable Laws, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Article 33.

33.6 Within thirty (30) days of receipt thereof, Tenant shall provide Landlord, without representation or warranty, with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Project, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord, without representation or warranty, with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

33.7 Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any applicable Environmental Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

33.8 Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Article 33 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Article 33 have been completely performed and satisfied.

33.9 Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Materials due to Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the Environmental Assessment called for by this Section 33.9 to be issued. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord an Environmental Assessment addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall state, to Landlord’s reasonable satisfaction, that (a) the Hazardous Materials described in the first sentence of this paragraph, to the extent, if any, existing prior to such decommissioning, have been removed in accordance with Applicable Laws; (b) all Hazardous Materials described in the first sentence of this paragraph, if any, have been removed in accordance with Applicable Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with Applicable Laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials and without giving notice in connection with such Hazardous Materials; and (c) the Premises may be reoccupied for office, research and development, or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials described in the first sentence of this paragraph and without giving notice in connection with Hazardous Materials. Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials. The report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results. Tenant shall submit to Landlord the identity of the applicable consultants and the scope of the proposed Environmental Assessment for Landlord’s reasonable review and approval at least 30 days prior to commencing the work described therein or at least 60 days prior to the expiration of the Term, whichever is earlier.

If Tenant fails to perform its obligations under this Section 33.9, without limiting any other right or remedy, Landlord may, on ten (10) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense if Tenant has not commenced to do so within said ten (10) business day period, and Tenant shall within 30 days of written demand reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work. Tenant’s obligations under this Section 33.9 shall survive the expiration or earlier termination of this Lease. In addition, at Landlord’s election, Landlord may inspect the

Premises and/or the Project for Hazardous Materials at Landlord’s cost and expense within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease. Tenant shall pay for all such costs and expenses reasonably incurred by Landlord in connection with such inspection if such inspection reveals that a release or legitimate threat of release of Hazardous Materials exists at the Project or Premises as a result of the affirmative acts or omissions (where there is duty on Tenant to act) of Tenant, its officers, employees, contractors, and agents (except to the extent resulting from (i) Hazardous Materials existing in the Premises as at the delivery of possession to Tenant (in which event Landlord shall be responsible for any Clean-up, as provided in this Lease), or (ii) the acts or omissions of Landlord or Landlord’s agents, employees or contractors).

33.10 Landlord hereby informs Tenant, and Tenant hereby acknowledges, that the Premises and adjacent properties overlie a former solid waste landfill site commonly known as the Westport Landfill (“Former Landfill”). Landlord further informs Tenant, and Tenant hereby acknowledges, that (i) prior testing has detected the presence of low levels of certain volatile and semi-volatile organic compounds and other contaminants in the groundwater, in the leachate from the landfilled solid waste, and/or in certain surface waters of the Project, as more fully described in the California Regional Water Quality Control Board, San Francisco Bay Region’s (“Regional Board”) Order No. R2-2003-0074 (Updated Waste Discharge Requirements and Rescission of Order No. 94-181) (“Order”), (ii) methane gas is or may be generated by the landfilled solid waste (item “i” immediately preceding and this item “ii” are hereafter collectively referred to as the “Landfill Contamination”), and (iii) the Premises and the Former Landfill are subject to the Order. The Order is attached hereto as Exhibit H. Tenant acknowledges that Landlord has provided Tenant with copies of the Order, and Tenant acknowledges that Tenant and Tenant’s experts (if any) have had ample opportunity to review the Order and that Tenant has satisfied itself as to the environmental conditions of the Project and the suitability of such conditions for Tenant’s intended use of the Project. Additional environmental reports are available for Tenant’s review at Landlord’s offices. Promptly following request therefor from Tenant and delivery to Landlord by Tenant of a form of confidentiality agreement reasonably acceptable to Landlord, Landlord shall provide to Tenant copies of all future environmental assessments, test results and monitoring results received or submitted to Landlord related to the Former Landfill, the Order and/or the Landfill Contamination. In the event the Regional Board determines that a majority of the laboratory area of the Premises and/or the majority of the Premises cannot be occupied for a period in excess of thirty (30) days due to any Hazardous Materials conditions related to the Landfill Contamination, then, provided Tenant has not caused and/or negligently or willfully contributed to the incident responsible for said occupancy restriction, Tenant may terminate this Lease provided Tenant gives Landlord written notice of such termination within thirty (30) days of Tenant’s receipt of the Regional Board’s notice referred to above. In the event said notice is received by Landlord as required herein and the majority of the laboratory area of the Premises or majority of the Premises cannot be occupied as referenced above, this Lease shall thereafter terminate on the date of termination referenced in said Tenant notice (which date shall not be less than thirty (30) days from the date the majority of the laboratory area of the Premises or majority of the Premises are deemed un-occupiable). Tenant agrees to reasonably cooperate and provide Landlord and the Regional Board or their authorized representatives, upon presentation of credentials, during normal business hours, immediate entry upon the Premises to assess any and all aspects of the environmental condition of the Project and its use, including, but not limited to, conducting any environmental assessment or audit, taking samples of soil, groundwater or other water, air or building materials, the inspection of treatment equipment, monitoring equipment or monitoring methods, or sampling of any discharge governed by the Order.

ARTICLE 34.

COMPLIANCE WITH LAWS AND OTHER REGULATIONS

34.1 Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including without limitation the ADA and the California Energy Code, Title 24, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose, any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Premises, including without limitation any governmental requirements or executive orders that Tenant temporarily or indefinitely cease its operations and/or prohibit or reduce Tenant’s use of the Premises. Landlord’s approval of Tenant’s plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the ADA. Nothing in this Section 34.1 shall limit Landlord’s obligations under Section 34.2 below or under Section 1.2 of the Tenant Work Letter. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

34.2 Landlord, at Landlord’s cost and not as an Operating Expenses, shall comply with all ADA and path of travel related requirements that impose any obligation with respect to the Common Area, but only to the extent (i) the same are applicable to Landlord and the Building, (ii) Landlord is required by the applicable governmental authority to take such action, (iii) such action is not the result of a “Trigger Event” (as defined below), and (iv) Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy (or its legal equivalent) for the Premises, or obtaining any building permit, or would affect the safety of Tenant’s employees or create a health hazard for Tenant’s employees or otherwise materially and adversely affect Tenant’s use or occupancy of the Premises. As used herein, the term “Trigger Event” means one or more of the following events or circumstances: (a) Tenant’s particular use of the Premises (other than normal office uses and other permitted uses of the Premises); (b) the manner of conduct of Tenant’s business or operation of its installations, equipment or other property outside of Tenant’s permitted uses; (c) the performance of any improvements or alterations or the installation of any Tenant systems Tenant or any Tenant Parties that are materially different from those improvements and systems generally existing in the Project at that time; (d) the breach of any of Tenant’s obligations under this Lease, or (e) any CASp inspection conducted by or at the request of Tenant.

34.3 Tenant certifies, represents, warrants and covenants to Landlord that: (i) it is not, and shall not during the Lease Term become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224

on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including, without limitation, persons and entities named on the Office of Foreign Assets Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); (ii) to the best of its knowledge, it is not currently engaged in any transactions, provision of services to, or dealings with, or otherwise associated with, any Prohibited Persons, nor otherwise engaged in any activity that would violate Anti-Terrorism Laws in connection with the use or occupancy of the Premises or the Building; and (iii) it will not, during the Lease Term, engage in any transactions, provide services to, deal with, or be otherwise associated with, any Prohibited Persons, nor will it engage in any other activity that would violate Anti-Terrorism Laws in connection with the use or occupancy of the Premises or the Building.

34.4 Tenant certifies, represents, warrants and covenants to Landlord that it shall not during the Lease Term engage in activities that would violate the provisions of the U.S. Foreign Corrupt Practices Act and the anti-bribery laws of other nations generally. Accordingly, (i) Tenant has not, and shall not, in connection with its performance under this Lease, or in connection with any other business transactions involving Landlord or the Premises, made, promised, or offered to make any payment or transfer of anything of value, directly or indirectly to any US or non-US government official or to an intermediary for payment to any such government official; and, (ii) Tenant has not, and shall not, in connection with its performance under this Lease, or in connection with any other business transactions involving Landlord or the Premises, made, promised, or offered to make any payments or transfers of value that have the purpose or effect of public or commercial bribery, or acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business.

34.5 Tenant certifies, represents, warrants and covenants to Landlord that it shall not during the Lease Term engage in activities that would violate the provisions of the US Bank Secrecy Act as amended by the USA Patriot Act (“AML Laws”). In this regard Tenant will not engage in, facilitate or permit the Premises or the Building to be used in connection with transactions that in any way involve the proceeds of crime under US law or are related to the financing of terrorist activities. Further, Tenant will not use proceeds of crime to pay its obligations under the Lease.

34.6 If at any time after the date hereof Tenant becomes a Prohibited Person or is accused by The Office of Foreign Assets Control or other Federal Authorities of being associated with a person designated as a Prohibited Person, then it shall notify Landlord within five (5) business days after becoming aware of such designation. If at any time after the date hereof Tenant becomes a Prohibited Person or Tenant otherwise breaches any certification, representation, warranty or covenant set forth in Sections 34.3, 34.4, 34.5 or 34.6, then such event shall constitute an Event of Default hereunder, entitling Landlord to any and all remedies under the Lease or at law or in equity (including the right to terminate this Lease), without affording Tenant any notice or cure period. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify, and hold harmless Landlord from and against any and all claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants in Sections 34.3, 34.4, 34.5 and 34.6. Tenant’s indemnification obligations in this Section 34.6 shall survive the expiration or earlier termination of this Lease.

34.7 Pursuant to California Civil Code Section 1938, Tenant is hereby notified that, as of the date hereof, the Project has not undergone an inspection by a “Certified Access Specialist” and except to the extent expressly set forth in this Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Landlord’s prior written consent.

ARTICLE 35.

CHOICE OF LAW; SEVERABILITY

35.1 This Lease shall be construed in accordance with the laws of the State of California. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of both parties that in lieu of each clause or provision that is illegal, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

ARTICLE 36.

NOTICES

36.1 All notices, demands, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (i) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (ii) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (iii) delivered by a nationally recognized overnight courier, or (iv) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth in the Basic Lease Information, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (A) three (3) days after the date it is posted if sent by Mail, (B) the date the telecopy is transmitted, (C) the date the overnight courier delivery is made, or (D) the date personal delivery is made. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.

ARTICLE 37.

OBLIGATIONS OF, SUCCESSORS, PLURALITY, GENDER

37.1 Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns. If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

ARTICLE 38.

ENTIRE AGREEMENT

38.1 This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral leases or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.

38.2 THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

ARTICLE 39.

CONSTRUCTION AND INTERPRETATIONS

39.1 The words “Landlord” and “Tenant” include the plural as well as the singular. If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refer to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words “including,” “such as,” or words of similar import, when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of non-limitation (such as “without limitation”) is used with reference thereto. All provisions of this Lease have been negotiated at arm’s length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

ARTICLE 40.

MODIFICATION OF LEASE

40.1 Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, or impair Tenant’s use or occupancy of the Premises, then and in such event Tenant agrees that this Lease may be so modified and agrees to execute whatever documents which are reasonably required therefor and are in form and substance reasonably acceptable to Tenant, and to deliver the same to Landlord within ten (10) business days following a request therefor.

40.2 Tenant acknowledges that the Company, an affiliate of Landlord, elects to be taxed as a real estate investment trust (a “REIT”) under the Code. Tenant hereby agrees to modifications of this Lease required to retain or clarify the Company’s status as a REIT, provided such modifications: (a) are reasonable, (b) do not adversely affect in a material manner Tenant’s use of the Premises or Tenant’s parking rights as herein permitted, and (c) do not increase the Base Rent, Additional Rent and other sums to be paid by Tenant or Tenant’s other obligations pursuant to this Lease, or reduce any rights of Tenant under this Lease, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within ten (10) days after Tenant’s receipt thereof.

ARTICLE 41.

AUTHORITY

41.1 All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for Rent, unlawful detainer, and any other legal or equitable proceedings may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

ARTICLE 42.

BROKERAGE

42.1 Tenant represents and warrants to Landlord that it has dealt only with Tenant’s Broker and Landlord’s Broker, in negotiation of this Lease. Landlord shall make payment of the brokerage fee due the Landlord’s Broker pursuant to and in accordance with a separate agreement between Landlord and Landlord’s Broker. Landlord’s Broker shall pay a portion of its commission to Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker. Except for amounts owing to Landlord’s Broker and Tenant’s Broker, each party hereby agrees to indemnify and hold the other party harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys’

fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Landlord may elect to pay Tenant’s Broker directly pursuant to a separate agreement between Landlord and Tenant’s Broker. Additionally, except as may be otherwise expressly agreed upon by Landlord in writing, Tenant acknowledges and agrees that Landlord and/or Landlord’s agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease unless the separate commission agreement between Landlord and that broker provides for payment of a commission on additional or expansion space under this Lease and Tenant in writing designates that broker as Tenant’s sole and exclusive broker in connection with the leasing of that additional or expansion space.

ARTICLE 43.

EXHIBITS

43.1 Exhibits A through K are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.

ARTICLE 44.

APPURTENANCES; PROJECT CONTROL

44.1 The Premises include the nonexclusive right of ingress and egress thereto and therefrom. Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease provided that such discontinuation may not materially interfere with Tenant’s use of, or access to, the Premises.

44.2 Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises and other rights of Tenant as provided by this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Building to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant assessments and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Project; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies and entrances. Landlord’s right pursuant to this Section 44.2, including without limitation the rights to construct, maintain, relocate, alter, improve, or adjust the Building or the Project shall be subject to the condition that (i) the exercise of any of such rights shall not materially and adversely interfere with Tenant’s use of the Premises or materially decrease the number of or use of Tenant’s parking spaces, (ii) Landlord shall provide reasonable prior notice to Tenant before exercising any such rights which may materially and adversely interfere with Tenant’s use of the Premises, provided that such use of the Premises is in accordance with the Permitted Use, and (iii) Landlord shall use reasonable efforts to minimize to the extent possible any interference with Tenant’s business, provided that such business is in accordance with the Permitted Use, including, when reasonable, scheduling such work after business hours or on weekends. Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord. Notwithstanding the foregoing, Landlord shall provide Tenant reasonable prior notice of required access to the Premises for such activities.

44.3 Notwithstanding anything to the contrary in Section 44.2, during the initial Term of this Lease, Landlord shall cause the Project to include fitness and collaboration facilities and amenities that are available to Tenant; provided that (a) Tenant’s use of such fitness and collaboration facilities and amenities shall be on a non-exclusive basis and shall be subject to reasonable and nondiscriminatory rules and regulations established by Landlord for use of such facilities and amenities from time to time, and (b) the specific scope and location of the fitness and collaboration facilities and amenities shall be determined by Landlord in its reasonable discretion and may be modified and relocated from time to time by Landlord in its reasonable discretion.

ARTICLE 45.

PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND JURY

45.1 Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are, or in the future may be, conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action for ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of Rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action unless the same is a compulsory counterclaim. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

ARTICLE 46.

RECORDING

46.1 Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both Landlord and Tenant specifying the date of commencement and expiration of the Term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum or notice of lease at the cost of the recording party.

ARTICLE 47.

MORTGAGEE PROTECTION

47.1 Tenant agrees to give any mortgagees and/or trust deed holders having a lien on Landlord’s interest in the Project, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the name and address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then such mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE 48.

OTHER LANDLORD CONSTRUCTION

48.1 Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of Rent (subject to the express provisions of this Lease), or of a constructive or actual eviction of Tenant.

48.2 It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Term of this Lease renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises, including without limitation the Parking Facilities (as defined below), the Common Areas, and the systems and equipment, roof and structural portions of the same. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations for Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations..

48.3 In exercising its rights under this Article 48, Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant’s business operations during standard business hours.

ARTICLE 49.

PARKING

49.1 The use by Tenant, its employees and invitees, of the parking facilities of the Project (the “Parking Facilities”) shall be on the terms and conditions set forth in Exhibit D-1 attached hereto and by this reference incorporated herein and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established and to such other rules and regulations as Landlord may establish. Tenant, its employees and invitees shall use no more than the Maximum Parking Allocation. There shall be no additional cost, charge or rental payable in connection with Tenant and its employees’ and invitees’ non-exclusive right to use the Parking Facilities (not to exceed the Maximum Parking Allocation) other than the inclusion of costs incurred in connection with the parking areas in Operating Expenses and Taxes as provided in Article 5. Tenant’s use of the parking spaces shall be confined to the Project. If, in Landlord’s reasonable business judgment, it becomes necessary, Landlord shall exercise due diligence to cause the creation of cross-parking easements and such other agreements as are necessary to permit Tenant, its employees and invitees to use parking spaces on properties and buildings which are separate legal parcels from the Project. Tenant acknowledges that other tenants of the Project and the tenants of the other buildings, their employees and invitees, may be given the right to park at the Project; however, tenants of other buildings that are not within the Project shall not have superior rights as to Tenant and its employees and invitees in the parking spaces situated in the Project. Landlord reserves the right to change any existing or future parking area, roads, or driveways, or increase or decrease the size thereof and make any repairs or alterations it deems necessary to the parking area, roads and driveways and Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant’s parking in the course of such repairs or alterations.

49.2 Landlord shall mark five (5) parking spaces at the location shown on Exhibit K attached hereto as “Visitor Parking”. Landlord shall have no obligation to police or control the use of those marked parking spaces.

ARTICLE 50.

ELECTRICAL CAPACITY

Tenant covenants and agrees that at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation. Any riser or risers to supply Tenant’s electrical requirements upon written request of Tenant shall be installed by Landlord at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excess or unreasonable alterations, repairs or expense or interfere with or disrupt other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

ARTICLE 51.

OPTIONS TO EXTEND LEASE

51.1 First Extension Option. Tenant shall have the option to extend this Lease (the “First Extension Option”) for one additional term of five (5) years (the “First Extension Period”), upon the terms and conditions hereinafter set forth:

(a) If the First Extension Option is exercised, then the Base Rent per annum for such First Extension Period (the “First Option Rent”) shall be an amount equal to the Fair Market Rental Value (as defined hereinafter) for the Premises as of the commencement of the First Extension Option for such First Extension Period.

(b) The First Extension Option must be exercised by Tenant, if at all, only at the time and in the manner provided in this Section 51.1(b).

(i) If Tenant wishes to exercise the First Extension Option, Tenant must, on or before the date occurring twelve (12) months before the expiration of the initial Term (but not before the date that is fifteen (15) months before the expiration of the initial Term), exercise the First Extension Option by delivering written notice (the “First Exercise Notice”) to Landlord. If Tenant timely and properly exercises its First Extension Option, the Term shall be extended for the First Extension Period upon all of the terms and conditions set forth in the Lease, as amended, except that the Base Rent for the First Extension Period shall be as provided in Section 51.1(a) and Tenant shall have no further options to extend the Term except for the Second Extension Option.

(ii) If Tenant fails to deliver a timely First Exercise Notice, Tenant shall be considered to have elected not to exercise the First Extension Option..

(c) It is understood and agreed that the First Extension Option hereby granted is personal to the initially named Tenant and is not transferable except to a Permitted Transferee in connection with an assignment of Tenant’s entire interest in this Lease. In the event of any assignment or subletting of the Premises or any part thereof (other than to a Permitted Transferee), the First Extension Option shall automatically terminate and shall thereafter be null and void.

(d) Tenant’s exercise of the First Extension Option shall, if Landlord so elects in its absolute discretion, be ineffective in the event that (i) an Event of Default by Tenant remains uncured at the time of delivery of the First Exercise Notice or at the commencement of the First Extension Period, or (ii) Tenant shall have reduced the size of the Premises below the size of the initial Premises by written agreement with Landlord.

51.2 Second Extension Option. Tenant shall have the option to extend this Lease (the “Second Extension Option”) for one additional term of five (5) years (the “Second Extension Period”), upon the terms and conditions hereinafter set forth:

(a) If the Second Extension Option is exercised, then the Base Rent per annum for such Second Extension Period (the “Second Option Rent”) shall be an amount equal to the Fair Market Rental Value for the Premises as of the commencement of the Second Extension Option for such Second Extension Period.

(b) The Second Extension Option must be exercised by Tenant, if at all, only at the time and in the manner provided in this Section 51.2(b).

(i) If Tenant wishes to exercise the Second Extension Option, Tenant must, on or before the date occurring twelve (12) months before the expiration of the First Extension Period (but not before the date that is fifteen (15) months before the expiration of the First Extension Period), exercise the Second Extension Option by delivering written notice (the “Second Exercise Notice”) to Landlord. If Tenant timely and properly exercises its Second Extension Option, the Term shall be extended for the Second Extension Period upon all of the terms and conditions set forth in the Lease, as amended, except that the Base Rent for the Second Extension Period shall be as provided in Section 51.2(a) and Tenant shall have no further options to extend the Term.

(ii) If Tenant fails to deliver a timely Second Exercise Notice, Tenant shall be considered to have elected not to exercise the Second Extension Option.

(c) It is understood and agreed that the Second Extension Option hereby granted is personal to the initially named Tenant and is not transferable except to a Permitted Transferee in connection with an assignment of Tenant’s entire interest in this Lease. In the event of any assignment or subletting of the Premises or any part thereof (other than to a Permitted Transferee), the Second Extension Option shall automatically terminate and shall thereafter be null and void.

(d) Tenant’s exercise of the Second Extension Option shall, if Landlord so elects in its absolute discretion, be ineffective in the event that (i) an Event of Default by Tenant remains uncured at the time of delivery of the Second Exercise Notice or at the commencement of the Second Extension Period or (ii) Tenant shall have reduced the size of the Premises below the size of the initial Premises by written agreement with Landlord.

(e) The Second Extension Option shall terminate and shall thereafter be null and void in the event Tenant does not exercise the First Extension Option or for any reason Tenant’s exercise of the First Extension Option is ineffective.

51.3 Fair Market Rental Value. The provisions of this Section shall apply in any instance in which this Lease provides that the Fair Market Rental Value is to apply.

(a) “Fair Market Rental Value” means the annual amount per square foot that a willing tenant would pay and a willing landlord would accept in arm’s length negotiations, without any additional inducements, for a lease of the applicable non-sublease, non-equity, unencumbered space on the applicable terms and conditions for the applicable period of time (other than Base Year, which shall be the calendar year in which the first day of the applicable Extension Period falls). Fair Market Rental Value shall be determined by Landlord considering the most recent new direct leases (and market renewals, extensions and expansions, if applicable) in the Building and in Comparable Buildings owned or managed by Landlord in the Market Area. If there are no such direct leases (or market renewals, extensions or expansions, if applicable) that are recent, consideration shall be given to the most recent new direct leases (and market renewals, extensions and expansions, if applicable) in other Comparable Buildings in the Market Area.

(b) In determining the rental rate of comparable space, the parties shall include all escalations and take into consideration the following concessions:

(i) Rental abatement concessions, if any, being granted to tenants in connection with the comparable space;

(ii) Tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, based on the age, quality, and layout of the improvements.

(c) If in determining the Fair Market Rental Value the parties determine that the economic terms of leases of comparable space include a tenant improvement allowance, Landlord may, at Landlord’s sole option, elect to do the following:

(i) Grant some or all of the value of the tenant improvement allowance as an allowance for the refurbishment of the Premises; and

(ii) Reduce the Base Rent component of the Fair Market Rental Value to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance that Landlord has elected not to grant to Tenant (in which case that portion of the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Tenant).

51.4 Determination of Fair Market Rental Value. The determination of Fair Market Rental Value shall be as provided in this Section 51.3.

(a) Negotiated Agreement. In the event Tenant timely and appropriately exercises the applicable Extension Option, Landlord shall notify Tenant of Landlord’s determination of the Option Rent for the applicable Extension Period no later than the date that is five (5) months prior to the date upon which the applicable Extension Period is to commence. If Tenant, on or before the date which is ten (10) business days following the date upon which Tenant receives Landlord’s determination of the Option Rent for the applicable Extension Period, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent for the applicable Extension Period using their best good-faith efforts.

(b) Parties’ Separate Determinations. If Landlord and Tenant fail to reach agreement on or before the date that is ten (10) business days following Tenant’s objection to the Option Rent for the applicable Extension Period (the “Outside Agreement Date”), then Landlord and Tenant shall each make a separate determination of the Fair Market Rental Value and notify the other party of this determination within ten (10) days after the Outside Agreement Date.

(i) Two Determinations. If each party makes a timely determination of the Fair Market Rental Value, those determinations shall be submitted to arbitration in accordance with subsection (c).

(ii) One Determination. If Landlord or Tenant fails to make a determination of the Fair Market Rental Value within the ten-day period, that failure shall be conclusively considered to be that party’s approval of the Fair Market Rental Value submitted within the ten-day period by the other party.

(c) Arbitration. If both parties make timely individual determinations of the Fair Market Rental Value under subsection (b), the Fair Market Rental Value shall be determined by arbitration under this subsection (c).

(i) Scope of Arbitration. The determination of the arbitrators shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrators, taking into account the requirements of Section 51.3.

(ii) Qualifications of Arbitrator(s). The arbitrators must be licensed real estate brokers who have been active in the leasing of commercial multi-story properties in the Market Area over the five-year period ending on the date of their appointment as arbitrator(s).

(iii) Parties’ Appointment of Arbitrators. Within twenty (20) days after the applicable Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the arbitrator’s name and business address.

(iv) Appointment of Third Arbitrator. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator’s name and business address.

(v) Arbitrators’ Decision. Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord’s or Tenant’s submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority the three (3) arbitrators shall be binding on Landlord and Tenant.

(vi) If Only One Arbitrator is Appointed. If either Landlord or Tenant fails to appoint an arbitrator within twenty (20) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator’s appointment. The arbitrator’s decision shall be binding on Landlord and Tenant.

(vii) If Only Two Arbitrators Are Appointed. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the real estate arbitration rules of JAMS, subject to the provisions of this section.

(viii) If No Arbitrator Is Appointed. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the real estate arbitration rules of JAMS subject the provisions of this Section 51.4(c).

(ix) Rent Pending Determination. In the event that the applicable Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the applicable Extension Period, Tenant shall be required to pay the applicable Option Rent initially provided by Landlord to Tenant, and upon the final determination of the applicable Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of applicable Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

(x) Cost of Arbitration. Each party shall bear the cost of the arbitrator appointed by it. The cost of the third arbitrator and any other costs of the arbitration shall be paid by the party whose submitted Fair Market Rental Value is not selected by the arbitrators.

ARTICLE 52.

TELECOMMUNICATIONS LINES AND EQUIPMENT

52.1 Tenant may install, maintain, replace, remove or use any electrical, communications or computer wires and cables (collectively, the “Lines”) at the Building in or serving solely the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 8 and 15 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (v) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed by or on behalf of Tenant in violation of these provisions, or which are installed by or on behalf of Tenant and are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines located in or serving the Premises that have been installed by or on behalf of Tenant upon the expiration of the Term or upon any earlier termination of this Lease.

ARTICLE 53.

ERISA

53.1 Tenant represents, warrants and covenants to Landlord that, as of the date hereof and throughout the term of this Lease, Tenant is not, and is not entering into this Lease on behalf of, (i) an employee benefit plan, (ii) a trust holding assets of such a plan or (iii) an entity holding assets of such a plan. Notwithstanding any terms to the contrary in this Lease, in no event may Tenant assign or transfer its interest under this Lease to a third party who is, or is entering into this Lease on behalf of, (i) an employee benefit plan, (ii) a trust holding assets of such a plan or (iii) an entity holding assets of such a plan if such transfer would could cause Landlord to incur any prohibited transaction excise tax penalties or other materially adverse consequences under the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended or similar law. Tenant represents and warrants to Landlord that (i) neither Tenant nor any of its “affiliates” has the authority (A) to appoint or terminate PGIM, Inc. (“PGIM”) as investment manager of the PRISA II fund, (B) to negotiate the terms of a management agreement between PGIM and the PRISA II fund or (C) to cause an investment in or withdrawal from PRISA II fund and (ii) Tenant is not “related” to PGIM (within the meaning of Part VI(h) of Department of Labor Prohibited Transaction Exemption 84-14).

ARTICLE 54.

GENERATOR

54.1 Subject to the terms and conditions set forth below, Tenant shall have the right to install in a location approved by Landlord adjacent to the Building, at Tenant’s sole expense, one back-up generator and related fuel storage, cabling and equipment (collectively, a “UPS”) to provide uninterrupted power to certain equipment in the Premises, provided that the UPS (i) does not adversely affect the safety of the Building or any warranty relating to the Building or adversely affect in any material respect any structural component of the Building, (ii) does not adversely affect any electrical, mechanical or any other system of the Building or the functioning thereof; (iii) does not materially interfere with the operation of the Building or the provision of services or utilities to the Building; (iv) complies with all Laws, and (v) is otherwise approved by Landlord in writing (which approval shall not be unreasonably, withheld, conditioned or delayed), including approval by Landlord of the exact location, type, style, dimensions, weight, plans and installation procedures for the UPS and the characteristics and type of fuel powering such UPS. Notwithstanding the foregoing, no UPS powered by any source other than a battery shall be permitted in the Premises (it being expressly understood that there shall be no fuel storage or any UPS powered by fuel permitted in the Premises). Prior to the installation of the UPS by Tenant: (i) Tenant shall obtain Landlord’s approval (not to be unreasonably withheld, conditioned or delayed0 of the contractor which shall undertake such installation; (ii) Tenant shall obtain all permits and governmental approvals required for the installation of the UPS; (iii) Tenant and the contractor reasonably approved by Landlord to undertake such installation shall obtain such insurance coverages as Landlord may reasonably require and, if requested by Landlord, cause Landlord to be named as an insured under such insurance policies; and (iv) Tenant shall submit to Landlord for approval in its reasonable discretion, plans for the installation of the UPS, prepared by qualified engineers, showing all aesthetic, structural, mechanical and electrical details of the UPS, as well as all associated conduit and related equipment, all in accordance with all Laws, including without limitation all Environmental Laws. Tenant shall ensure that the UPS does not materially interfere with any other equipment serving the Building or any portion thereof. At Tenant’s sole cost, the UPS shall be fully screened from view and sound in a manner reasonably directed by Landlord which may include without limitation the installation of an additional screening wall and sound baffling. Throughout the Term, Tenant shall (A) ensure that the UPS complies with all Applicable Laws, including any Environmental Laws; (B) cause engineers, including environmental engineers, reasonably acceptable to Landlord to inspect the UPS at least twice yearly to insure that such equipment is functioning properly and that no Hazardous Materials are emanating therefrom; (C) maintain the UPS in good order and repair; (D) maintain insurance coverages with respect thereto as are reasonably required by Landlord from time to time; (E) maintain all permits and governmental approvals necessary for the operation of the UPS. Tenant shall immediately report to Landlord if Tenant determines that the UPS is not functioning properly, is leaking or is in violation of any Laws. At the end of the Term, if requested by Landlord, Tenant, at Tenant’s sole cost and expense, shall remove the UPS and restore the area in which it was located to its condition immediately prior to the installation of the UPS. Tenant shall obtain at Tenant’s expense all permits and governmental approvals necessary for such removal.

ARTICLE 55.

MISCELLANEOUS

55.1 Confidentiality. Tenant acknowledges that the content of this Lease and any information regarding the Building or Project received from Landlord (provided such information is identified is confidential at the time it is delivered) are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, contractors, architect, employees and accountants on a ‘need to know’ basis, provided that such other parties are made aware of Tenant’s obligations under this Section 55.1 and Tenant shall be responsible for any disclosure by such parties in violation of this Section. Tenant also shall have the right to disclose the contents of this Lease to the extent required by any regulatory and/or any SEC requirements applicable to Tenant or required by law, court order or subpoena or to enforce any rights of Tenant hereunder.

55.2 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

55.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

55.4 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

55.5 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

55.6 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not expressly set forth herein.

55.7 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Delivery by fax or by electronic mail file attachment of any executed counterpart to this Lease will be deemed the equivalent of the delivery of the original executed instrument.

55.8 Relocation. Landlord shall not have the right to relocate Tenant without Tenant’s consent which may be given or withheld in Tenant’s sole discretion.

55.9 Permitted Dogs. Notwithstanding anything to the contrary herein or in the Rules and Regulation, except to the extent prohibited by Applicable Law, Landlord hereby permits Tenant and its employees and officer, subject to the terms of this Section 55.9, to bring to the Building fully domesticated, fully vaccinated, trained dogs (hereinafter referred to individually as a “Permitted Dog”, and collectively as the “Permitted Dogs”). Tenant agrees that all Permitted Dogs shall be less than eighty (80) pounds in weight each. Tenant represents and warrants that no Permitted Dog will be of the following breeds of dog (or a mix comprised of one or more of the following): Pit Bull, Chow Chow, Alaskan Malamutes, Rottweiler, Doberman, Husky, Rhodesian Ridgeback or Presa Canario. Permitted Dogs shall be pre-registered by Landlord and shall be strictly controlled and supervised at all times by Tenant’s employees or Permitted Tenant Parties (including, without limitation, by keeping Permitted Dogs on leashes at all times while in the Common Areas). Within thirty (30) days following Tenant’s receipt of Landlord’s request therefor, Tenant shall provide Landlord with satisfactory evidence showing that all current vaccinations, flea treatments, and training certifications (if any) have been received by the Permitted Dogs. In the event a Permitted Dog becomes ill or contracts a disease that could potentially threaten the health or wellbeing of any occupants or invitees of the Building (which diseases may include, but shall not be limited to, rabies, leptospirosis and lyme disease), such Permitted Dog shall be excluded from the Premises until said Permitted Dog is free of such disease as evidenced by appropriate veterinarian records. Tenant shall not permit any reasonably objectionable dog related noises or odors to emanate from the Premises, and in no event shall Permitted Dogs be kept in the Building overnight. Landlord may designate a specific entrance into the Building and path of travel to the Premises for Permitted Dogs, and Permitted Dogs shall not be permitted to enter into any Common Area bathrooms in the Building or any other building in the Project at any time. Permitted Dogs shall not bark excessively or otherwise create a nuisance at the Building. All bodily waste generated by the Permitted Dogs in or about the Building or the Common Areas outside the Building shall be immediately removed and disposed of in trash receptacles designated by Landlord, and any areas of the Building affected by such waste shall be cleaned and otherwise sanitized to a condition consistent with Landlord’s commercially reasonable standards applicable thereto. No Permitted Dogs may disturb, threaten, or injure any other tenant or occupant of the Project or such tenant’s or occupant’s employees, agents, contractors, licensees or guests (each, a “Dog Incident”). Tenant must act reasonably and in good faith to take all actions to prevent Dog Incidents from occurring. If a particular dog is the cause of one (1) Dog Incident, Landlord may rescind its agreement to permit the subject dog in the Building. In such case, such banned dog shall not enter the Building and Tenant must use good faith efforts to enforce such expulsion. Notwithstanding anything to the contrary contained herein, Landlord may in its sole discretion, on at least ten (10) days prior written notice, terminate Tenant’s right for Tenant and Tenant’s employees and officers to bring Permitted Dogs to the Premises.

ARTICLE 56.

TENANT’S RIGHT OF FIRST OFFER

56.1 As used herein, (a) “3200 Bridge Offer Space” means any space in the building in the Project known as 3200 Bridge Parkway (the “3200 Bridge Building”), (b) “First Floor Offer Space” means any space on the first floor of the Building that is not part of the Premises, and (c) “Offer Space” means, collectively, the 3200 Bridge Offer Space and the First Floor Offer Space. During the initial Term, Landlord shall provide Tenant with written notice (the “Availability Notice”) from time to time when Landlord determines that the particular Offer Space (the “Specific Offer Space”) will become Available (as defined below) and Landlord then intends to market the Specific Offer Space for lease to third parties. Landlord shall endeavor to provide the Availability Notice to Tenant on the later of the date that is thirty (30) days after the date on which Landlord determines that the Specific Offer Space will become Available or the date that is one hundred eighty (180) days before the Specific Offer Space will be Available, but not later than the date first markets the Specific Offer Space for lease to third parties. As used herein, “Available” means that the space (i) is not part of the Premises, (ii) is not then subject to a lease, (iii) is not then subject to any Superior Rights (as defined below) unless such Superior Rights lapse without being timely exercised or are waived, and (iv) is not then subject to any lease extension negotiations between Landlord and an existing tenant of the Specific Offer Space. As used herein, the term “Superior Rights” means all rights of Shutterfly, Inc., (or its successors or assigns) with respect to the 3200 Bridge Offer Space under its lease existing as of the date hereof and of tenants under leases of the First Floor Offer Space entered into by Landlord after the date of this Lease in accordance with the terms of this Article 56, each including any renewal, extension, expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases.

56.2 The location and configuration of the Offer Space shall be determined by Landlord in its reasonable discretion; provided that Landlord shall have no obligations to designate Specific Offer Space that would result in any space not included in the Specific Offer Space being not Configured For Leasing (as defined below). For purposes of this Lease, “Configured For Leasing” means the applicable space must have convenient access to the central corridor on the applicable floor and must have a size and configuration that complies with all applicable building codes and other laws and is such that Landlord judges, in its reasonable discretion, that Landlord will be able to lease such space to a third party. The Availability Notice shall:

(a) Describe the particular Specific Offer Space (including rentable area, usable area and location);

(b) Include an attached floor plan identifying such space;

(c) State the date (the “Specific Offer Space Delivery Date”) the space will be available for delivery to Tenant; and

(d) Specify the Base Rent for the Specific Offer Space.

(e) Specify any tenant improvement allowance being made available with respect to the Specific Offer Space.

(f) Specify the increase in the security deposit that will apply to reflect the addition of the Specific Offer Space to the Premises.

(g) If the Specific Offer Space Delivery Date is after the date (the “Minimum ROFO Term Threshold Date”) that is three (3) years prior to the then scheduled Expiration Date, specify the length of the term of the leasing of the Specific Offer Space that will be available (the “Specific Offer Space Term”).

(h) Notwithstanding the foregoing, if the Specific Offer Space is First Floor Offer Space and the Specific Offer Space Delivery Date for such space is on or before the date (the “Six Month Anniversary”) that is six (6) months after the Commencement Date, then (i) the Base Rent for the Specific Offer Space shall be the same on a per square foot basis as the Base Rent for the initial Premises, (ii) the Specific Offer Space Term shall be coterminous with the Term of this Lease, (iii) Tenant shall receive Base Rent abatement for the period commencing on the Specific Offer Delivery Date and ending on the Sixth Month Anniversary, (iv) the amount of the tenant improvement allowance applicable to the Specific Offer Space shall be $195.00 per rentable square foot, and (v) the Security Deposit and the amounts to which the Security Deposit may be reduced as provided in Section 4.3 shall be increased in proportion to the increase in Base Rent resulting from the addition of the Specific Offer Space to the Premises.

56.3 If Tenant wishes to exercise Tenant’s rights set forth in this Article 56 with respect to the Specific Offer Space that is part of the 3200 Bridge Offer Space, then within five (5) business days of delivery of the Availability Notice to Tenant, Tenant shall deliver irrevocable notice to Landlord (the “First Offer Exercise Notice”) offering to lease the Specific Offer Space on the terms and conditions as may be specified by Landlord in the Availability Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its first offer right, if at all, only with respect to all the Specific Offer Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease a portion of that space.

56.4 If Tenant wishes to exercise Tenant’s rights set forth in this Article 56 with respect to the Specific Offer Space that is part of the First Floor Offer Space, then within thirty (30) days of delivery of the Availability Notice to Tenant, Tenant shall deliver irrevocable notice to Landlord (the “First Offer Exercise Notice”) offering to lease the Specific Offer Space on the terms and conditions as may be specified by Landlord in the Availability Notice; provided, however, that prior to delivering a First Offer Exercise Notice pursuant to this Section 56.4, Tenant may deliver notice to Landlord offering to lease the Specific Offer Space included in the Availability Notice under this Section 56.4 on the terms and conditions as may be mutually negotiated between Landlord and Tenant in their respective sole discretion within thirty (30) days of delivery of the Availability Notice to Tenant. If Landlord and Tenant are not able to reach agreement on those mutually negotiated terms within thirty (30) days of delivery of the Availability Notice, Tenant may give a First Exercise Notice as provided in this Section 56.4. If Landlord and Tenant reach agreement on those mutually negotiated terms, Tenant shall lease that Specific Offer Space on those mutually negotiated terms in lieu of application of the other provisions of this Article 56. In no event shall rent or other terms applicable to the Specific Offer Space be determined by arbitration or litigation. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its first offer right, if at all, only with respect to all the Specific Offer Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease a portion of that space.

56.5 In the event Tenant fails to give a First Offer Exercise Notice in response to any Availability Notice that has a Specific Offer Space Delivery Date that falls on or prior to the sixth anniversary of the Commencement Date, then Landlord shall be free to lease the Specific Offer Space described in such Availability Notice to anyone to whom Landlord desires on any terms Landlord desires; provided, however, that (a) if the net present value of the economic terms of Landlord’s proposed lease to such third party are more than five percent (5%) more favorable to the third party (determined using an eight percent (8%) discount rate) than the net present value of the economic terms proposed by Landlord in the Availability Notice (determined using an eight percent (8%) discount rate), then before entering into such third party lease Landlord shall notify Tenant of such materially more favorable economic terms and Tenant shall have the right to lease the Specific Offer Space upon such materially more favorable economic terms by delivering written notice thereof to Landlord within five (5) business days after Tenant’s receipt of Landlord’s notice, and (b) with respect to the First Floor Offer Space only, in the event Landlord fails to lease such Specific Offer Space that is First Floor Offer Space within one hundred eighty (180) days following Landlord’s delivery of the Availability Notice for such space, Landlord shall not lease that space to a third party without giving Tenant an Availability Notice as required by this Article 56. Furthermore, for avoidance of doubt, Landlord and Tenant acknowledge and agree that, subject to the “Superior Rights” of Shutterfly, Inc., (or its successors or assigns) with respect to the 3200 Bridge Offer Space under its lease existing as of the date hereof, for the initial six (6) years of the initial Term of this Lease, Tenant’s right of first offer with respect to the 3200 Bridge Offer Space that becomes Available for lease is a continuing right not a one-time right.

56.6 In the event Tenant fails to give a First Offer Exercise Notice in response to any Availability Notice that has a Specific Offer Space Delivery Date that falls after the sixth anniversary of the Commencement Date, Tenant shall have no further rights to receive an Availability Notice with respect to that Specific Offer Space and Tenant’s rights under this Article 56 shall terminate and Landlord shall be free to lease the Offer Space to anyone on any terms at any time during the Term, without any obligation to provide Tenant with any further right to lease that space; provided, however, that with respect to the first time after such Availability Notice that Landlord reaches an agreement with a third party on the terms of a proposed lease of that space, if the net present value of the economic terms of Landlord’s proposed lease to such third party are more than five percent (5%) more favorable to the third party (determined using an eight percent (8%) discount rate) than the net present value of the economic terms proposed by Landlord in the Availability Notice (determined using an eight percent (8%) discount rate), then before entering into such third party lease Landlord shall notify Tenant of such materially more favorable economic terms and Tenant shall have the right to lease the Specific Offer Space upon such materially more favorable economic terms by delivering written notice thereof to Landlord within five (5) business days after Tenant’s receipt of Landlord’s notice.

56.7 If Tenant timely and validly gives the First Offer Exercise Notice, then beginning on the Specific Offer Space Delivery Date and continuing (i) if the Specific Offer Space Delivery Date is on or before the Minimum ROFO Term Threshold Date, for the balance of the Term (including any extensions), or (ii) if the Specific Offer Space Delivery Date is after the Minimum ROFO Term Threshold Date, for the Specific Offer Space Term:

(a) The Specific Offer Space shall be part of the Premises under this Lease (so that the term “Premises” in this Lease shall refer to the space in the Premises immediately before the Specific Offer Space Delivery Date plus the Specific Offer Space);

(b) With respect to Specific Offer Space that is First Floor Offer Space, Tenant’s Building Percentage shall be adjusted to reflect the increased rentable area of the Premises.

(c) With respect to Specific Offer Space that is 3200 Bridge Offer Space, Tenant’s Building Percentage shall be equal to the rentable area of the Specific Offer Space divided by the rentable area of the 3200 Bridge Building.

(d) Base Rent for the Specific Offer Space shall be as specified in the Availability Notice (subject to Section 56.2(h) above).

(e) The security deposit Tenant must provide shall be increased by the amounts, if any, specified in the Availability Notice.

(f) Tenant’s lease of the Specific Offer Space shall be on the same terms and conditions as affect the original Premises from time to time, except as otherwise provided in this section. Tenant’s obligation to pay Rent with respect to the Specific Offer Space shall begin on the Specific Offer Space Delivery Date unless a later date is otherwise provided in the Availability Notice. The Specific Offer Space shall be leased to Tenant in its “as-is” condition and Landlord shall not be required to construct improvements in, or contribute any tenant improvement allowance for, the Specific Offer Space, except to the extent provided in the Availability Notice. Tenant’s construction of any improvements in the Specific Offer Space shall comply with the terms of this Lease concerning alterations.

(g) If requested by Landlord, Landlord and Tenant shall confirm in writing the addition of the Specific Offer Space to the Premises on the terms and conditions set forth in this section, but Tenant’s failure to execute or deliver such written confirmation shall not affect the enforceability of the First Offer Exercise Notice.

56.8 If Tenant exercises of its rights under this Article 56 to lease space in the 3400 Building, then the following shall apply so long as Tenant is leasing space in both the Building as originally defined in this Lease (the “3400 Bridge Building”) and the 3200 Building:

(a) All references to the “Building” in the Lease shall refer to the 3400 Bridge Building or the 3200 Bridge Building, individually or collectively, as the context requires.

(b) Amounts payable under Article 5 of this Lease shall be determined independently for the space leased in the 3400 Bridge Building and the space leased in the 3200 Bridge Building.

(c) Tenant’s rights to Building-top Signage in Section 32.3, rights to marked “Visitor Parking” spaces in Section 49.2, and rights to use the roof in Article 57 shall apply only with respect to the 3400 Bridge Building unless otherwise set forth in the Availability Notice.

56.9 Tenant’s rights and Landlord’s obligations under this Article 56 are expressly subject to and conditioned upon there not existing an Event of Default by Tenant under this Lease, either at the time of delivery of the First Offer Exercise Notice or at the time the Specific Offer Space is to be added to the Premises.

56.10 It is understood and agreed that Tenant’s rights under this Article 56 are personal to Tenant and not transferable except to a Permitted Transferee in connection with an assignment of Tenant’s entire interest in this Lease. In the event of any assignment or subletting of the Premises or any part thereof (other than to a Permitted Transferee), this expansion right shall automatically terminate and shall thereafter be null and void.

ARTICLE 57.

ROOFTOP RIGHTS

57.1 Right to Install and Maintain Rooftop Equipment. During the Lease Term and subject to the terms of this Article 57, Tenant may install on the roof of the Building telecommunications antennae, microwave dishes or other communication equipment, and/or a small roof top unit to serve Tenant’s dehumidifier unit, as necessary for the operation of Tenant’s business within the Premises, including any cabling or wiring necessary to connect this rooftop equipment to the Premises (collectively, the “Rooftop Equipment”). If Tenant wishes to install any Rooftop Equipment, Tenant shall first notify Landlord in writing, which notice shall fully describe the Rooftop Equipment, including, without limitation, its purpose, weight, size and desired location on the roof of the Building and its intended method of connection to the Premises. All of Tenant’s Rooftop Equipment must be located within a total aggregate area not to exceed ten (10) square feet, at locations reasonably approved by Landlord prior to any installation. Landlord hereby consents to the installation of Rooftop Equipment consisting of one (1) antennae or satellite dish (the “Initial Rooftop Equipment”). Landlord also reserves the right to restrict the number and size of dishes, antennae and other Rooftop Equipment in addition to the Initial Rooftop Equipment installed on the roof of the Building in its sole discretion. The costs of purchase and installation of such Initial Rooftop Equipment may be paid for out of the undisbursed proceeds of the Tenant Improvement Allowance referred to in Exhibit C to this Lease.

57.2 Additional Charges for Rooftop Equipment. Tenant will be solely responsible, at Tenant’s sole expense, for the installation, maintenance, repair and removal of the Rooftop Equipment, and Tenant shall at all times maintain the Rooftop Equipment in good condition and repair. Landlord agrees that the named Tenant hereunder (and any Permitted Transferee) shall not pay any rental charge for Tenant’s use of the rooftop pursuant to the terms of this Article 57 for the Initial Rooftop Equipment, provided, however, if any successor to the named Tenant (other than a Permitted Transferee) wishes to utilize rooftop space or if Tenant seeks to use rooftop space for Rooftop Equipment in addition to the Initial Rooftop Equipment and located outside of the ten (10) square foot area referred to in Section 57.1 above, Landlord reserves the right to impose a charge for such use, which shall be consistent with market rates.

57.3 Conditions of Installation. The installation of the Rooftop Equipment shall constitute an alteration and shall be performed in accordance with and subject to the provisions of Article 15 of this Lease. Tenant shall comply with all applicable laws, CC&R’s, rules and regulations relating to the installation, maintenance and operation of Rooftop Equipment at the Building (including, without limitation, all construction rules and regulations) and will pay all costs and expenses relating to such Rooftop Equipment, including the cost of obtaining and maintaining any necessary permits or approvals for the installation, operation and maintenance thereof in compliance with applicable laws, rules and regulations. The installation, operation and maintenance of the Rooftop Equipment at the Building shall not adversely affect the structure or operating systems of the Building or the business operations of any other tenant or occupant at the Building. Landlord may require that the Rooftop Equipment be screened and/or painted as Landlord may reasonably determine from time-to-time. For purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to the use of the roof, the portion of the roof affected by the Rooftop Equipment shall be deemed to be a portion of the Premises (provided that such portion shall not be measured for purposes of determining the area of the Premises); consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the Rooftop Equipment, including without limitation provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance. Tenant may install cabling and wiring through the Building interior conduits, risers, and pathways of the Building in accordance with Article 52 in order to connect Rooftop Equipment with the Premises.

57.4 Non-Exclusive Right. Tenant’s right to install and maintain Rooftop Equipment is non-exclusive and is subject to termination or revocation as set forth herein, including pursuant to Section 22.2(b) of this Lease. Landlord shall be entitled to all revenue from use of the roof other than revenue from the Rooftop Equipment installed by Tenant. Subject to the terms set forth below in this Section 57.4, Landlord at its election may require the relocation, reconfiguration or removal of the Rooftop Equipment, if in Landlord’s reasonable judgment the Rooftop Equipment is materially interfering with the use of the rooftop for Building operations (including without limitation maintenance, repairs and replacements of the roof) or the business operations of other currently existing tenants or occupants of the Building, causing damage to the Building or if Tenant otherwise fails to comply with the terms of this Article 57. If relocation or reconfiguration becomes necessary due to interference difficulties, Landlord and Tenant will reasonably cooperate in good faith to agree upon an alternative location or configuration that will permit the operation of the Rooftop Equipment for Tenant’s business at the Premises without interfering with other operations at the Building or communications uses of other existing tenants or occupants. If removal is required due to any Event of Default by Tenant under the terms of this Article 57, Tenant shall remove the Rooftop Equipment upon thirty (30) days’ written notice from Landlord. Any relocation, removal or reconfiguration of the Rooftop Equipment as provided above shall be at Tenant’s sole cost and expense. In addition to the other rights of relocation and removal as set forth herein, Landlord reserves the right to require relocation of Tenant’s Rooftop Equipment at any time at its election at Landlord’s cost (but not more frequently than once per year) so long as Tenant is able to continue operating its Rooftop Equipment in substantially the same manner as it was operated prior to its relocation. In connection with any relocation of Tenant’s Rooftop Equipment at the request of or required by Landlord (other than in the case of a default by Tenant hereunder), Landlord shall provide Tenant with at least thirty (30) days’ prior written notice of the required relocation and will conduct the relocation in a commercially reasonable manner and in such a way that will, to the extent reasonably possible, prevent interference with the normal operation of Tenant’s Rooftop Equipment. In connection with any relocation, Landlord further agrees to work with Tenant in good faith to relocate Tenant’s Rooftop Equipment to a location that will permit its normal operation for Tenant’s business operations. Landlord acknowledges that relocation of Tenant’s Rooftop Equipment may be disruptive to Tenant’s business and, without limiting its rights to require such removal, confirms that it will not exercise its rights hereunder in a bad faith manner or for the purpose of harassing or causing a hardship to Tenant.

57.5 Costs and Expenses. If Tenant fails to comply with the terms of this Article 57 within thirty (30) days following written notice by Landlord (or such longer period as may be reasonably required to comply so long as Tenant is diligently attempting to comply), Landlord may take such action as may be necessary to comply with these requirements. In such event, Tenant agrees to reimburse Landlord for all costs reasonably incurred by Landlord to effect any such maintenance, removal or other compliance subject to the terms of this Article 57, including interest on all such amounts incurred at the rate provided for in Section 4.5, accruing from the date which is ten (10) days after the date of Landlord’s delivery to Tenant of a demand until the date paid in full by Tenant, with all such amounts being Additional Rent under this Lease.

57.6 Indemnification; Removal. Tenant agrees to indemnify Landlord, its partners, agents, officers, directors, employees and representatives from and against any and all liability, expense, loss or damage of any kind or nature from any suits, claims or demands, including reasonable attorneys’ fees, arising out of Tenant’s installation, operation, maintenance, repair, relocation or removal of the Rooftop Equipment, except to the extent any such liability, expense, loss or damage results from the gross negligence or intentional misconduct of Landlord or its agents, partners, officers, directors, employees, contractors or representatives. At the expiration or earlier termination of the Lease, Tenant may and, upon request by Landlord, shall remove all of the Rooftop Equipment, including any wiring or cabling relating thereto, at Tenant’s sole cost and expense and will repair at Tenant’s cost any damage resulting from such removal. If Landlord does not require such removal, any Rooftop Equipment remaining at the Building after the expiration or earlier termination of this Lease which is not removed by Tenant shall be deemed abandoned and shall become the property of Landlord.

57.7 Roof Access; Rules and Regulations. Subject to compliance with the construction rules for the Building and Landlord’s reasonable and nondiscriminatory rules and regulations regarding access to the roof and, upon receipt of Landlord’s prior written consent to such activity (which shall not be unreasonably withheld, conditioned or delayed), Tenant and its representatives shall have access to and the right to go upon the roof of the Building, on a seven (7) day per week, twenty-four (24) hour basis, to exercise its rights and perform its obligations under this Article 53. Tenant acknowledges that, except in the case of an emergency or when a Building engineer is not made available to Tenant in sufficient time to allow Tenant to avoid or minimize interruption of use of the Rooftop Equipment, advance notice is required and a Building engineer must accompany all persons gaining access to the rooftop. Tenant may install Rooftop Equipment at the Building only in connection with its business operations at the Premises, and may not lease or license any rights or equipment to third parties or allow the use of any rooftop equipment by any party other than Tenant and any Permitted Transferee. Tenant acknowledges that Landlord has made no representation or warranty as to Tenant’s ability to operate Rooftop Equipment at the Building and Tenant acknowledges that helicopters, other equipment installations and other structures and activities at or around the Building may result in interference with Tenant’s Rooftop Equipment. Except as set forth in this Article 57, Landlord shall have no obligation to prevent, minimize or in any way limit or control any existing or future interference with Tenant’s Rooftop Equipment.

IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed as of the date first above written.

TENANT:

TALIS BIOMEDICAL CORPORATION, a Delaware corporation

By:	/s/ J. Roger Moody, Jr.

J. Roger Moody, Jr. – Chief Financial Officer
[Printed Name and Title]

By:

[Printed Name and Title]

If Tenant is a corporation, this instrument must be executed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument.

Tenant’s NAICS Code: 541714

LANDLORD:

WESTPORT OFFICE PARK, LLC, a Delaware limited liability company

By:	/s/ Adam Sichol
Name:	Adam Sichol
Title:	Authorized Signatory

EXHIBIT A

THE PROJECT

= PARCEL I
= PARCEL II
= LEASED PREMISES
1
2
3
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5
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8
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12
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14
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WESTPORT OFFICE PARK
REDWOOD CITY, CA

EXHIBIT B

PREMISES

Second Floor:

Landlord and Tenant acknowledge that the portion of this Exhibit B showing the demising within the first floor of the Building is intended only as a general indication of the location of that portion of the Premises and that upon Landlord’s approval of the Space Plan for the Premises pursuant to Exhibit C, the portion of this Exhibit B showing the portion of the Premises within the first floor of the Building shall be modified to conform to the approved Space Plan. Promptly after Landlord’s approval of the Space Plan, Landlord shall prepare and Landlord and Tenant shall enter into an amendment to this Lease confirming the modification of this Exhibit B to conform to the approved Space Plan. The size and location of the portion of the Premises on the first floor the Building shall not be materially different from that initially shown on this Exhibit B unless approved by Landlord in its sole and absolute discretion.

First Floor:

EXHIBIT C

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to “the Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.

SECTION 1

BASE, SHELL AND CORE

1.1 Base, Shell and Core. Landlord has previously constructed the base, shell, and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell, and Core”), and Tenant shall accept, subject to the terms of this Lease, the Base, Shell and Core in its current “As-Is” condition existing as of the date of the Lease and the Commencement Date. Landlord shall install in the Premises certain “Tenant Improvements” (as defined below) pursuant to the provisions of this Tenant Work Letter. Except for the Tenant Improvement work described in this Tenant Work Letter, Landlord’s Share of Demising Costs, the Landlord Work (as defined below) and for the Tenant Improvement Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project; however, the foregoing shall not excuse Landlord from any of its maintenance, repair or replacement obligations under the Lease. Landlord shall be responsible for 50% of the cost of demising the Premises from the balance of the space in the Building (“Landlord’s Share of Demising Costs”).

1.2. Landlord Work. Notwithstanding anything to the contrary contained herein, Landlord covenants to correct any failure of the exterior path of travel for the Premises to comply with the Americans with Disabilities Act, in effect on the date of this Lease, to the extent such correction is necessary in order for Tenant to obtain a building permit or a certificate of occupancy for the Tenant Improvements in the Premises for general office and lab purposes; provided that nothing contained herein shall be deemed to prohibit Landlord from obtaining a variance or relying upon a grandfathered right in order to achieve compliance with those codes. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law, and Landlord’s obligation to perform work or take such other action to cure a violation under this Section shall apply after the exhaustion of any and all rights to appeal or contest. In addition, Landlord, at Landlord’s cost, shall install the following base building equipment for the Premises: (i) DAS/ECRSS system for fire code and (ii) low-pressure backflow preventers for fire and domestic water lines. Work to be performed by Landlord under this Section 1.2 is referred to herein collectively as the “Landlord Work”.

Exhibit C

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of up to, but not exceeding $195.00 per rentable square foot of the Premises, for the costs relating to the design, permitting and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter for the Tenant Improvements in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below). In no event shall the Tenant Improvement Allowance be used for purposes of constructing improvements in the Premises for purposes of offering space for sublease or for the benefit of a subtenant. Notwithstanding anything to the contrary in this Tenant Work Letter, Tenant shall expend the Tenant Improvement Allowance for the improvement of the entire Premises to a level of improvement representing the expenditure of at least $100.00 per rentable square foot throughout the Premises.

2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to Landlord’s standard disbursement process), only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1 Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.3 The cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage;

2.2.4 The cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by any applicable laws;

2.2.6 Sales and use taxes and Title 24 fees;

Exhibit C

2.2.7 “Landlord’s Supervision Fee,” as that term is defined in Section 4.3.2 of this Tenant Work Letter;

2.2.8 The costs and expenses associated with complying with all national, state and local codes, including California Energy Code, Title 24, including, without limitation, all costs associated with any lighting or HVAC retrofits required thereby; and

2.2.9 All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

2.3 Specifications for Building Standard Components. Landlord has established specifications as generally described in the Basis of Design (BOD) MEPFP Systems dated October 8, 2020 (the “ MEPFP Standards”), for certain Building standard components to be used in the construction of the Tenant Improvements in the Premises (the “Specifications”), which Specifications have been received by Tenant. Tenant acknowledges that the Specifications are not an all-inclusive list of specifications and the specifications of items not specifically addressed in the MEPFP Standards are subject to Landlord’s approval. Unless otherwise agreed to by Landlord, the Tenant Improvements shall comply with the Specifications. Landlord may make reasonable changes to the Specifications from time to time that do not have an impact on the timing, substance or cost of construction of the Tenant Improvements. Changes to Specifications mandated by Applicable Law shall be deemed reasonable..

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Landlord shall retain CAC Architects or another architect approved by Tenant (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Landlord shall retain Landlord’s engineering consultants (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” Notwithstanding that any Construction Drawings are reviewed by Landlord or prepared by its Architect, Engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s Architect, Engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings. Subject to Landlord’s approval of the plans and specifications therefor (which approval shall not be unreasonably withheld, conditioned or delayed), the Tenant Improvements may include (and Tenant shall be entitled to use if installed) a chemical pit-less dumbwaiter system if Tenant elects to include that system in the Tenant Improvements.

Exhibit C

3.2 Final Space Plan. Within three (3) days of the full execution and delivery of the Lease by Landlord and Tenant, Tenant shall meet with Landlord’s Architect and provide Landlord’s Architect with information regarding the preliminary layout and designation of all proposed offices, rooms and other partitioning, and their intended use and equipment to be contained therein (the “Information”). Landlord and Architect shall, based on such Information (subject to changes reasonably required by Landlord), prepare the final space plan for Tenant Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms labs, and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Tenant for Tenant’s approval. Tenant shall approve or reasonably disapprove the Final Space Plan or any revisions thereto within five (5) business days after Landlord delivers the Final Space Plan or such revisions to Tenant; provided, however, that Tenant may only disapprove the Final Space Plan elements that were materially addressed in the Information provided by Tenant to Architect to the extent the same are not (subject to changes reasonably required by Landlord) in substantial conformance with the Information provided by Tenant to Architect (“Space Plan Design Problem”); provided that Tenant may not disapprove the Final Space Plan as a means to cause a material change in the scope of the work described in the Information. Tenant’s failure to disapprove the Final Space Plan for any Space Plan Design Problem or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant’s disapproval pertaining to any Space Plan Design Problem) within said five (5) business day period shall be deemed to constitute Tenant’s approval of the Final Space Plan or such revisions.

3.3 Final Working Drawings. Based on the Final Space Plan, Landlord shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Tenant for Tenant’s approval. The Final Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the Tenant Improvements depicted thereon, the actual specifications and finish work shall be in accordance with the Specifications. Tenant shall approve or reasonably disapprove the Final Working Drawings or any revisions thereto within five (5) business days after Landlord delivers the Final Working Drawings or any revisions thereto to Tenant; provided, however, that Tenant may only disapprove the Final Working Drawings to the extent the same are not (subject to changes reasonably required by Landlord) in substantial conformance with the Final Space Plan (“Working Drawing Design Problem”). Tenant’s failure to reasonably disapprove the Final Working Drawings or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant’s disapproval pertaining to any Working Drawing Design Problem) within said five (5) business day period shall be deemed to constitute Tenant’s approval of the Final Working Drawings or such revisions.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved or deemed approved by Tenant (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Landlord shall cause the Architect to submit the Approved Working Drawing to the applicable local governmental agency for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, to commence and fully complete the construction of the Tenant Improvements (the “Permits”). No changes, modifications or alterations in the Approved

Exhibit C

Working Drawings may be made without the prior written consent of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings, if such change would directly or indirectly materially delay the Substantial Completion of the Premises.

3.5 Time Deadlines. Tenant shall use its best efforts to cooperate with Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the Permits, and with Contractor, for approval of the “Cost Proposal,” as that term is defined in Section 4.2 below as soon as possible after the execution of the Lease and, in this regard, to the extent Landlord considers such meeting(s) to be reasonably necessary, Tenant shall meet with Landlord on a weekly basis to discuss Tenant’s progress in connection with the same.

3.6 Design Problem. Notwithstanding anything to the contrary in this Tenant Work Letter, Landlord shall be deemed to have acted reasonably in disapproving plans or designs if Landlord determines in good faith that the matter disapproved constitutes or would create a Design Problem (as defined below). As used herein, a “Design Problem” shall mean (i) adverse effect on the structural integrity of the Building; (ii) possible damage to the Building’s systems; (iii) non-compliance with applicable codes; (iv) adverse effect on the exterior appearance of the Building; (v) creation of the potential for unusual expenses to be incurred upon the removal of the alteration or improvement and the restoration of the Premises upon termination of this Lease, unless Tenant agrees to pay for the incremental removal costs caused by the non-typical alterations; (vi) creation of the potential for unusual expenses to be incurred in connection with the maintenance by Landlord of the alteration or improvement, unless Tenant agrees to pay for the incremental maintenance costs caused by the non-typical alterations, (vii) a material effect any other tenant or occupant of the Building, (viii) creation of an obligation to make other alterations, additions or improvements to the Premises or Common Areas in order to comply with applicable laws (including, without limitation, the Americans with Disabilities Act) or (ix) adverse effect on the LEED rating of the Building.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

`4.1 Bidding Contractors. As used in this Tenant Work Letter, the term “Bidding Contractors” means: GCI General Contractors, Coby Brock, and Dome Construction.

4.2 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall solicit bids from the Bidding Contractors for the construction of the Tenant Improvements in accordance with the Approved Working Drawings, applicable specifications and all Applicable Laws for a fixed or guaranteed maximum price. Landlord shall provide Tenant with copies of the cost proposals from all of the Bidding Contractors and consult with Tenant as to the selection of the Bidding Contractor for a period of five (5) business days after receipt of the cost proposals from all of the Bidding Contractors. The Bidding Contractor selected by Landlord is referred to herein as the “Contractor.” The cost proposal of the Contractor is referred to herein as the “Cost Proposal.” The Cost Proposal shall be submitted to

Exhibit C

Tenant for Tenant’s approval no later than the date that is the second business day after Landlord gives Tenant notice of the selection of the Contractor. Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same; provided, however, if Tenant elects to engage in the Value Engineering Process referred to below, then Tenant shall approve and deliver the Cost Proposal, as such Cost Proposal may be revised as part of or following the Value Engineering Process, no later than ten (10) business days following Tenant’s receipt of the original Cost Proposal. The date by which Tenant must approve and deliver the Cost Proposal shall be known hereafter as the “Cost Proposal Delivery Date.” Within two (2) business days after receipt of the original Cost Proposal, Tenant may propose modifications to the Approved Working Drawings to reduce the cost of Tenant Improvements, approval of which by Landlord shall not be unreasonably withheld and upon such approval Landlord shall submit a revised Cost Proposal; provided that in no event shall the Tenant Improvements be modified so as to be lesser in scope or quality than Building standard improvements. The process of Tenant proposing modifications of the Approved Working Drawings, Landlord’s review and approval or disapproval of those modifications and any resulting revisions to the Construction Drawings, re-bidding and modification of a Cost Proposal is referred to herein as the “Value Engineering Process.”

4.3 Construction of Tenant Improvements by Landlord’s Contractor under the Supervision of Landlord.

4.3.1 Over-Allowance Amount. Within two (2) business days following the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date). To the extent reasonably practicable, the Over-Allowance Amount and the Tenant Improvement Allowance shall be disbursed by Landlord pro rata, with Landlord’s Percentage Share (as defined below) of each disbursement being funded from the Tenant Improvement Allowance and the balance of each disbursement being funded from the Over-Allowance Amount. For purposes of this Work Letter, “Landlord’s Percentage Share” shall be calculated by dividing the amount of the Tenant Improvement Allowance by the estimated budget for the Tenant Improvements (including any change orders) as reasonably determined by Landlord from time to time, and shall in no event exceed one hundred percent (100%). In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be added to the Cost Proposal and shall be paid by Tenant to Landlord immediately upon Landlord’s request to the extent such additional costs increase any existing Over-Allowance Amount or result in an Over-Allowance Amount. Following completion of the Tenant Improvements, Landlord shall deliver to Tenant a final cost statement which shall indicate the final costs of the Tenant Improvement Allowance Items, and if such cost statement indicates that Tenant has underpaid or overpaid the Over-Allowance Amount, then within ten (10) business days after receipt of such statement, Tenant shall deliver to Landlord the amount of such underpayment or Landlord shall return to Tenant the amount of such overpayment, as the case may be.

Exhibit C

4.3.2 Landlord Supervision. After Landlord selects the Contractor, Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord’s Supervision Fee”) to Landlord in an amount equal to the product of (i) three percent (3%) and (ii) an amount equal to the Tenant Improvement Allowance plus the Over-Allowance Amount actually disbursed by Landlord for the Tenant Improvements (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter), but not to exceed $250,000.00. All construction administration, budgeting, Tenant Improvement Allowance submittal and reimbursement, management of construction schedule, vendor selection and project management work by Landlord shall be included in the Landlord’s construction management fee scope of work.

4.3.3 Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements. Landlord’s contract with Contractor shall provide an industry standard warranty from the Contractor to correct defects in labor and materials for a period of one (1) year following Substantial Completion of the Tenant Improvements (unless an industry standard period would be shorter than one (1) year).

SECTION 5

SUBSTANTIAL COMPLETION;

LEASE COMMENCEMENT DATE

5.1 Substantial Completion; Punch List. For purposes of the Lease, including for purposes of determining the Commencement Date “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punchlist items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant. When Architect determines that the construction of the Tenant Improvements has reached Substantial Completion with the exception of minor details of construction, installation, decoration, or mechanical adjustments, Landlord shall schedule a walk-through of the Premises to be attended by Contractor, Architect, Landlord and Tenant. Landlord and Tenant shall agree upon, and Architect shall prepare, a “Punch List” within thirty (30) days identifying the corrective work of the type commonly found on an architectural Punch List with respect to the Tenant Improvements, which list shall be in accordance with industry standards and shall be based on whether such items were required by the approved Construction Drawings and Specifications. In the event a dispute arises as to whether an item is substantially completed, the parties shall abide by the decision made by Architect. If Tenant refuses to inspect the Premises with Landlord within twenty (20) days after Landlord’s notice that the Premises is ready for the Punch List walk-through, Tenant is deemed to have accepted the Premises as delivered. Immediately after delivery of the Punch List, Landlord shall cause Contractor to commence the correction of Punch List items and diligently pursue such work to completion. The Punch List procedure to be followed by Landlord and Tenant shall in no way limit Tenant’s obligation to pay Rent as provided under the Lease.

Exhibit C

5.2 Tenant Delays. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a direct, indirect, partial, or total result of any of the following (collectively, “Tenant Delays”):

5.2.1 Tenant’s failure to timely approve any matter requiring Tenant’s approval, including a Partial Cost Proposal or the Cost Proposal and/or Tenant’s failure to timely perform any other obligation or act required of Tenant hereunder;

5.2.2 a breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.3 Tenant’s request for changes in the Construction Drawings;

5.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a reasonable time (based upon the anticipated date of the Commencement Date) or which are different from, or not included in, the Specifications;

5.2.5 changes to the Base, Shell and Core required by the Approved Working Drawings;

5.2.6 any delays resulting from the Value Engineering Process;

5.2.7 any changes in the Construction Drawings and/or the Tenant Improvements required by applicable laws if such changes are directly attributable to Tenant’s use of the Premises (other than for general office and/or lab use) or Tenant’s specialized tenant improvement(s) (as reasonably determined by Landlord); or

5.2.8 any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of the Substantial Completion of the Premises, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delays, as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not unreasonably interfere with, or unreasonably delay, Contractor’s work in the Building and the Premises, at Landlord’s reasonable discretion, Contractor shall allow Tenant access to the Premises four (4) weeks prior to the Substantial Completion of the Premises for the purpose of Tenant installing furniture, furnishings, equipment and/or fixtures (including Tenant’s data, cabling and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms

Exhibit C

of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall reasonably cooperate, work in harmony and not, in any manner, unreasonably interfere with Landlord or Landlord’s Contractor, agents or representatives in performing work in the Building and the Premises, or interfere with the general operation of the Building and/or the Project. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or unreasonable interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Commencement Date). Tenant further acknowledges and agrees that, except in the event of the gross negligence or willful misconduct of Landlord or any of Landlord’s agents, employees, contractors, consultants, workmen, mechanics and suppliers, Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Commencement Date, the same being at Tenant’s sole risk and liability. Subject to the provisions of Section 13.4 below, Tenant shall be liable to Landlord (to the extent not covered by Landlord’s insurance) for any damage to any portion of the Premises, including the Tenant Improvement work, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services not otherwise being used by Landlord in connection with the performance of Landlord’s Work, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any injury to any persons caused by Tenant’s actions pursuant to this Section 6.1. During Tenant’s entry into the Premises pursuant to this Section 6.1, Tenant shall be permitted to use the Building elevator for transport of Tenant’s materials and supplies, subject to such reasonable rules and regulations as Landlord may establish to protect the elevator and maintain the cleanliness thereof.

6.2 Tenant’s Representative. Tenant has designated Sayeed Andeshmand as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.3 Landlord’s Representative. Landlord has designated Eric Giles as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

Exhibit C

6.4 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Tenant under the Lease or any default by Tenant under this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5.2 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to an Event of Default by Tenant under the Lease or a default under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within thirty (30) days of receipt of a statement therefor, any and all costs incurred by Landlord (excluding, however, the amount of any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs actually paid or incurred by Landlord in removing all or any portion of the Tenant Improvements and restoration costs related thereto.

6.6 Space Planning Allowance. Landlord shall provide Tenant a space planning allowance of up to $0.25 per rentable square foot of the Premises (the “Space Planning Allowance”), which may be used only for the costs to prepare preliminary space plans for, and to assist Tenant in its evaluation of, the Premises and/or test-fit services. Landlord shall pay the Space Planning Allowance to Tenant’s architect directly within thirty (30) days after Landlord’s receipt of an invoice from Tenant’s space planner. Landlord shall be entitled to copies of all plans created utilizing the Space Planning Allowance.

Exhibit C

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations:

1. Except in connection with Tenant’s work (if any) under Exhibit C, Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant and Tenant shall promptly deliver any new keys to Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

3. Tenant, its employees and agents must be sure that the entry doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project. Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. Landlord reserves the right, in the event of an emergency in Landlord’s reasonable discretion, to close or limit access to the Project and/or the Premises, from time to time, due to damage to the Project and/or the Premises, to ensure the safety of persons or property or due to government order or directive, and Tenant agrees to immediately comply with any such reasonable decision by Landlord. If Landlord closes or limits access to the Project and/or the Premises for the reasons described above, Landlord’s actions shall not constitute a breach of the Lease.

5. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purposes of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking shall not be permitted in the Common Areas.

6. The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenants who, or whose employees or agents, shall have caused it.

Exhibit D

7. Except for food, soft drink or other vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. All vendors or other persons visiting the Premises shall be subject to the reasonable control of Landlord. Tenant shall not permit its vendors or other persons visiting the Premises to solicit other tenants of the Project.

8. Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material, except as otherwise permitted in the Lease. Tenant shall not bring into or keep within the Premises or the Project any animals (other than guide, signal or service dogs as permitted below in this rule or Permitted Dogs permitted pursuant to the provisions of the Lease), birds or vehicles (other than passenger vehicles, forklifts or bicycles). Tenant and employees of Tenant who wish to bring a guide, signal or service dog into the Building must first register the guide, signal or service dog with Landlord, which registration shall include (i) a representation that the employee is the owner or trainer of the dog and that the dog is licensed as, qualified as, and identified as, a guide, signal, or service dog, as defined in subdivisions (d), (e), and (f) of §365.5 of the California Penal Code and paragraph (6) of subdivision (b) of §54.1 of the California Civil Code, and (ii) the agreement of Tenant and such employee to comply with Landlord’s additional reasonable rules and regulations with respect to the presence of dogs in the Building.

9. Tenant shall not use, keep or permit to be used or kept, any noxious gas or substance in or on the Premises or permit or allow the Premises to be occupied or used in a manner reasonably and in good faith determined by Landlord to be offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise unreasonably interfere with the use of the Project by other tenants.

10. No cooking shall be done or permitted on the Premises nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

11. Landlord reserves the right to exclude or expel from the Project any person who, in the good faith judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

12. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

Exhibit D

13. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

14. Tenant acknowledges that the local fire department has previously required Landlord to participate in a fire and emergency preparedness program or may require Landlord and/or Tenant to participate in such a program in the future. Tenant agrees to take all actions reasonably necessary to comply with the requirements of such a program including, but not limited to, designating certain employees as “fire wardens” and requiring them to attend any necessary classes and meetings and to perform any required functions.

15. Tenant and its employees shall comply with all federal, state and local recycling and/or resource conservation laws and shall take all actions reasonably requested by Landlord in order to comply with such laws. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to any LEED ([Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

16. Smoking (including vaping) is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories. Without limiting the foregoing, Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

17. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant’s own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever (subject to Rule 10 above), or news or cigar stand, or a radio, television or recording studio, theatre or exhibition-hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction.

Exhibit D

18. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

19. No furniture, packages, supplies, inventory, equipment or merchandise will be carried up or down in the elevators, except between such hours by such personnel as shall be reasonably designated by Landlord from time-to-time.

20. Tenant shall at all times comply with, and shall cause its employees, agents and invitees to comply with such orders, laws, programs, procedures and protocols as may be implemented from time to time at or with respect to the Building in order to address any events or circumstances that may pose a danger or risk to persons or property, including, without limitation, community health emergencies, including any epidemic, quarantine, or any infectious disease-related outbreak. Such cooperation and compliance may include compliance with Building shutdown orders and reduced access to use of Common Areas, parking facilities, elevators and other Building systems and amenities, and may also include participation in screening programs intended to identify those persons who may present a risk of contagion of infectious diseases and conditions. Tenant shall also immediately notify Landlord or Landlord’s property manager of any persons entering the Building who have a contagious condition or who may otherwise present a risk of contagion or infection of others. In the event Tenant becomes aware that a person entering the Building or Tenant’s Premises has contracted a contagious condition, Tenant shall immediately notify Landlord and the Building’s property manager, and shall follow (and shall cause its employees and invitees to follow) County Health and CDC Guidelines with regard to quarantine and isolation of all persons coming into contact with the infected person(s).

21. Tenant shall establish and maintain an “Emergency Preparedness Plan” setting forth the steps to be taken by Tenant in the event of an emergency situation that affects access to and use of the Building and the Premises, including plans for business continuity in such a situation. Tenant shall upon request provide Landlord, Landlord’s insurer and Landlord’s lender with a copy of Tenant’s Emergency Preparedness Plan, which shall include, without limitation, mobile phone numbers of at least two (2) representatives of Tenant who are able to contact all persons who are customarily or anticipated to be present in the Premises. Tenant shall update those mobile phone numbers from time to time as necessary to assure that Landlord may at any time contact those representatives. If Landlord so requests at any time, Tenant’s representatives shall immediately notify all persons who are customarily or anticipated to be present in the Premises that access to the Premises, Building, and the Project has been suspended or limited by Landlord in response to an emergency condition as well as such additional information concerning that emergency condition as provided by Landlord, and Tenant shall require that all such persons comply with any measures as may be implemented by Landlord to address any emergency conditions from time to time.

Exhibit D

Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord agrees not to enforce the Rules and Regulations in a manner that discriminates against Tenant. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Exhibit D

EXHIBIT D-1

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles, pickup trucks and sport utility vehicles. Tenant and its employees shall park automobiles within the lines of the parking spaces.

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Parking stickers and parking cards, if any, shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges. Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4. Unless otherwise instructed, every person using the parking area is required to park and, lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

5. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

6. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws, and agreements. Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

7. Every driver is required to park his or her own car. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

8. No vehicles shall be parked in the parking areas overnight without the prior written consent of Landlord. The parking area shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

9. Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord’s option, and without notice or demand, be towed away by any towing company selected by Landlord, and the cost of such towing shall be paid for by the driver of said vehicle.

Exhibit D-1

Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable and nondiscriminatory Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord, however, shall apply such Rules and Regulations in a nondiscriminatory manner. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them.

Exhibit D-1

EXHIBIT E

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of _______________, 201__ by and between _______________, as Landlord, and the undersigned, as Tenant, for Premises on the _______________ floor(s) of the office building _______________ located at _______________, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Term commenced on _______________, and the Term expires on _______________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on _______________.

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Except for any modification or amendment of the Lease that is expressly permitted under the Lease without the necessity of obtaining Landlord’s prior consent, Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _______________. The current monthly installment of Base Rent is $_______________.

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to Tenant’s current, actual knowledge, Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except the Security Deposit in the amount of $_______________ as provided in the Lease.

10. As of the date hereof, to the undersigned’s knowledge, there are no existing defenses or offsets or claims or any basis for a claim, that the undersigned has against Landlord.

Exhibit E

11. If Tenant is a corporation, limited liability company, partnership or limited liability partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full, except _______________ (if none, then insert “NONE”).

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at _______________ on the ____ day of ___________, 20__.

“Tenant”:

,
a

By:

Its:

By:

Its:

Exhibit E

EXHIBIT F

COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease (“Lease”) dated _______________, 20___ between WESTPORT OFFICE PARK, LLC, a Delaware limited liability company (“Landlord”), and ________________________ (“Tenant”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately ____________ rentable square feet of that certain office building located at ______________________________, California (“Premises”), Tenant hereby acknowledges and certifies to Landlord as follows:

(1) Landlord delivered possession of the Premises to Tenant substantially complete on ______________________________;

(2) The Lease commenced on _______________________ (“Commencement Date”) and Tenant’s obligation to pay Rent commenced on ______________________________;

(3) The Expiration Date of the Lease is ______________________________;

(4) The Premises contain approximately ____________ rentable square feet of space; and

(5) Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use.

(6) Tenant’s Building Percentage is _______________________

(7) Base Rent schedule for the currently existing Term of the Lease is as follows: _______________________

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this day of _______________________

“Tenant”:

By:

Its:

By:

Its:

Exhibit F

EXHIBIT G

STANDARDS FOR UTILITIES AND SERVICES

The following Standards for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto:

As long as Tenant is not in default under any of the terms, covenants, conditions, provisions, or agreements of this Lease, Landlord shall:

(a) On Monday through Friday, except holidays, from 8 A.M. to 6 P.M. (and other times for a reasonable additional charge to be estimated and fixed by Landlord, without markup), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable and good faith judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper function and protection of said air conditioning system. Except as otherwise provided in Section 9.3 of the Lease, Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then current journeymen’s wages for air conditioning mechanics.

(b) Landlord reserves the right to charge Tenant for the cost to Landlord, without mark-up, of providing such after-hours heating and air-conditioning. Landlord agrees to furnish or make available to Tenant after-hours heating and air-conditioning to the extent desired by Tenant.

(c) Landlord shall furnish to the Premises, during the usual business hours on business days and after normal business hours if desired by Tenant, electric current sufficient for normal office and lab use. Tenant shall have the right to the Tenant’s Building Share of the Building’s existing capacity (which is 2000 Amps at 480/277 Volts). Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period. Tenant shall install submeters for electrical service to the Premises as part of the Tenant Improvements. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or

Exhibit G

other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, upon request from time to time, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

(d) Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy. Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof reasonably incurred by Landlord from Tenant. Tenant agrees to pay for water consumed in the Premises, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses reasonably incurred, or payments reasonably made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

(e) Landlord reserves the right to temporarily stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. If Landlord is unable to supply or furnish any service or utility referred to in this paragraph for any of the reasons set forth in this paragraph, Landlord shall exercise commercially reasonable and diligent efforts to restore such services and/or utilities that have been suspended, curtailed, prevented or stopped as soon as practicable under the circumstances. It is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s reasonable control.

Exhibit G

EXHIBIT H

COPY OF ORDER

(See Attached.)

Exhibit H

CALIFORNIA REGIONAL WATER QUALITY CONTROL BOARD

SAN FRANCISCO BAY REGION

ORDER NO. R2-2003-0074

UPDATED WASTE DISCHARGE REQUIREMENTS

AND RESCISSION OF ORDER NO. 94-181 FOR:

WESTPORT LANDFILL

JOHN ARRILLAGA SURVIVOR’S TRUST, THE PEERY PRIVATE

INVESTMENT COMPANY, PEERY PUBLIC INVESTMENT COMPANY

REDWOOD CITY, SAN MATEO COUNTY

The California Regional Water Quality Control Board, San Francisco Bay Region, (hereinafter called the Board), finds that:

SITE OWNER AND LOCATION

1.

The legal owners of the site are the John Arrillaga Survivor’s Trust, The Peery Private Investment Company, and the Peery Public Investment Company and are hereinafter referred to as the Dischargers. The unlined landfill site, as shown in Figure 1, is located adjacent to Belmont Slough in Redwood City. A commercial business park including twenty (20) two-story buildings and associated site improvements has been constructed at the site (Figure 2).

PURPOSE OF ORDER UPDATE

2.

The primary purposes of this Order are 1) to update the existing Waste Discharge Requirements (WDRs) to reflect recent site development and current facility conditions and 2) to assure compliance with the appropriate portions of Title 27 of the California Code Of Regulations (formerly known as Chapter 15, Title 23), referred to hereinafter as Title 27. The “appropriate portions” of Title 27 are hereby defined as the relevant sections pertaining to post-closure maintenance and water quality monitoring.

SITE DESCRIPTION

3.

The site was tidal marshlands until approximately 1910, at which time the area was diked and portions used for pastureland and for a hog farm. The landfill area was used as a refuse disposal site from about 1948 to its closing in about 1970. Disposal in the southeastern portion of the site (referred to as the Panhandle area) reportedly ceased in about 1963, while disposal in the northeastern portion of the site (the Mound area) continued until about 1970.

4.

The Westport Landfill is a closed 45-acre unlined site located approximately one-mile east of Highway 101, and is bordered by Belmont Slough to the north and west, and by existing residential developments and Marine World Parkway to the east and south. The landfill covers the majority of two contiguous parcels that have been developed as a commercial business park called Westport Office Park.

5.

The site currently includes a commercial business park with twenty (20) two-story office and research buildings totaling approximately 968,000 leasable square feet. The site (Figure 2) is currently covered by approximately 522,000 square feet of building footprints (14.2% of entire area), 1,522,100 square feet of asphalt and concrete pavement (41.4% of entire area), and 1,631,400 square feet of landscaped area (44.4% of entire area).

REGULATORY HISTORY

6.

On July 20, 1976 Waste Discharge Requirements were adopted for the site in Board Order No. 76-77. In that Order Parkwood 101, Limited (the previous landfill owner), was required to place “a final cover of at least four-feet of compacted inert fill material” over the waste disposal areas. Board Order No. 76-77 was subsequently revised on October 18, 1977 by Order No. 77-134, wherein a revised time schedule was adopted for compliance with site closure specifications. Closure activities at the site included placement of additional cover material over the waste disposal areas and grading to eliminate ponding.

7.

On December 14, 1994, the Board adopted Order No. 94-181, rescinding Order Nos. 76-77 and 77-134. Among other activities in response to the requirements of Order No. 94-181, and in conjunction with the reconstructed cap and site development, the lateral extent of refuse was determined using historical aerial photos taken throughout the operational period of the landfill and through organized trenching. Based on the results of these studies a perimeter cut-off wall was installed consisting of a vertical clay barrier with a minimum width of two-feet connecting the overlying low permeability cover layer with the underlying young Bay Mud, completing the containment envelope. The vertical extent of the refuse as depicted in various geotechnical studies was confirmed by a deep boring program and by pile driving observations.

LANDFILL HISTORY

8.

Approximately 45 acres of the project site were used for landfill disposal of municipal solid waste and incinerator ash from about 1948 to about 1970. Approximately 650,000 cubic yards of fill material was disposed of at the site on the existing unlined Bay Mud. The waste material reportedly disposed at the site consists of non-hazardous material including: municipal solid waste, construction debris paper, glass, plastic, wood, rock fragments, and incinerator ashes.

9.

The landfill can be divided into three areas. Refuse is present primarily in the southern and eastern portions of the site and forms two elevated areas, referred to as (1) the Mound (35 acres) in the eastern portion of the site, and (2) the Panhandle (an elongated area of 10 acres) along the southeastern property boundary. The third area (40 acres), located between the refuse fill and the levees, is a low-lying area where unplanned sporadic refuse disposal occurred. Limited refuse disposal activities occurred outside the current property boundary as indicated by small pockets of discontinuous refuse identified during the installation of underground utilities and a perimeter leachate collection system. The site’s surface soils are currently composed largely of fill that has been used to: establish a cap over the refuse fill area; to fill low-lying elevations; to construct building pads; to serve as a base for site paving; and, to provide topsoil for landscaped areas.

LANDFILL INVESTIGATIONS AND WORK

10.

During the 1970’s several possible real estate developments were proposed and various site investigations were performed. Until Westport Office Park, no proposed project continued beyond the preliminary stage. In conjunction with the planning and design of Westport Office Park, additional site investigations were performed and substantial information was developed and recorded.

11.

Preliminary Soil and Groundwater Investigation- 1988: In 1988, a preliminary soil and groundwater investigation was conducted by Kaldveer Associates. Kaldveer installed five monitoring wells in the western portion of the site to evaluate shallow groundwater quality adjacent to the refuse fill area.

12.

SWAT- 1988 to 1989: In 1988 and 1989, Levine-Fricke conducted a Solid Waste Assessment Test (SWAT) to determine the landfill’s potential to have adverse effects on water quality. Levine-Fricke installed seven shallow groundwater monitoring wells outside the primary refuse areas, seven monitoring wells within the primary refuse areas, and three deeper wells.

13.	Addendum to SWAT- 1992 and 1993: Levine-Fricke conducted groundwater monitoring activities to complete the SWAT.

14.

Removal and Replacement of Lead-Affected Soils and Landfill Materials- 1994: Levine-Fricke investigated and remediated lead-affected soil in three locations at the site. In order to complete the removal activities, two monitoring wells were abandoned. (P-1A and P-5)

15.

On March 2, 1994, United Soil Engineering, Inc., (USE) conducted an investigation to determine the thickness of the landfill cover. A total of 77 borings were advanced to a depth of 6 feet. USE’s investigation revealed that some portions of the landfill cover did not meet the four-foot cover requirement as specified in Order No. 76-77 and as revised by Order No. 77-134. USE’s investigations revealed that an additional one to two feet of clay or low permeability soil was required to achieve the minimum required thickness for most of the landfill cover.

16.

Provision C.10 of WDR Order No. 94-181 required the Dischargers to reconstruct those portions of the landfill cap that did not meet the requirements of Section 2581 of Article 8, Chapter 15 (e.g., a cap containing a minimum of two feet of foundation material, one foot low permeability layer with a hydraulic conductivity of less than or equal to 10-6 cm/sec, and a one foot layer for erosion protection). The Dischargers submitted a Cap Reconstruction Plan dated February 14, 1995. The Cap Reconstruction is now complete in conformance with the Cap Reconstruction Plan.

17.	Deep Boring Program — 1995: Geomatrix performed a subsurface study to determine the physical characteristics of the soil by advancing 13 deep borings to approximately 140 feet BGS.

18.

Additional Well Installation — 1996-1998: Geomatrix installed four new monitoring wells to provide additional monitoring points for the landfill, as required by Board Order No. 94-181. (MW3-1R, MW3-2, MW-4, and P5-1)

19.

Ammonia Investigation — 1998: Geomatrix conducted an assessment of ammonia in soil and groundwater in the vicinity of the former pig farm and found that these conditions may not be related to the landfill. Soil and grab groundwater samples were collected from 11 borings.

20.

Acetone Investigation — 1999: Following the detection of acetone in a groundwater sample collected during a semi-annual monitoring event, an investigation was conducted by Geomatrix to assess the lateral extent of the acetone. Grab groundwater samples were collected from borings placed in the vicinity of the well where acetone had been detected.

21.

Concurrent with site and building approval and construction (most of which took place in the late 1990s), landfill gas (LFG) venting and monitoring systems were approved and installed and meet regulatory requirements.

SITE GEOLOGIC SETTING

22.

The site is domed in the northeast, central, and southeast portions of the site where refuse was placed and is relatively flat in the northwest and west portions. Elevations at the site currently range from 104.5 to 133.5 feet where City of Redwood City datum 100.0 equals mean sea level. The fill at the site overlies estuarine deposits referred to as Bay Mud. The Bay Mud deposits surround San Francisco Bay and generally consist of very low permeability plastic silty clays with high organic content. Stiff to very stiff sandy clay/clayey sand has been encountered below the Bay Mud extending to a depth of approximately 200 feet below ground surface (bgs). It has been reported that a moderately permeable sequence of clay, sand, and gravel underlies the stiff clays, beginning at a depth of 200 feet bgs. Franciscan bedrock was reported to exist at a depth of approximately 300 feet bgs along the western side of the site and 500 feet bgs along the eastern side of the site

SITE HYDROGEOLOGIC SETTING

23.

Hydrogeologic investigations have shown that, within the former landfill, the groundwater movement is radially away from the Mound area (eastern portion of site). As part of corrective action at the site groundwater collection trenches were installed along the northern and southeastern margins of the Mound and the Panhandle to assist with containment and removal of leachate-impacted groundwater adjacent to the primary refuse disposal areas.

24.

The direction of deeper groundwater flow cannot be established with a high level of certainty because of the relatively discontinuous nature of the water bearing zones in the low permeability clay layer beneath the younger Bay Mud. However, it has been reported that regional hydrogeologic conditions suggest that deeper groundwater flows in an easterly direction towards San Francisco Bay.

25.	Comparisons of shallow and deep groundwater levels have indicated the existence of both upward and downward vertical hydraulic gradients across the site.

26.

Confined regional aquifer zones of moderate permeability are present at a depth of approximately 190 to 200 feet bgs. These aquifer zones are an extension of the major artesian basin of the south Bay and Santa Clara Valley and consists chiefly of unconsolidated Quaternary Alluvium.

GROUND WATER CONTAMINATION AND WATER QUALITY

27.	Groundwater within the landfill refuse has been shown to contain volatile organic compounds (VOCs), semi-volatile organic compounds (SVOCs), polychlorinated biphenyls (PCBs), and ammonia.

28.

Shallow and deep groundwater around the perimeter and/or beneath the landfill, outside the refuse limit, has had sporadic detections of low levels of VOCs and SVOCs at the following maximum concentrations: benzene at 7.2 micrograms per liter (µg/L), ethyl-benzene at 5 µg/L, acetone at 120 µg/L, toluene at 6 µg/L, trichloroethylene at 33 µg/L, carbon tetra-chloride at 5 µg/L, 1,1,1-trichloroethane at 7 µg/L, chloroform at 1 µg/L, 4-methyl-2-pentanone at 43 µg/L, phenol at 54 µg/L, bis (2-ethylhexyl) phthalate at 81 µg/L. Elevated concentrations of ammonia are present along the western edge of the landfill where a pig farm operated during the 1940’s and 1950’s and is the suspected ammonia source.

LEACHATE COLLECTION AND REMOVAL SYSTEM (LCRS)

29.

The leachate collection system at the site was expanded and upgraded in 1998, concurrent with site development and consists of three groundwater collection trenches. The trenches were excavated to depths of 8 to 13 feet bgs and intercept the full thickness of the refuse-containing fill layer. The collection trenches are filled with permeable material to allow leachate to flow into perforated collection pipes. The trenches are capped with low-permeability clay. The locations of the leachate control trenches are shown in Figure 2. The northern leachate collection and removal trench is 1,400 feet long and is fitted with a sensor-activated automatic pumping system that periodically pumps leachate from manhole No. 3 to a connection with the sanitary sewer lateral where the leachate then flows by gravity to the South Bayside System Authority (SBSA) publicly operated treatment works (POTW) plant.. The two southeastern leachate collection and removal trenches total 2,800 feet in length. To remove leachate-impacted groundwater from these trenches, sensor activated automatic pumping systems have been installed in manhole No.’s 1 and 2; leachate-impacted groundwater is automatically pumped from manhole No. 2 and from manhole No. 1 to the sanitary sewer lateral where the leachate then flows by gravity to the SBSA POTW plant.

30.

Leachate is discharged under a permit issued by the SBSA. The SBSA does random sampling and testing of the leachate discharge. All repeat test results forwarded by the SBSA have shown that the leachate discharge meets the SBSA criteria for discharge to the SBSA system without treatment.

LANDFILL GAS MANAGEMENT

31.

Concurrently with site and building approval and construction, landfill gas (LFG) venting and monitoring systems for each building were approved and installed. A trench network was excavated under each building. A perforated high-density polyethylene (HDPE) pipe was embedded in rounded rock backfill in these trenches. The perforated pipes were extended beyond the building perimeter where they were manifolded together. The LFG pipe manifolds are connected to vertical LFG vent risers that allow the LFG to be vented to, and dissipated in, the atmosphere. The LFG vent risers and their immediate vicinity are monitored at a minimum of monthly to insure that dangerous concentrations of gas do not exist.

32.

A continuous 60 mil HDPE membrane was installed on the underside of each first floor building slab to prevent LFG penetration into each building. Each building has a system of ten LFG sensors that are continuously monitored by an offsite life safety monitoring company. The LFG sensors are calibrated quarterly. The LFG detection alarm system and the LFG sensor calibration records are inspected annually by the San Mateo County Health Services Agency.

33.

The LCRS trenches described above also act as a LFG cut-off wall. There are 13 LFG vent risers connected to the vadose zone in the permeable material above the leachate. They serve to collect the LFG intercepted by the leachate trenches and to vent this gas to the atmosphere before the LFG migrates to the property line.

These LFG vent risers are monitored and inspected not less frequently then once per month.

CURRENT AND FUTURE LAND USES

34.

In accordance with plans submitted to, and approved by, the City of Redwood City and the San Mateo County Health Services Agency, the former landfill site has been developed, occupied, and maintained as a commercial business park.

35.	The parcels are zoned for commercial use by the City of Redwood City. Permits for additional development and/or modifications to the existing developments may be applied for in the future.

POST CLOSURE MONITORING AND MAINTENANCE

36.

The Dischargers submitted Utility Inspection, Maintenance, and Settlement Monitoring programs for different portions of the site to the City of Redwood City as part of the site’s post-closure activities. This program includes providing surveyed permanent benchmarks on the property, surveyed utility alignments, and detailed periodic observations and records of settlement of the water facilities and the sanitary sewer force main.

MONITORING PROGRAMS

37.

Title 27 requires that the Dischargers maintain a groundwater-monitoring program designed to detect the presence of waste constituents in groundwater outside of the waste management unit (WMU). The required monitoring is included in the Discharge Monitoring Program (Attachment A) and consists of a list of constituents of concern (COCs), sampling frequency, approved analytical methods, reporting requirements, the point of compliance, and an approved evaluation method to determine compliance consistent with Title 27.

38.

Groundwater Monitoring - Board Order No. 94-181 required the Dischargers to document the installation of four additional monitoring wells to be included in the Discharge Monitoring Program (Attachment A). A report documenting completion of these wells, or their equivalent monitoring points, was submitted to the Board in a letter dated June 28, 1996. (MW3-1R, MW3-2, MW-4, and P5-1)

39.

Groundwater Monitoring - There are 12 shallow (4 feet to 32 feet bgs) groundwater monitoring wells and piezometers at the site. These are shown on Figure 2 and include P3-R, P-7, P-8, MW-4, MW-4P, K-4, P5-1R, MW-3, MW3- 2R, UPG-1, UPG-2, and K-1. There are three deeper (35 feet to 72 feet bgs) groundwater-monitoring wells and piezometers at the site. These are shown on Figure 2 and include DW-1, DW-2 and DW-3. Groundwater-monitoring is detailed in the Discharge Monitoring Program attached to this Order (Attachment A). The Dischargers are required to analyze according to the monitoring parameters presented in Attachment A of this Order.

40.

Leachate Monitoring — There are 17 leachate monitoring wells/piezometers at the site. These are shown on Figure 2 and include S-2, S-3A, S-4A, S-5, P-2A, P3-PZ, P-4, P5-1-PZ, P-6, K3-R, K3-PZ, MW3-1R, PZ-2, PZ-2P, PZ-3A, PZ-3B, and PZ-3C. The Leachate Monitoring Program is detailed in the Discharge Monitoring Program attached to this Order (Attachment A).

41.	Vadose Zone Monitoring — Vadose zone monitoring is conducted as part of the landfill gas venting and monitoring program and has been integrated into the commercial development of the site.

BASIN PLAN

42.

The Regional Board adopted a revised Water Quality Plan for the San Francisco Bay Basin (Basin Plan) in June 21, 1995. This updated and consolidated plan represents the Board’s master water quality control planning document. The State Water Resource Control Board and the Office of the Administrative Law approved the revised Basin Plan on July 20 and November 13, respectively, of 1995. A summary of regulatory provisions is contained in Title 23 of the California Code of Regulations, Section 3912. The Basin Plan defines beneficial uses and water quality objectives for waters of the State, including surface waters and groundwater.

43.

State Board Resolution No. 89-39, “Sources of Drinking Water,” defines potential sources of drinking water to include all groundwater in the region, with limited exceptions for areas containing high TDS, high background contaminant levels, or those areas with a low-yield. Shallow and deeper (33-75 feet bgs) groundwater at the site is not considered a potential drinking water source as it exceeds electrical conductivities of 5,000 microseimens per centimeter (uS/cm). There is no current use of the site’s shallow or deep groundwater, nor any anticipated plans for its use. However, any groundwater at the site meeting Resolution 89-39 requirements of TDS concentrations below 3000 mg/L, electrical conductivities below 5,000 uS/cm, and with production yields greater that 200 gallons per day will be considered a potential drinking water source.

BENEFICIAL USES

44.	The beneficial uses of Belmont Slough, and South San Francisco Bay as contained in the Basin Plan are as follows:

a.	Wildlife habitat;

b.	Brackish and salt water marshes;

c.	Water contact recreation;

d.	Non-water contact recreation;

e.	Commercial and sport fishing;

f.	Preservation of rare and endangered species;

g.	Estuarine habitat;

h.	Fish migration and spawning;

i.	Industrial process supply; and,

j.	Industrial service supply.

45.	The present and potential beneficial uses of the groundwater are as follows:

a.	Domestic and municipal water supply;

b.	Freshwater replenishment; and,

c.	Agricultural supply.

STORM WATER POLLUTION PREVENTION

46.

Board Order No. 94-181 required the Dischargers to prepare, implement and submit a Storm Water Pollution Prevention Plan (SWPPP) in accordance with requirements specified in State Water Resources Control Board General Permit for Storm Water Discharges Associated with Industrial Activities (NPDES Permit No. CAS000001). The Dischargers prepared and submitted a SWPPP dated March 24, 1995, in accordance with requirements specified in State Water Resources Control Board General Permit for Storm Water Discharges Associated with Construction Activities (NPDES Permit No. CAS000002). The SWPPP was implemented at the site during the construction phase. The NPDES General Permit requires the Dischargers to submit annual reports. The Dischargers implemented the SWPPP and submitted annual reports. With the completion of the construction phase, the Dischargers have filed a Notice of Termination for the site.

CONTINGENCY PLAN

47.

Board Order No. 94-181 required the Dischargers to submit a Contingency Plan that would be implemented in the event of a leak or spill from the leachate collection facilities. An acceptable Contingency Plan was submitted to the Board on March 15, 1995. The Contingency Plan provides for immediate notice to the Board, the Local Enforcement Agency, and the California Department of Toxic Substances Control. The Contingency Plan also provides for the implementation of a corrective action plan to stop and contain the migration of pollutants from the site.

POST-EARTHQUAKE INSPECTION AND CORRECTIVE ACTION PLAN

48.

Board Order No. 94-181 required the Dischargers to submit a detailed Post-Earthquake Inspection and Corrective Action Plan to be implemented in the event of an earthquake generating ground shaking of Richter Magnitude 7 or greater at, or within 30 miles of, the landfill. The Dischargers submitted an acceptable Plan dated March 14, 1995. The Plan describes containment features and groundwater monitoring and leachate control facilities potentially impacted by the static and seismic deformations of the landfill. The Plan provides for reporting results of the post earthquake inspection to the Board within 72 hours of the occurrence of an appropriate earthquake. Immediately after an earthquake event causing damage to the landfill structures, the Plan includes the implementation of the corrective action plan and includes providing notification of any damage to the Board.

CALIFORNIA ENVIRONMENTAL QUALITY ACT

49.

The Dischargers have completed a Final Environmental Impact Report, a Supplemental Environmental Impact Report, a Health Risk Assessment, and a Technical Addendum for development at the site that resulted in the filing of Notice of Determination 108639 Appendix H by the Redwood City Planning Division on March 3, 1995 stating that the findings were pursuant to California Environmental Quality Act (CEQA).

50.	This action is exempted from the provision of CEQA pursuant to Section 15301, Title 14, of the California Code of Regulations.

PUBLIC NOTICE

51

The Board has notified the Dischargers and interested agencies and persons of its intent to issue waste discharge requirements for the Dischargers and has provided them with an opportunity for a public hearing and an opportunity to submit their written views and recommendations.

PUBLIC MEETING

52	The Board in a public meeting heard and considered all comments pertaining to the discharge.

IT IS HEREBY ORDERED that the Dischargers, their agents, successors and assigns are to conduct post-closure maintenance and monitoring and shall meet the applicable provisions contained in Title 27, Division 2, Subdivision 1 of the California Code of Regulations and Division 7 of the California Water Code and shall comply with the following:

A.	PROHIBITIONS

1.	Waste shall not be in contact with ponded water from any source whatsoever.

2.	The site is regulated as a closed facility. Therefore, no further waste shall be deposited or stored at this site.

3.	Leachate from waste and ponded water containing leachate or in contact with solid wastes shall not be discharged to the waters of the State or the United States.

4.

Neither the treatment nor the discharge of waste shall create a condition of pollution, contamination or nuisance, as defined by Section 13050 of the California Water Code (CWC). (H & SC Section 5411, CWC Section 13263)

5.	The Dischargers, or any future site owner or operator of the site, shall not cause the following conditions to exist in waters of the State at any place outside the waste management facility:

a.	Surface Waters

1)	Floating, suspended, or deposited macroscopic particulate matter or foam.

2)	Bottom deposits or aquatic growths;

3)	Alteration of temperature, turbidity, or apparent color beyond natural background levels;

4)	Visible, floating, suspended or deposited oil or other products of petroleum origin; and,

5)

Toxic or other deleterious substances to be present in concentrations or quantities which may cause deleterious effects on aquatic biota, wildlife or waterfowl, or which render any of these unfit for human consumption either at levels created in the receiving waters or as a result of biological concentrations.

b.	Groundwater

1)	Groundwater shall not be degraded as a result of the waste maintained at this facility.

B.	SPECIFICATIONS

1.	All reports pursuant to this order shall be prepared under the supervision of a registered civil engineer, California registered geologist or certified engineering geologist.

2.	The final cover system shall be maintained to promote lateral runoff and prevent ponding and infiltration of water.

3.	Surface drainage from tributary areas and internal site drainage from surface sources shall not contact or percolate through wastes during the life of the site.

4.

The site shall be protected from any washout or erosion of wastes or covering material and from inundation which could occur as a result of a 100-year, 24-hour precipitation event, or as the result of flooding with a return frequency of 100 years.

5.	The existing LCRS shall be inspected monthly or more frequently as necessary and any excess accumulated fluid shall be removed.

6.

The existing containment, drainage, landfill gas, leachate collection, and monitoring systems at the facility, shall be operated and/or maintained as long as leachate or landfill gas is present and either or both pose a threat to water quality. In the event these existing features are found to be ineffective at resolving impairments to groundwater, the Dischargers may be required to take additional corrective actions.

7.

The Dischargers shall assure that the foundation of the site, the solid waste fill, and the structures (including future site structures) which control leachate, surface drainage, erosion, and gas are maintained to relevant engineering criteria, including the ability to withstand conditions generated during the maximum probable earthquake. Furthermore, new structures shall be constructed and maintained in compliance with approved engineering criteria.

8.	The Dischargers shall analyze the samples from the specified groundwater wells as outlined in the Discharge Monitoring Program (Attachment A).

9.

The Dischargers shall install any reasonable additional groundwater and leachate monitoring devices required to fulfill the terms of any future Discharge Monitoring Program issued by the Executive Officer.

10.

Landfill gases shall be adequately vented, removed from the landfill, or otherwise controlled to minimize the danger of explosion, adverse health effects, nuisance conditions, or the impairment of beneficial uses of water.

11.

The Dischargers are subject to performance standards adopted by the California Integrated Waste Management Board for post-closure land use, which specify that the devices and features installed in accordance with this Order are designed, maintained, and continue to operate as intended without significant interruption.

12.

The Dischargers shall maintain a minimum of two surveyed permanent monuments installed by a licensed land surveyor near the landfill from which the location and elevation of wastes, containment structures, and monitoring facilities can be determined throughout the operation and post-closure maintenance period.

13.

The Regional Board shall be notified immediately of any failure occurring in the waste management unit. Any failure that threatens the integrity of containment features or the landfill shall be promptly corrected after approval of the method and schedule by the Executive Officer.

14.

The Dischargers shall maintain the facility so as to prevent a statistically significant increase in the concentrations of indicator parameters or constituents of concern at groundwater monitoring points as provided in Section 20415 (e) (7) of Title 27. The Dischargers shall maintain the facility so as not to exceed the “Water Quality Protection Standard” (WQPS) of the Discharge Monitoring Program (Attachment A).

15.

In the event of a release of a constituent of concern from the WMU beyond the Point of Compliance (Section 20405, Title 27), the site begins a Compliance Period (Section 20410, Title 27). During the Compliance Period, the Dischargers shall perform an Evaluation Monitoring Program and, depending on the findings, prepare an Optional Demonstration Report or Feasibility Study and Corrective Action Program, as appropriate. The Point of Compliance is defined as the vertical surface located along the hydraulically downgradient limit of the waste management unit and extending through the uppermost aquifer underlying the unit.

16.	The Dischargers shall comply with all applicable provisions of Title 27 of the California Code of Regulations not specifically referred to in this Order.

C.	PROVISIONS

1.

The Dischargers shall comply with all Prohibitions, Specifications and Provisions of this Order. All required submittals must be acceptable to the Executive Officer. The Dischargers must also comply with all conditions of these Waste Discharge Requirements. Violations may result in enforcement actions, including Regional Board orders or court orders requiring corrective action or imposing civil monetary liability, or in modification or revocation of these waste discharge requirements by the Regional Board. (CWC Section 13261, 13263, 13265, 13267, 13268, 13300, 13301, 13304, 13340, 13350).

2.

All technical and monitoring reports submitted in accordance to this Order are being requested pursuant to Section 13267 of the California Water Code. Failure to submit reports in accordance with schedules established by this Order or failure to submit a report of sufficient technical quality to be acceptable to the Executive Officer may subject the Dischargers to enforcement action pursuant to Section 13268 of the California Water Code.

3.

In addition to printed submittals, all reports submitted pursuant to this Order must be submitted as electronic files in PDF format. The Regional Board has implemented a document imaging system, which is ultimately intended to reduce the need for printed report storage space and streamline the public file review process. Documents in the imaging system may be viewed, and print copies made, by the public, during file reviews conducted at the Regional Board’s office. PDF files can be created by converting the original electronic files format (e.g., Microsoft Word) and/or by scanning printed text, figures, and tables. Data tables containing water level measurements, sample analytical results, coordinates, elevations and other monitoring information shall also be provided electronically in Microsoft Excel® or similar spreadsheet format to provide an easy to review summary, and to facilitate data computations and/or plotting that Regional Board staff may undertake during their review. Data tables submitted in electronic spreadsheet format will not be included in the case file for public review. All electronic files must be submitted on CD or diskette and included with the print report.

4.

The Dischargers shall file with the Regional Board, Discharger Monitoring Reports, performed according to the attached Discharge Monitoring Program issued by the Executive Officer. The Executive Officer may amend the Discharge Monitoring Program at any time, as water quality conditions warrant.

5.

The Dischargers shall submit an Annual Monitoring Report, acceptable to the Executive Officer, by January 31 of each year in accordance with the attached Discharge Monitoring Program (Attachment A). The annual report to the Board shall cover the previous calendar year as described in Part A of the Discharge Monitoring Program. In addition to the requirements outlined in Attachment A, this report shall also include the following: location and operational condition of all leachate and groundwater monitoring wells; groundwater and leachate potentiometric contours for each monitoring event; and tabulation of monthly leachate volumes discharged to the sanitary district along with any tabulated analytical results (if collected by the Dischargers). Furthermore, the Dischargers shall submit Semi-Annual Monitoring Reports, in accordance with the Discharge Monitoring Program (Attachment A), no later than January 31 and July 31 of each year; the January 31 semi-annual report may be combined with the annual report. The semi-annual report shall document any proposed maintenance activities for the upcoming monitoring period.

REPORT DUE DATES:

SEMI-ANNUAL AND ANNUAL REPORTS:

ANNUAL REPORT—January 31 (Each Year)

SEMI-ANNUAL REPORT — January 31 and July 31 (Each Year)

6.

The Dischargers shall immediately notify the Board of any flooding, equipment failure, slope failure, or other change in site conditions that could impair the integrity of waste or leachate containment facilities or precipitation and drainage control structures.

REPORT DUE DATE:

Verbally Report Immediately (Written Report to follow within 5 Days)

7.	The Dischargers shall prepare and submit a Development Proposal, acceptable to the Executive Officer, for any proposed additional development at the landfill.

COMPLIANCE DUE DATE:

120 days prior to commencement of construction

8.

The Discharge Monitoring Program accompanying this Order (Attachment A) does not require the installation of any new wells. However, for any new wells required and installed as part of any future revised Discharge Monitoring Program, the Dischargers shall submit a Well Installation Report, acceptable to the Executive Officer, that provides all well construction details, geologic boring logs, and well development logs for these new wells.

COMPLIANCE DUE DATE:

45 days following completion of well installation activities

9.	The Dischargers shall maintain a copy of these waste discharge requirements and these requirements shall be available to site personnel at the facility office at all times. (CWC Section 13263).

10.	The Board considers the property owner(s) to have continuing responsibility for correcting any problems that arise in the future as a result of waste discharged or related activities.

11.	The Dischargers shall permit the Regional Board or its authorized representative, upon presentation of credentials, during normal business hours:

a.	Immediate entry upon the premises on which wastes are located or in which any required records are kept;

b.	Access to copy any records required to be kept under the terms and conditions of this order;

c.	Inspection of any treatment equipment, monitoring equipment, or monitoring methods required by this order or by any other California State Agency; and,

d.	Sampling of any discharge or groundwater governed by this order.

12.

The Dischargers shall notify the succeeding owners or operators of this Order by letter in the event of any change in control, ownership of land, or waste discharge facilities presently owned or controlled by the Dischargers. The Dischargers must notify the Executive Officer, in writing at least 30 days in advance of any proposed transfer of this Order’s responsibility and coverage to a new discharger. The notice must include a written agreement between the existing Dischargers and the new dischargers-containing a specific date for the transfer of this order’s responsibility and coverage between the current Dischargers and the new dischargers. This agreement shall include an acknowledgment that the existing Dischargers are liable for violations up to the transfer date and that the new dischargers are liable from the transfer date on. (CWC Sections 13267 and 13263). The request must contain the requesting entity’s full legal name, and the address and telephone number of the persons responsible for contact with the Board. Failure to submit the request shall be considered a discharge without requirements, a violation of the California Water Code.

13.

This Order is subject to Board review and updating, as necessary, to comply with changing State and Federal laws, regulations, policies, or guidelines; changes in the Board’s Basin Plan; or changes in the discharge characteristics (CWC Section 13263).

14.

Where the Dischargers becomes aware that they failed to submit any relevant facts in a Report of Waste Discharge or submitted incorrect information in a Report of Waste Discharge or in any report to the Regional Board, it shall promptly submit such facts or information (CWC Sections 13260 and 13267).

15.

This Order does not convey any property rights of any sort or any exclusive privileges. The requirements prescribed herein do not authorize the commission of any act causing injury to persons or property, do not protect the Dischargers from liability under Federal, State or local laws, nor do they create a vested right for the Dischargers to continue waste discharge [CWC Section 13263(g)].

16.	Provisions of these waste discharge requirements are severable. If any provision of these requirements is found invalid, the remainder of these requirements shall not be affected.

17.

The Dischargers shall, at all times, properly operate and maintain all facilities and systems of treatment and control (and related appurtenances) which are installed or used by the Dischargers to achieve compliance with conditions of this Order. Proper operation and maintenance includes effective performance, adequate funding, adequate operator staffing and training, and adequate laboratory and process controls including appropriate quality assurance procedures. This provision requires the operation of backup or auxiliary facilities or similar systems only when necessary to achieve compliance with the conditions of this order [CWC Section 13263(f)].

18.

Except for a discharge which is in compliance with these waste discharge requirements, any person who, without regard to intent or negligence, causes or permits any hazardous substance or sewage to be discharged in or on any waters of the State, or discharged or deposited where it is, or probably will be, discharged in or on any waters of the State, shall, as soon as (a) that person has knowledge of the discharge, (b) notification is possible, and (c) notification can be provided without substantially impeding cleanup or other emergency measures, immediately notify the Office of Emergency Services of the discharge in accordance with the spill reporting provision of the state toxic disaster contingency plan adopted pursuant to Article 3.7 (commencing with Section

8574.7) of Chapter 7 of Division 1 of Title 2 of the Government Code, and immediately notify the State Board or the appropriate Regional Board of the discharge. This provision does not require reporting of any discharge of less than a reportable quantity as provided for under subdivisions (f) and (g) of Section 13271 of the Water Code unless the Dischargers are in violation of a prohibition in the applicable Water Quality Control Plan [CWC Section 13271(a)].

19.

The Dischargers shall report any noncompliance that may endanger health or the environment. Any such information shall be provided orally to the Executive officer within 24 hours from the time the Dischargers becomes aware of the circumstances. A written submission shall also be provided within five days of the time the Dischargers becomes aware of the circumstances. The written submission shall contain a description of the noncompliance and its cause; the period of noncompliance, including exact dates and times, and if the noncompliance has not been corrected; the anticipated time it is expected to continue and steps taken or planned to reduce, eliminate, and prevent recurrence of the noncompliance. The Executive Officer, or an authorized representative, may waive the written report on a case-by-case basis if the oral report has been received within 24 hours [CWC Sections 13263 and 13267].

20.

All monitoring instruments and devices used by the Dischargers to fulfill the prescribed Discharge Monitoring Program (Attachment A) shall be properly maintained and calibrated as necessary to ensure their continued accuracy.

21.

Unless otherwise permitted by the Regional Board Executive officer, all analyses shall be conducted at a laboratory certified for such analyses by the State Department of Health Services. The Executive Officer may allow use of an uncertified laboratory under exceptional circumstances, such as when the closest laboratory to the monitoring location is outside the State boundaries and therefore not subject to certification. All analyses shall be required to be conducted in accordance with the latest edition of “Guidelines Establishing Test Procedures for Analysis of Pollutants” (40 CFR, Part 1360) promulgated by the U.S. Environmental Protection Agency (CCR Title 23, Section 2230).

22.	This Board’s Order No. 94-181 is hereby rescinded.

I, Loretta K. Barsamian, Executive Officer, do hereby certify that the foregoing is a full, complete, and correct copy of an Order adopted by the California Regional Water Quality Control Board, San Francisco Bay Region, on August 20, 2003.

Loretta K. Barsamian
Executive Officer

Figures:	Figure 1 - Site Location Map

Figure 2 - Site Plan

Attachment:	Attachment A - Discharge Monitoring Program

SITE
SAN MATEO
FOSTER CITY
REDWOOD CITY
SAN CARLOS
SLOUGH

Base map from *The Thomas Guide, San Mateo County, 1993 Edition*. Reproduced with permission granted by THOMAS BROS. MAPS®. This map is copyrighted by THOMAS BROS. MAPS®. It is unlawful to copy or reproduce all or any part thereof, whether for personal use or resale, without permission. All rights reserved.

0 2200 Feet

GEOMATRIX	SITE LOCATION MAP Former Landfill-Westport Office Park Redwood City, California	Project No. 2965.02M Figure 1

BELMONT SLOUGH
EXPLANATION
LOCATION OF SHALLOW MONITORING WELL/PIEZOMETER
LOCATION OF DEEP MONITORING WELL/PIEZOMETER
LOCATION OF LEACHATE MONITORING WELL/PIEZOMETER
ABANDONED WELL/PIEZOMETER
CUT-OFF WALL
PROPERTY BOUNDARY
LEACHATE COLLECTION LINE
MANHOLE NO. 1
MANHOLE NO. 2
MANHOLE NO. 3
UPS-1
UPS-2
0
300
SCALE IN FEET

SITE PLAN
Former Landfill-Westport Office Park
Redwood City, California

GEOMATRIX

Project No. 2965.002 M

Figure 2

CALIFORNIA REGIONAL WATER QUALITY CONTROL BOARD SAN FRANCISCO

BAY REGION

DISCHARGE MONITORING PROGRAM

FOR

WESTPORT LANDFILL

JOHN ARRILLAGA SURVIVOR’S TRUST, PEERY

PRIVATE INVESTMENT COMPANY, AND THE PEERY

PUBLIC INVESTMENT COMPANY

REDWOOD CITY, SAN MATEO COUNTY

ORDER NO. R2-2003-0074

CONSISTS OF

PART A

AND

PART B

1

PART A

A.	GENERAL

Reporting responsibilities of waste dischargers are specified in Sections 13225(a), 13267(b), 13383, and 13387(b) of the California Water Code and this Regional Board’s Resolution No.73-16. This Discharge Monitoring Program is issued in accordance with Provision C.3 of Regional Board Order No. R2-2003-0074

The principal purposes of a discharge-monitoring program are:

(1)	to document compliance with waste discharge requirements and prohibitions established by the Board,

(2)	to facilitate self-policing by the Dischargers in the prevention and abatement of pollution arising from waste discharge,

(3)	to develop or assist in the development of standards of performance and toxicity standards, and

(4)	to assist the Dischargers in complying with the requirements of Title 27.

B.	SAMPLING AND ANALYTICAL METHODS

Sample collection, storage, and analyses shall be performed according to the most recent version of EPA Standard Methods and in accordance with an approved sampling and analysis plan.

Water and waste analysis shall be performed by a laboratory approved for these analyses by the State of California. The director of the laboratory whose name appears on the certification shall supervise all analytical work in his/her laboratory and shall sign all reports of such work submitted to the Regional Board.

All monitoring instruments and equipment shall be properly calibrated and maintained to ensure accuracy of measurements.

C.	DEFINITION OF TERMS

1.	A grab sample is a discrete sample collected at any time.

2.

Receiving waters refers to any surface water, which actually or potentially receives surface or groundwater which passes over, through, or under waste materials or contaminated soils. In this case, the groundwater adjacent to the landfill areas and the surface runoff from the site are considered receiving waters.

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3.	Standard observations refer to:

a.	Receiving Waters:

1)	Floating and suspended materials of waste origin: presence or absence, source, and size of affected area;

2)	Discoloration and turbidity: description of color, source, and size of affected area;

3)	Evidence of odors, presence or absence, characterization, source, and distance of travel from source;

4)	Evidence of beneficial use: presence of water associated wildlife;

5)	Flow rate; and,

6)	Weather conditions: wind direction and estimated velocity, total precipitation during the previous five days and on the day of observation.

b.	Perimeter of the Waste Management Unit:

1)	Evidence of liquid leaving or entering the waste management unit, estimated size of affected area and flow rate. (Show affected area on map);

2)	Evidence of odors, presence or absence, characterization, source, and distance of travel from source; and,

3)	Evidence of erosion and/or daylighted refuse.

c.	The Waste Management Unit:.

1)	Evidence of ponded water at any point on the waste management facility;

2)	Evidence of odors, presence or absence, characterization, source, and distance of travel from source;

3)	Evidence of erosion, slope movement, ground movement, and/or daylighted refuse; and,

4)	Standard Analysis (SA) and measurements are listed on Part B, 1., A., Table A (attached)

D.	SAMPLING, ANALYSIS, AND OBSERVATIONS

The Dischargers are required to perform sampling, analyses, and observations in the following media:

1.	Groundwater per Section 20415 and

2.

Surface water per Section 20415 and per the general requirements specified in Section 20415 of Title 27 is not required. Due to the extensive Bay Mud flats surrounding the site and the hazards associated with traversing them, sampling this medium is not feasible. Shallow groundwater is considered receiving waters at this site.

3.

Vadose zone per Section 2550.7(d) which is accomplished by sampling, analyzing, and recording the landfill gas concentrations at gas vent risers located at each building and at the east and southeast boundary of the site.

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E.	RECORDS TO BE MAINTAINED

Written reports shall be maintained by the Dischargers or laboratory, and shall be retained for a minimum of five years. This period of retention shall be extended during the course of any unresolved litigation regarding this discharge or when requested by the Board. Such records shall show the following for each sample:

1.	Identity of sample and sample station number;

2.	Date and time of sampling;

3.	Date and time that analyses are started and completed, and name of the personnel performing the analyses;

4.	Complete procedure used, including method of preserving the sample, and the identity and volumes of reagents used;

5.	Calculation of results; and,

6.	Results of analyses, and detection limits for each analysis.

F.	REPORTS TO BE FILED WITH THE BOARD

1.	MONITORING REPORTS

Written discharge monitoring reports shall be filed by the 31st day of the month following the reporting period (the reporting period is specified in Part B of this program). In addition an annual report shall be filed as indicated in F.3 below. The reports shall comprise the following:

a.	Letter of Transmittal

A letter transmitting the essential points in each report should accompany each report. Such a letter shall include a discussion of any requirement violations found during the last report period, and actions taken or planned for correcting the violations. If the Dischargers have previously submitted a detailed time schedule for correcting requirement violations, a reference to the correspondence transmitting such schedule will be satisfactory. If no violations have occurred in the last report period this shall be stated in the letter of transmittal. Monitoring reports and the letter transmitting the monitoring reports shall be signed by a principal executive officer at the level of vice president or his duly authorized representative, if such representative is responsible for the overall operation of the facility from which the discharge originates. The letter shall contain a statement by the official, under penalty of perjury, that to the best of the signer’s knowledge the report is true, complete, and correct.

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b.	Each monitoring report shall include a compliance evaluation summary. The summary shall contain:

1)

Concentration Limits for the Westport Landfill for all constituents of concern except ammonia, are “laboratory non-detect” based upon laboratory non-detect results for background concentrations of the listed COCs. As such, a non-statistical method is appropriate to determine whether a measurably significant release has occurred from the Westport Landfill. Therefore, any reported laboratory detection at a point of compliance monitoring well is considered a potential release. For ammonia, a statistically significant increase shall be evaluated using a statistical method acceptable to the Regional Board staff. Any potential release must be evaluated through additional monitoring and analyses acceptable to the Executive Officer.

2)

A graphic description of the direction of groundwater flow under/around the waste management unit, based upon the water level elevations obtained during the monitoring period and pertinent visual observations.

3)

The method and time of water level measurement, the type of pump used for purging, pump placement in the well; method of purging, pumping rate, equipment and methods used to monitor field pH, temperature, and conductivity during purging, calibration of the field equipment, results of pH, temperature, and conductivity testing, and the method of disposing of the purge water.

4)

Type of pump used, pump placement for sampling, a detailed description of the sampling procedure; number and description of equipment, field and travel blanks; number and description of duplicate samples; type of sample containers and preservatives used, the date and time of sampling, the name and qualifications of the person actually taking the samples, and any other observations.

c.	A map or aerial photograph shall accompany each report showing observation and monitoring station locations.

d.

Laboratory statements of results of analyses specified in Part B, Table A must be included in each report. The director of the laboratory whose name appears on the laboratory certification shall supervise all analytical work in his/her laboratory and shall sign all reports of such work submitted to the Board.

1)

The methods of analyses and detection limits must be appropriate for the expected concentrations. Specific methods of analyses must be identified. If methods other than EPA approved methods or Standard Methods are used, the exact methodology must be submitted for review and approved by the Executive Officer prior to use.

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2)

In addition to the results of the analyses, laboratory quality assurance/quality control (QA/QC) information must be included in the monitoring report. The laboratory QA/QC information should include the method, equipment and analytical detection limits; the recovery rates; an explanation for any recovery rate that is less than 80% of the specific laboratory recovery limits; the results of equipment and method blanks; the results of spiked and surrogate samples; the frequency of quality control analysis; and the name and qualifications of the person(s) performing the analyses.

e.

An evaluation of the effectiveness of the leachate monitoring or control facilities, which includes an evaluation of leachate buildup within the disposal units, a potentiometric surface map, a summary of leachate volumes removed from the units, and a discussion of the leachate disposal methods utilized.

f.	A summary and certification of completion of all standard observations for the waste management unit, the perimeter of the waste management unit, and the receiving waters.

2.	CONTINGENCY REPORTING

A report shall be made by telephone of any seepage from the disposal area immediately after it is discovered. A written report shall be filed with the Board within five working days thereafter. This report shall contain the following information:

1)	A map showing the location(s) of discharge;

2)	Approximate flow rate;

3)	Nature of effects; i.e. all pertinent observations and analyses; and

4)	Corrective measures underway, proposed, or as specified in the Waste Discharge Requirements.

3.	REPORTING

By January 31 of each year the Dischargers shall submit an annual report to the Board covering the previous calendar year. This report shall contain:

a.	Tabular summaries of the historical and recent monitoring data obtained during the previous year; the report should be accompanied by a compact disk (CD), MS-EXCEL format, tabulating the year’s data.

b.

A comprehensive discussion of the compliance record, and the corrective -actions taken or planned which may be needed to bring the Dischargers into full compliance with the waste discharge requirements.

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c.	A written summary of the groundwater analyses indicating any change in the quality of the groundwater.

d.

An evaluation of the effectiveness of the leachate monitoring/ control facilities, which includes an evaluation of leachate buildup within the disposal units, a summary of leachate volumes removed from the units, and a discussion of the leachate disposal methods utilized.

4.	WELL LOGS

Although no new wells are required at the time of the adoption of this Order, if future conditions require the installation of additional monitoring wells, a boring log and a monitoring well construction log shall be submitted for each new sampling well established for this monitoring program, as well as a report of inspection or certification that each well has been constructed in accordance with the construction standards of the Department of Water Resources. These shall be submitted within 45 days after well installation.

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PART B

1.	DESCRIPTIONS OF OBSERVATION STATIONS AND SCHEDULE OF OBSERVATIONS.

A.	GROUNDWATER AND LEACHATE MONITORING

Report Semi-annually

i.

Groundwater: Groundwater samples shall be analyzed as outlined in Table A (Attached). Groundwater elevations shall be recorded quarterly and reported semi-annually in the July and January semi-annual monitoring reports.

Monitoring Points:

Groundwater	P-8, P-7, P3-R, MW-4, MW-4P, K-4, P5-1R, MW3-2R, MW-3, DW-1, DW-2, DW-3, UPG-1, UPG-2

MW-4 and MW-4P are in close proximity, therefore only one well needs to be monitored for the parameters listed in Table A. The other well (MW-4P) is intended as a piezometer well and shall be monitored for water elevation only. MW-4 is considered a POC well.

Wells UPG-1, UPG-2, and MW-3 shall be monitored for water elevation only.

ii.

Leachate samples shall be analyzed once every five years (First leachate chemical analysis due for the January through July 2003 semi-annual monitoring event) for the parameters outlined in Table A (Attached). Leachate water elevations shall be recorded quarterly and reported semi-annually in the July and January semi-annual monitoring reports.

Monitoring Points:

Leachate-Impacted Groundwater	S-2, S-3A, S-4A, S-5, P-2A, P3-PZ, P-4, P5-1-PZ, P-6, K3-R, K3-PZ*, MW3-1R, PZ-2*, PZ-2P, PZ-3A*, PZ-3B*, PZ-3C

All wells shall be monitoring for water elevation. All wells shall be monitored for chemical constituents outlined in Table A (Attached) once every 5 Years. Wells denoted with an asterisk (*) shall be monitored for leachate elevations only.

B.	FACILITIES MONITORING

The Dischargers shall inspect all facilities to ensure proper and safe operation once per quarter and report semi-annually.

Operation once per quarter and report semi-annually.

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MONITORING REPORT SCHEDULE

Reports shall be due on the following schedule:

First semi-annual report:	July 31 of each year
Second semi-annual Report:	January 31 of each year
Annual Report:	Combined with the second semi-annual report, due January 31 of each year

I, Loretta K. Barsamian, Executive Officer, hereby certify that the foregoing Self-Monitoring Program:

1.

Has been developed in accordance with the procedures set forth in this Board’s Resolution No. 73-16 in order to obtain data and document compliance with waste discharge requirements established in this Board’s Order No. R2-2003-0074

2.	Is effective on the date shown below.

3.	May be reviewed or modified at any time subsequent to the effective date, upon written notice from the Executive Officer.

/s/ Loretta K. Baramian
Loretta K. Barsamian
Executive Officer

Date Ordered: August 20, 2003

Attachment: Table A — Schedule for Sampling, Measurement, and Analysis

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Table A - Discharge Monitoring Program, List of Analytical Parameters-Leachate and Groundwater

Field/Inorganic Parameters	Method[1]	Frequency
pH	Field	Semi-Annual
Electrical conductivity	Field	Semi-Annual
Groundwater Elevations	Field	Quarterly [2]
Leachate Elevations	Field	Quarterly [2]
Total Ammonia	350.3	Semi-Annual
Ammonia (un-ionized)	350.1	Semi-Annual

Organics/ PCBs	Method[1]	Frequency
Volatile Organic Compounds (including MTBE)	8260	Semi-Annual [3,4]
Semi-Volatile Organic Compounds	8270	Semi-Annual [3,4]
PCBs	8082	Semi-Annual [3,4]

Notes:

1.

Test methods per Methods for Chemical Analysis of Water and Waste, USEPA 600/4/79/029, revised March 1983, or Test Methods for Evaluating Solid Wastes: Physical/Chemical Methods, USEPA SW-846, 3rd edition, November 1986 and revisions. Board staff may consider alternative EPA and/or Standard Methods, with comparable MDLs and PQLs, for use at the Westport Landfill.

2.	Analyzed quarterly and reported semi-annually.
3.

Analysis of groundwater (wells located outside the waste management unit) shall be conducted during the 2003 calendar year. Any identified impacted groundwater monitoring wells shall be analyzed semi-annually thereafter. All other groundwater-monitoring wells shall be sampled annually, thereafter.

4.	Analysis of existing leachate-impacted groundwater wells within the WMU shall be conducted during the 2003 calendar year and once every 5 years, thereafter.

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EXHIBIT I

WESTPORT OFFICE PARK

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:                 Westport Office Park

Property Address:             3400 Bridge Parkway, Redwood City, CA 94065

Instructions: The following questionnaire is to be completed by the Tenant representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

Research and development space for diagnostics equipment, and pilot production manufacturing.

2.0	HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property?	Yes No

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

Explosives	Fuels	Oils
Solvents	Oxidizers	Organics/Inorganics
Acids	Bases	Pesticides
Gases	PCBs	Radioactive Materials
Other (please specify)

2.2.

If any of the groups of materials are checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity
Hexane	L	Occasional	500 ml	1	500 ml
Heptane	L	Occasional	500 ml	1	500 ml
Methonal	L	Occasional	500 ml	1	500 ml
Methylpiperazine	L	Occasional	500 ml	1	500 ml
Tetradecane	L	Occasional	500 ml	1	500 ml
Mercaptoethanol	L	Occasional	500 ml	1	500 ml
Clyclohexane	L	Occasional	500 ml	1	500 ml
Dichloromethane	L	Occasional	500 ml	1	500 ml
Acetonitrile	L	Occasional	500 ml	1	500 ml
Hexamethyldisiloxane	L	Occasional	500 ml	1	500 ml

Exhibit I

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity
Dimethylformarmide	L	Occasional	500 ml	1	500 ml
Methylpiperazine	L	Occasional	500 ml	1	500 ml
Butanol	L	Occasional	500 ml	1	500 ml
Chloroform	L	Occasional	500 ml	1	500 ml
Polydemthysiloxane, Trimethysiloxy	L	Occasional	500 ml	1	500 ml
Ethanol	L	Occasional	Liter	10	10L
Sulfaric acid	L	Occasional	500 ml	1	500 ml
Chromium Etchant	L	Occasional	Gallon	1	1 Gallon
Fluoride-Bifluoride-hydrofluric acid	L	Occasional	500 ml	1	500 ml
Acetic acid	L	Occasional	500 ml	1	500 ml
Hydrogen peroxide	L	Occasional	Gallon	1	1 Gallon
Hydrolchloric acid	L	Occasional	500 ml	1	500 ml

2.3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

The locations of storage is still in the planning process, but these material will be stored in a chemical cabinet

3.0	HAZARDOUS WASTES

Are hazardous wastes generated?	Yes No

If yes, continue with the next question. If not, skip this section and go to Section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

Hazardous wastes	Industrial Wastewater
Waste oils	PCBs
Air emissions	Sludges
Regulated Wastes	Other (please specify)

3.2.	List and quantify the materials identified in Question 3.1 of this section.

Waste Generated	RCRA listed Waste?	Source	Approximate Monthly Quantity	Waste Characterization	Disposition

3.3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable. Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number
InGenium	Inglewood, CA	Transporter	CAR000179747

3.4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?	Yes No

Exhibit I

3.5.	If so, please describe.

4.0	USTS/ASTS

4.1	Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?	Yes ☐ No ☒

If not, continue with Section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*	Note: The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4.2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4.3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies?	Yes No

If so, please attach a copy of the required permits.

4.4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

Not applicable.

4.5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?	Yes No N/A

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4.6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?	Yes No N/A

	For new tenants, are installations of this type required for the planned operations?	Yes No

Exhibit I

If yes to either question, please describe.

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY

6.1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?	Yes No
If so, please attach a copy of this permit.

6.2.	Has a Hazardous Materials Business Plan been developed for the site?	Yes No
If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Landlord will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:	/s/ Sayeed Andeshmand
Name:	Sayeed Andeshmand
Title:	Facilities Manager
Date:	1/15/21
Telephone:	510.676.9343

Exhibit I

EXHIBIT J

MEASUREMENT STANDARD

Building rentable area

The rentable area of the building is measured by determining the area enclosed by the measure line. Such measure line shall follow the outermost structural or architectural element of the building. Each full floor rentable area is measured and added together to obtain the gross building rentable area. Gross building rentable area also includes:

•	Covered recessed loading dock areas;

•	Covered recessed exit doors, stairwell doors or other exit/entrance areas of the buildings;

•	Rooftop decks, balconies; and

•	Mechanical mezzanine and support areas and void areas required by the buildings’ construction.

Building Common Area

The Building Common Area includes all of the areas of a building that are used to provide services to building tenants, plus all vertical penetrations and their enclosing walls (i.e., vertical ducts, flues, pipe shafts, balconies, stairwells, elevator core and other similar columns and projections). These areas are not included in the exclusive area of any specific tenant. The Building Common Area also includes any other common areas and amenities. Rentable square feet reflecting the Building Common Areas are added to the floor rentable area of a tenant suite to calculate the total rentable area of a tenant’s premises using a building R/U ratio. The building R/U ratio reflects the building rentable area divided by the building usable area.

Exhibit J

EXHIBIT K

LOCATION OF VISITOR PARKING STALLS

Exhibit K

EXHIBIT L

SNDA

(See Attached)

Exhibit K

JPMORGAN CHASE BANK, N.A.

(Mortgagee)

- and -

(Tenant)

- and -

WESTPORT OFFICE PARK, LLC

(Landlord)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Dated:	as of _______________, 2021

Location:

Section:

Block:

Lot:

County:

PREPARED BY AND UPON

RECORDATION RETURN TO:

Dentons US LLP

233 S. Wacker Drive, Suite 5900

Chicago, Illinois 60606

Attention: Steven R. Davidson, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of the __ day of __________________, 2021, by and among JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent for itself and various other lending institutions (defined below) (“Mortgagee”), TALIS BIOMEDICAL CORPORATION, a Delaware corporation (“Tenant”), and WESTPORT OFFICE PARK, LLC, a Delaware limited liability company and its successors and assigns (“Landlord”).

RECITALS:

A. Landlord owns, leases or controls (or will be acquiring) the land (“Land”) described in Exhibit A attached hereto and the building and related improvements located thereon (the “Building”; the Land and Building are collectively referred to as the “Property”).

B. Under the terms of a certain lease (the “Lease”) dated _______________, between Tenant and Landlord, or Landlord’s predecessor in title, Tenant has leased a portion of the Building, as more particularly described in the Lease (the “Demised Premises”).

C. Landlord has executed, or will be executing, a mortgage or deed of trust in favor of Mortgagee (the “Mortgage”) pursuant to which Landlord has encumbered or will encumber Landlord’s interest in the Land, Building and Lease to secure, among other things, the payment of certain indebtedness owing by Landlord to one or more lenders (the “Lenders”) as described therein and in all other documents evidencing, securing or guaranteeing such indebtedness (the “Loan Documents”).

D. The parties hereto desire to have the Lease be subordinate to the Mortgage and the lien thereof, to establish certain rights of non-disturbance for the benefit of Tenant under the Lease, and further to define the terms, covenants and conditions precedent for such rights.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the parties hereto mutually agree as follows:

1. Subordination. The Lease, as the same may hereafter be modified, amended or extended, and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage, including without limitation, all renewals, increases, modifications, consolidations, extensions and amendments thereof with the same force and effect as if the Mortgage and the other Loan Documents had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. In the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration of the term of the Lease, including any extensions and renewals of such term now provided thereunder, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable notice and cure periods, Mortgagee agrees on behalf of itself, its successors and assigns, including any purchaser at such foreclosure (each being referred to herein as an “Acquiring Party”), that Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder and such event of foreclosure or conveyance in lieu of foreclosure shall not result in the termination of the Lease or disturb the Tenant’s possession, quiet enjoyment or use of the Demised Premises, or diminish any of the rights of Tenant under the Lease, or increase any of Tenant’s obligations under the Lease, and the sale of the Property in any such action or proceeding and the exercise by Mortgagee of any of its other rights under the Mortgage shall be made subject to all rights of Tenant under the Lease (subject to the terms of this Agreement); provided, further, however, that Mortgagee and Tenant agree that the following provisions of the Lease (if any) shall not be binding on Mortgagee or Acquiring Party: any option to purchase or any right of first refusal to purchase with respect to the Property, and any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Mortgage.

3. Attornment. In the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, Tenant shall, at the election of the Acquiring Party, either: (i) attorn to and recognize the Acquiring Party as the new landlord under the Lease (and Acquiring Party shall assume all of the obligations of the Landlord under the Lease, except as set forth in Section 4 below), which Lease shall thereupon become a direct lease between Tenant and the Acquiring Party for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease (subject to the terms of this Agreement); or (ii) if any Landlord default under the Lease is not susceptible to cure and results in the termination of the Lease, or the Lease is terminated for any other reason, including, without limitation, as a result of rejection in a bankruptcy or similar proceeding, then upon receiving the written request of the Acquiring Party, Tenant shall enter into a new lease of the Demised Premises with the Acquiring Party (a “New Lease”), which New Lease shall be upon substantially the same terms, covenants and conditions as are set forth in the Lease (subject to the terms of this Agreement) for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised). In either such event described in the preceding clauses (i) or (ii) of this Section 3, Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease (or the New Lease, as applicable) as provided under the Lease (or New Lease, as applicable) for the benefit of the Acquiring Party. For all purposes of this Agreement, the word “Lease” shall be deemed to mean the Lease or any such New Lease, as applicable.

4. Limitation of Liability. Notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, the liability of Mortgagee, its successors and assigns, or Acquiring Party, as the case may be, shall be limited to its interest in the Property; provided, however, that Mortgagee or Acquiring Party, as the case may be, and their respective successors and assigns, shall in no event and to no extent:

(a) be liable to Tenant for any past act, omission or default on the part of any prior landlord (including Landlord) and Tenant shall have no right to assert the same or any damages arising therefrom as an offset, defense or deficiency against Mortgagee, Acquiring Party or the successors or assigns of either of them, unless such default continues uncured after the date Mortgagee or Acquiring Party succeeds to the interest of Landlord under the Lease and such default is reasonably susceptible of cure by Mortgagee or Acquiring Party, as the case may be, in which case Mortgagee or Acquiring Party, as the case may be, shall be obligated to cure such default.

(b) be liable for or subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); provided, however, that Mortgagee or Acquiring Party, as the case may be, shall be subject to any offsets and abatement rights expressly provided in the Lease and/or any claims or defenses which Tenant may have against Mortgagee or Acquiring Party, as the case may be, arising from any default by Mortgagee or Acquiring Party, as the case may be, with respect to its obligations as landlord under the Lease after the date that it takes title to the Property. The foregoing shall not waive, limit or impair in any manner or form any offset rights, abatement rights and/or self-help rights in favor of Tenant under the Lease and the foregoing shall in no event be interpreted to waive any offset or defense which Tenant may have, to the extent the same may arise in connection with circumstances arising or continuing after the date of Mortgagee or Acquiring Party’s succession to the interest of Landlord;

(c) be liable for any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date thereof or any deposit, rental security or any other sums deposited with any prior landlord (including Landlord), except to the extent such monies are actually received by or credited to Mortgagee or Acquiring Party, as applicable;

(d) be bound by any amendment, modification or termination of the Lease, or by any waiver or forbearance on the part of any prior landlord (including Landlord), in either case to the extent the same is made or given without the prior written consent of Mortgagee; except those (i) made or effected pursuant to the express terms of the Lease, (ii) made solely for purposes of documenting the exercise of rights expressly set forth in the Lease, or (iii) that Landlord is entitled to enter into without the consent of Mortgagee pursuant to the terms of the Mortgage or any other Loan Documents;. Anything herein to the contrary notwithstanding, Tenant may terminate or surrender the Lease pursuant to the express terms of the Lease.

(e) be bound by any warranty, representation or indemnity of any nature whatsoever made by any prior landlord (including Landlord) under the Lease including any warranties, representations or indemnities regarding any work required to be performed under the Lease, use, compliance with zoning, hazardous wastes or environmental laws, habitability, fitness for purpose, title or possession; or

(f) be liable to Tenant for construction or restoration, or delays in construction or restoration, of the Building or the Demised Premises, or for the obligations of any prior landlord (including Landlord) to reimburse Tenant for or indemnify Tenant against any costs, expenses or damages arising from such construction or any delay in Tenant’s occupancy of the Demised Premises; provided, however, if Mortgagee or Acquiring Party succeeds to the interest of Landlord under the Lease, then Mortgagee or Acquiring Party, as the case may be, shall be bound by the provisions of Article 19 of the Lease and obligated to perform Landlord’s restoration obligations, if applicable, in such Article 19.

5. Rent. Tenant hereby agrees to and with Mortgagee that, upon receipt from Mortgagee of a notice of any default by Landlord under the Mortgage, Tenant will pay to Mortgagee directly all rents, additional rents and other sums then or thereafter due under the Lease. In the event of the foregoing, Landlord hereby authorizes Tenant to pay to Mortgagee directly all rents, additional rents and other sums then or thereafter due under the Lease. Any and all payments made by Tenant to Mortgagee pursuant to a payment request made by Mortgagee to Tenant as provided above shall be deemed proper payment by Tenant of such sum pursuant to the Lease and shall be credited against Tenant’s rental obligations under the Lease. In addition, Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, causes of actions, demands, liabilities and losses of any kind or nature, including but not limited, to attorney’s fees and expenses, sustained by Tenant as a result of any and all claims by third parties claiming through Landlord all or any portion of the rent, additional rents, and other sums due under the Lease which are paid by Tenant directly to Mortgagee in accordance with the terms and conditions hereof.

6. No Amendment. Landlord and Tenant each agree not to amend, modify or terminate the Lease in any manner without the prior written consent of Mortgagee; except that Landlord and Tenant may amend, modify or terminate the Lease without the consent of Mortgagee to the extent such amendment, modification or termination is (i) made or effected pursuant to the express terms of the Lease, or (ii) made solely for purposes of documenting the exercise of rights expressly set forth in the Lease, and (iii) Landlord may enter into any such amendment, modification or termination to the extent that Landlord is entitled to enter into the same without the consent of Mortgagee pursuant to the terms of the Mortgage or any other Loan Documents;

7. Further Documents. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto. Tenant agrees, however, to execute and deliver to Mortgagee or Acquiring Party, as the case may be, or such other person to whom Tenant herein agrees to attorn such other instruments as such party shall reasonably request in order to effectuate said provisions.

8. Notice and Cure. Tenant agrees that if there occurs a default by Landlord under the Lease:

(a) A copy of each notice given to Landlord pursuant to the Lease shall also be given simultaneously to Mortgagee, and no such notice shall be effective for any purpose under the Lease unless so given to Mortgagee; and

(b) If Landlord shall fail to cure any default within the time prescribed by the Lease, Mortgagee shall have the right (but not the obligation) to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied and shall be allowed such additional time as may be reasonably necessary to cure such default or institute and complete foreclosure proceedings (or otherwise acquire title to the Building), and so long as Mortgagee shall be proceeding diligently to cure the defaults that are reasonably susceptible of cure or proceeding diligently to foreclosure the Mortgage, no such default shall operate or permit Tenant to terminate the Lease.

9. Notices. All notices, demands, approvals and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given upon receipt when personally served or sent by overnight delivery service or upon the third (3rd) business day after mailing if sent by U. S. registered or certified mail, postage prepaid, addressed as follows:

Mortgagee:

JPMorgan Chase Bank, N.A., as Administrative Agent

10 South Dearborn Avenue, 19th Floor

Mail Code IL1-0958

Chicago, Illinois 60603

Attention: Dan Polacek

with a copy to:

Dentons US LLP

233 South Wacker Drive, Suite 5900

Chicago, Illinois 60606

Attention: Steven R. Davidson, Esq.

Landlord:

Westport Office Park, LLC

c/o Longfellow Real Estate Partners

260 Franklin Street, Suite 1920

Boston, MA 02110

Attention: Asset Management

With a copy to:

Westport Office Park, LLC

c/o Longfellow Real Estate Partners

1300 Island Drive, Suite 100

Redwood City, CA. 94065

Attention: Property Manager

Tenant:

Talis Biomedical Corporation

230 Constitution Drive

Menlo Park, CA 94025

Attention: Legal Department

with a copy to:

Talis Biomedical Corporation

1253 S. Clark Street, 12th Floor

Chicago, IL 60603

Attention: CEO

or to such other address in the United States as such party may from time to time designate by written notice to the other parties.

10. Binding Effect. The terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Mortgagee (for the benefit of the Lenders), Acquiring Party(ies), Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

11. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by all the parties hereto or their respective successors in interest.

12. Governing Law. This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the State of California.

13. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

14. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

15. Authority. Each of the undersigned parties further represents and warrants to the other parties hereto that the person executing this Agreement on behalf of each such party hereto has been duly authorized to so execute this Agreement and to cause this Agreement to be binding upon such party and its successors and assigns.

16. Tenant’s Personal Property. It is expressly agreed to between Mortgagee, Landlord and Tenant that in no event shall the Mortgage cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant’s moveable trade fixtures, business equipment, furniture, signs or other personal property at any time placed in, on or about the Property.

17. Subsequent Transfer. If any Acquiring Party, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder, then, upon any transfer of Landlord’s interest by such Acquiring Party, all obligations under the Lease first accruing after the transfer of Landlord’s interest by such Acquiring Party shall terminate as to such Acquiring Party.

18. Judicial Reference. IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (EACH, A “CLAIM”) THE PARTIES HERETO AGREE AS FOLLOWS:

(a) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBPARAGRAPH (b) BELOW, ANY CLAIM WILL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. EXCEPT AS OTHERWISE PROVIDED IN THE LOAN DOCUMENTS, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN THE STATE OR FEDERAL COURT IN THE COUNTY OR DISTRICT WHERE VENUE IS OTHERWISE APPROPRIATE UNDER APPLICABLE LAW.

(b) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING, WITHOUT LIMITATION, SET-OFF), (C) APPOINTMENT OF A RECEIVER AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY

REMEDIES (INCLUDING, WITHOUT LIMITATION, WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A)—(D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT.

(c) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN (10) DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).

(d) ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(e) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING, WITHOUT LIMITATION, MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.

(f) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.

19. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MORTGAGEE:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

[Signature Page to Subordination, Non-Disturbance and Attornment Agreement]

TENANT:

TALIS BIOMEDICAL CORPORATION, a Delaware corporation

By:
Name:
Title:

[Signature Page to Subordination, Non-Disturbance and Attornment Agreement]

LANDLORD:

WESTPORT OFFICE PARK, a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGMENTS

STATE OF ILLINOIS	)
) ss
COUNTY OF COOK	)

On _______________, 2021, before me, ______________________________ a Notary Public in and for said State, personally appeared _______________________________________________________ , of JPMorgan Chase Bank, N.A., a national banking association, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, of the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

Notary Public
My Commission Expires:

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

ss

COUNTY OF _______________

On _______________, before me, _____________________________________________, Notary Public, personally appeared ______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Seal)
(Signature)

STATE OF _________________________)

                                                                        ) ss

COUNTY OF COOK _________________)

On _______________, 2020, before me, ______________________________ a Notary Public in and for said State, personally appeared ________________________________, the _________________________________ of _______________ _______________, a ______________________________, which is the _____________________ of Westport Office Park, LLC, a Delaware limited liability company, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, of the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

Notary Public
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

Real property in the City of Redwood City, County of San Mateo, State of California, described as follows: PARCEL ONE:

A PORTION OF PARCEL A AS SHOWN ON THAT CERTAIN MAP ENTITLED “PARCEL MAP 84-6, BEING A SUBDIVISION OF PATENT PARCEL II AS SHOWN ON THE RECORD OF SURVEY RECORDED IN VOLUME 8 OF MAPS, PAGE 123, SAN MATEO COUNTY RECORDS AND LYING ENTIRELY WITHIN THE CITY OF REDWOOD CITY, CALIFORNIA”, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA ON JUNE 28, 1984 IN VOLUME 54 OF PARCEL MAPS, PAGES 72 AND 73, SAID REAL PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE WESTERLY TERMINATION OF THE COMMON PROPERTY LINE BETWEEN PARCEL A AND PARCEL B, BEING ON THE WESTERLY BOUNDARY OF PARCEL B AS SHOWN ON SAID MAP; THENCE SOUTH 09° 11’ 27” WEST 28.76 FEET; THENCE SOUTH 03° 33’ 33” EAST 47.59 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 87° 56’ 50” EAST 584.22 FEET; THENCE NORTH 02° 03’ 10” EAST 6.00 FEET; THENCE ALONG THE ARC OF A 706.00 FOOT RADIUS CURVE TO THE RIGHT FROM A RADIAL BEARING OF NORTH 02° 03’ 10” EAST THROUGH A CENTRAL ANGLE OF 15°40’36” AN ARC LENGTH OF 193.17 FEET TO A POINT OF COMPOUND CURVATURE; THENCE ALONG THE ARC OF A 800.00 FOOT RADIUS TANGENT CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 28° 31’ 14” AN ARC LENGTH OF 398.22 FEET; THENCE TANGENT TO LAST SAID CURVE SOUTH 43° 45’ 00” EAST 106.55 FEET TO THE SOUTHEASTERLY BOUNDARY LINE OF PARCEL A; THENCE ALONG LAST SAID LINE SOUTH 44° 02’ 34” WEST 1778.87 FEET; SOUTH 09° 02’ 48” WEST 125.54 FEET; THENCE NORTH 18° 14’ 14” WEST 53.68 FEET; THENCE NORTH 11° 10’ 03” WEST 142.02 FEET; THENCE NORTH 03° 29’ 04” WEST 89.70 FEET; THENCE NORTH 1° 45’ 48” EAST 201.66 FEET; THENCE NORTH 08° 18’ 38” EAST 195.10 FEET; THENCE NORTH 10° 54’ 35” EAST 235.12 FEET; THENCE NORTH 18° 58’ 38” EAST 108.75 FEET; THENCE NORTH 07° 11’ 20” EAST 102.36 FEET; THENCE NORTH 00° 55’ 54” EAST 463.17 FEET; THENCE NORTH 03° 33’ 33” WEST 163.93 FEET TO THE TRUE POINT OF BEGINNING.

BEING THE PARCEL DESIGNATED AS WESTPORT-LOT 1 ON THAT CERTAIN LOT LINE ADJUSTMENT RECORDED OCTOBER 28, 1997, AS INSTRUMENT NO. 97-139320, OFFICIAL RECORDS.

PARCEL TWO:

A PORTION OF PARCEL A AND ALL OF PARCEL B AS SHOWN ON THAT CERTAIN MAP ENTITLED “PARCEL MAP 84-6, BEING A SUBDIVISION OF PATENT PARCEL II AS SHOWN ON THE RECORD OF SURVEY RECORDED IN VOLUME 8 OF MAPS, PAGE 123, SAN MATEO COUNTY RECORDS AND LYING ENTIRELY WITHIN THE CITY OF REDWOOD CITY, CALIFORNIA”, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA ON JUNE 28, 1984 IN VOLUME 54 OF PARCEL MAPS, PAGES 72 AND 73, SAID REAL PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE WESTERLY TERMINATION OF THE COMMON PROPERTY LINE BETWEEN PARCEL A AND PARCEL B, BEING ON THE WESTERLY BOUNDARY OF PARCEL B AS SHOWN ON SAID MAP; THENCE NORTH 09° 11’ 27” EAST 185.88 FEET; THENCE NORTH 07° 56’ 53” EAST 198.21 FEET; THENCE NORTH 10° 25’ 00” EAST 611.71 FEET; THENCE NORTH 54° 14’ 48” EAST 508.08 FEET; THENCE NORTH 57° 25’ 25” EAST 255.96 FEET; THENCE NORTH 78° 48’ 18” EAST 88.61 FEET; THENCE SOUTH 79° 04’ 11” EAST 109.12 FEET; THENCE SOUTH 70° 53’ 05” EAST 364.54 FEET; THENCE SOUTH 52° 05’ 07” EAST 267.81 FEET; THENCE SOUTH 28° 34’ 01” EAST 185.68 FEET; THENCE SOUTH 23° 00’ 30” EAST 227.22 FEET; THENCE SOUTH 67° 37’ 53” EAST 113.99 FEET; THENCE NORTH 67° 30’ 28” EAST 298.26 FEET; THENCE NORTH 71° 37’ 24” EAST 403.31 FEET; THENCE SOUTH 06° 08’ 10” EAST 10.69 FEET;

S-1

THENCE SOUTH 09° 32’ 04” WEST 97.07 FEET; THENCE SOUTH 44° 02’ 34” WEST 1659.89 FEET; NORTH 45° 57’ 26” WEST 55.00 FEET; THENCE SOUTH 44° 02’ 34” WEST 142.02 FEET; THENCE NORTH 43° 45’ 00” WEST 106.55 FEET; THENCE ALONG THE ARC OF A 800.00 FOOT RADIUS TANGENT CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 28° 31’ 14” AN ARC LENGTH OF 398.22 FEET TO A POINT OF COMPOUND CURVATURE; THENCE ALONG THE ARC OF A 706.00 FOOT RADIUS TANGENT CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 15° 40’ 36” AN ARC LENGTH OF 193.17 FEET; THENCE SOUTH 02° 03’ 10” WEST 6.00 FEET; THENCE NORTH 87° 56’ 50” WEST 584.22 FEET; THENCE NORTH 03° 33’ 33” WEST 47.59 FEET; THENCE NORTH 09° 11’ 27” EAST 28.76 FEET TO THE WESTERLY BOUNDARY LINE OF PARCEL B AS SHOWN ON SAID MAP, ALSO BEING THE POINT OF BEGINNING.

BEING THE PARCEL DESIGNATED AS WESTPORT-LOT 2 ON THAT CERTAIN LOT LINE ADJUSTMENT RECORDED OCTOBER 28, 1997, AS INSTRUMENT NO. 97-139320, OFFICIAL RECORDS.

APN(S):

095-012-150 (AFFECTS PORTION OF PARCEL TWO)

095-012-220 (AFFECTS PORTION OF PARCEL ONE)

095-012-450 (AFFECTS PORTION OF PARCEL ONE)

095-012-460 (AFFECTS PORTION OF PARCEL TWO)

S-2